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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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PROASSURANCE CORPORATION
100 Brookwood Place Birmingham, Alabama 35209
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 22, 2024
To our Stockholders:
The Annual Meeting of Stockholders of ProAssurance Corporation (“ProAssurance”) will be held at 9:00 a.m., Central Daylight Time, on Wednesday, May 22, 2024, in the O’Neil Multimedia Room at the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209, for the following purposes:
(1)To elect four (4) directors of ProAssurance as Class II directors to serve until the 2027 annual meeting, and until their successors are elected and qualified;
(2)To approve the ProAssurance Corporation 2024 Equity Incentive Plan;
(3)To ratify the appointment of Ernst & Young LLP as independent auditors;
(4)An advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement;
(5)To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The Board of Directors set March 25, 2024, as the record date for the annual meeting. You are entitled to notice of, and to vote at, the annual meeting only if you were a holder of record of shares of ProAssurance’s Common Stock at the close of business on the record date. The stock transfer books will not be closed.
We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.
We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether you plan to attend the annual meeting or not, please vote your shares in accordance with the instructions provided with these materials. Voting your shares by proxy does not deprive you of your right to attend the annual meeting and to vote your shares in person.
A copy of ProAssurance’s Annual Report to the Stockholders for the year ended December 31, 2023, accompanies our proxy materials and is also available in the “Investor Relations” section of our website at Investor.ProAssurance.com. We hope you will find it informative.
By order of the Board of Directors,

Jeffrey P. Lisenby
Secretary
April 12, 2024

PROASSURANCE CORPORATION
100 Brookwood Place Birmingham, Alabama 35209

PROXY STATEMENT
Annual Meeting of Stockholders to be held May 22, 2024

INTRODUCTION
We are furnishing this proxy statement and proxy card to the stockholders of ProAssurance Corporation, which we sometimes refer to as “ProAssurance” or the “Company,” on behalf of ProAssurance’s Board of Directors on or about April 12, 2024. Our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting of ProAssurance’s Stockholders to be held at 9:00 a.m., Central Daylight Time, on Wednesday, May 22, 2024, in the O’Neil Multimedia Room of our headquarters located at 100 Brookwood Place, Birmingham, Alabama 35209, or at any adjournment or postponement thereof.
What is a proxy?
A proxy is a person or persons whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy card.
Who pays for the proxy solicitation?
ProAssurance will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. Certain of our directors, officers or employees may solicit your proxy and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.
What is the purpose of the annual meeting?
As outlined in the meeting notice, at the annual meeting the stockholders will be asked to elect four (4) members to the Board of Directors of ProAssurance as Class II directors, to ratify the appointment of Ernst & Young LLP as independent auditors, and to approve the ProAssurance Corporation 2024 Equity Incentive Plan. Additionally, stockholders will be asked to cast an advisory vote on the approval of our executive compensation as disclosed in this proxy statement and on the frequency that we will hold advisory votes on executive compensation.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends a vote FOR electing all nominees for director (Proposal 1); FOR the approval of the 2024 Equity Incentive Plan (Proposal 2); FOR ratifying the appointment of Ernst & Young LLP as our independent auditors (Proposal 3); and FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal 4).
What is the record date and what does it mean?
The Board of Directors set March 25, 2024, as the record date for the annual meeting. You are entitled to notice of, and to vote at, the annual meeting if you owned shares as of the close of business on our record date.
How many shares are entitled to vote at the annual meeting?
At the close of business on the record date, there were 63,260,704 issued shares of our common stock, par value $0.01 per share (“Common Stock”). Of that amount, we hold 9,192,209 shares as treasury shares that cannot be voted at the meeting. You are entitled to one vote in person or by proxy on all matters properly to come before the annual meeting for each share of our Common Stock that you owned on the record date.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which occur when proxies for shares held by brokers or nominees for beneficial owners are received but not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?
If you are a record owner of our Common Stock you may vote your shares by attending the meeting and voting in person or you may appoint a proxy to vote your shares on matters properly presented at the annual meeting in any of three ways:
•by signing and returning the enclosed proxy card in the enclosed envelope; or
•by using the internet in accordance with instructions on the enclosed proxy card; or
•by using a touchtone telephone and following the instructions on the enclosed proxy card.
If you properly cast your vote, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. Stockholders appointing proxies via the internet and by telephone should understand that there may be costs associated with proxy appointments in such manners, such as usage charges from internet access providers and telephone companies, which must be borne by the stockholder.
How do I vote if my shares are in “street name”?
If you hold shares in “street name” (that is, through a bank, broker, or other nominee), your shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.
How do I know if I hold my shares in “street name”?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are considered held in “street name.” However, if your shares are registered directly in your name with Computershare, our transfer agent, you are considered the record owner of those shares.
How do I appoint my proxy on the internet?
You can appoint your proxy at www.proxyvote.com, regardless of how you hold your shares. You will need to have the Control Number from your proxy notice or proxy card available.
Will my proxy appointment on the internet be secure and accurate?
The internet and telephone procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the internet and telephone procedures that have been made available to you are consistent with the requirements of applicable law.
What is the deadline for submitting my proxy?
Proxy appointments must be received by 11:59 p.m., Central Daylight Time, on May 21, 2024. You will still have the right to vote in person at the meeting even if you submit your proxy via the internet or by telephone.
Can I revoke my proxy?
Yes. You may revoke your proxy prior to the annual meeting by either (i) submitting to ProAssurance a properly executed proxy bearing a later date, (ii) by providing different telephone or internet instructions at a later date, or (iii) by giving written notice of revocation to the Secretary of ProAssurance. You may also revoke your proxy by voting your shares at the annual meeting. The mailing address of ProAssurance is P.O. Box 590009, Birmingham, Alabama 35259-0009, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.
Are the materials for the annual meeting available on the internet?
Yes. The materials for ProAssurance’s 2024 Annual Meeting of Stockholders (the 2023 Annual Report to the Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, proxy statement and proxy card) are available on the internet at www.proxyvote.com. Our proxy statement and proxy card for the annual meeting and our 2023 Annual Report also will be available through the “Investor Relations” section of our website at http://investor.ProAssurance.com/docs until at least May 22, 2025. Our Annual Report to the Stockholders and Annual Report on Form
10-K, and other materials on our website are not proxy soliciting materials.

How do I receive a printed copy of the materials for the annual meeting?
You may obtain a printed copy of this proxy statement, our 2023 Annual Report to the Stockholders and 2023 Annual Report on Form 10-K (including the financial statements and financial statement schedules but without exhibits) without charge by contacting Jeff Lisenby, Secretary, at our address shown above, by telephone at (205) 877-4400 or (800) 282-6242, or by e-mail at Investor@ProAssurance.com. Copies of exhibits to the Annual Report on Form 10-K will be provided upon specific request subject to a charge to cover the cost of producing the copies. You may also request a copy through www.proxyvote.com using your Control Number.
How can I get information or documents regarding corporate governance at ProAssurance?
Our Board of Directors has adopted charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as Corporate Governance Principles and our Code of Ethics and Conduct. All of these documents and policies are available in the Corporate Governance section of our website, http://investor.ProAssurance.com/govdocs.
We recognize the growing emphasis being placed on disclosure regarding Environmental Social and Governance issues. In addition to our robust disclosure of governance-related charters, our Code of Ethics & Conduct, and our Corporate Governance Principles, our Environmental Social and Governance disclosures are available in the Corporate Responsibility section of our website, https://investor.proassurance.com/corporate-responsibility. In that section we provide disclosures regarding our positions on Conflict Metals and Human Rights, our Health and Safety Policy, our Environmental Commitment, our commitment to being an Employer of Choice, and a report on the diversity of our workforce and our Board of Directors.
Printed copies of our committee charters, Corporate Governance Principles, Code of Ethics and Conduct, and our Environmental and Social disclosures may be obtained by contacting Jeff Lisenby, Secretary, ProAssurance Corporation, either by mail at P.O. Box 590009, Birmingham, Alabama 35259-0009, by telephone at (205) 877-4400 or (800) 282-6242 or by e-mail at Investor@ProAssurance.com.
SOLICITATION BY BOARD OF DIRECTORS
Our Board of Directors is soliciting your proxy to vote at the 2024 annual meeting. In addition to the solicitation of proxies by mail and the internet, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication. We have not retained a proxy solicitor to assist in the solicitation of proxies, but if we decide to do so we will pay for the fees and other expenses of the solicitor.

PROPOSAL 1 — ELECTION OF DIRECTORS
The term for our Class II directors will expire at the 2024 annual meeting. The Board of Directors has nominated Bruce D. Angiolillo, J.D., Richard J. Bielen, C.P.A., Samuel A. DiPiazza, Jr., C.P.A., and Staci M. Pierce, J.D. for election to the Board of Directors at the 2024 annual meeting as Class II directors, to serve until the annual meeting in 2027.
Our Board currently consists of twelve directors. Our Certificate of Incorporation provides that our Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Certificate of Incorporation requires that our directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. The remaining directors may fill any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors.
Each of the Company's current Class II directors — M. James Gorrie, Ziad R. Haydar, M.D., Frank A. Spinosa, D.P.M., and Thomas A. S. Wilson, Jr., M.D. — served at least nine years on the Board of Directors. To refresh the skills and viewpoints of our directors, we did not renominate the Class II directors for an additional term. In addition, the Board intends to reduce the size of the Board from 12 directors to 10 directors with the number of Class I and Class III directors each being reduced by one director as a result of the Company reclassifying Messrs. Angiolillo and Di Piazza as Class II directors.
At this year's Annual Meeting, we will be electing four directors, each to serve a term of three years expiring at our 2027 annual meeting and until their successors are duly elected and qualified. Two of the current nominees, Messrs. Angiolillo and Di Piazza, are presently members of our Board, having served on the Company's Board since 2014 and 2016, respectively. Messrs. Angiolillo and Di Piazza were each most recently elected to our Board by our stockholders at our 2023 and 2022 annual meeting of stockholders, respectively.

Bruce D. Angiolillo, J.D. (Age 71) has served as a director of ProAssurance since May 2016 and was elected Chairman of the Board in May 2022. He is a retired partner of Simpson Thacher & Bartlett LLP, New York, New York. Mr. Angiolillo joined Simpson Thacher in 1980 and developed a practice in the areas of securities and other complex commercial litigation from which he retired on December 31, 2014. Following his retirement from Simpson Thacher, Mr. Angiolillo was employed from January 1, 2015 until June 30, 2015, as general counsel for TK Holdings, Inc., a subsidiary of Takata Corporation, which was a global automotive parts manufacturer and supplier.

Richard J. Bielen, C.P.A. (Age 63) Mr. Bielen is the President and Chief Executive Officer of Protective Life Corporation. He formerly served as Vice Chairman, Chief Operating Officer, Chief Financial Officer, Chief Investment Officer and Treasurer at Protective Life Corporation. Prior to joining Protective Life Corporation, Mr. Bielen was Senior Vice President for Oppenheimer & Co. from 1986 to 1991. Mr. Bielen holds both a Master of Business Administration and a Bachelor of Science degree from New York University. Mr. Bielen currently serves as a director of The United Way of Central Alabama and Children's of Alabama.

Samuel A. Di Piazza, Jr., C.P.A. (Age 73) has served as a director of ProAssurance since January 2014. Mr. Di Piazza is the former Chairman of the Board of Trustees of Mayo Clinic, having served on the Board from 2010 to 2022. Mr. Di Piazza served as Vice Chairman of the Institutional Clients Group of Citibank from 2011 until his retirement from Citibank in February 2014. Prior to his service with Citibank, Mr. Di Piazza was a partner with PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for thirty-six years and served as its Global CEO from 2001 until 2009. Mr. Di Piazza currently serves as Chairman of Warner Bros. Discovery Inc. (NASDAQ:WBD).

Staci M. Pierce, J.D. (Age 48) is the Chief Executive Officer at Action Resources, a transportation and environmental services company headquartered in Birmingham, Alabama. She formerly served as General Counsel, Corporate Secretary, Executive Vice President of Corporate Development, and Executive Vice President of Corporate Acquisition and Development since joining Action in 2015. Previously, Ms. Pierce served as an attorney at the law firm of Baker Donelson in Birmingham, Alabama. Ms. Pierce earned a B.S. in Computer Science and Math from Birmingham-Southern College, an M.B.A. from the University of Alabama, and a J.D. from Cumberland School of Law.

The persons named in our Board’s proxy card have advised us that, unless a contrary direction is indicated on your proxy card, they intend to vote the shares appointing them as proxies in favor of the named nominees. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate that this will occur, the persons named in the proxy card will vote for such other person or persons as may be recommended by our Nominating/Corporate Governance Committee and designated by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The persons named in the proxy card will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.
All of the nominees have been approved, recommended and nominated for election to the Board of Directors by our Nominating/Corporate Governance Committee and by our Board of Directors in accordance with our Corporate Governance Principles. In addition, all nominees have tendered their irrevocable conditional resignations in accordance with our By-Laws and Corporate Governance Principles, as further discussed below.

Our By-Laws require majority voting for the election of directors in uncontested elections (elections where the number of nominees is not greater than the number of directors to be elected). Directors in uncontested elections must receive a greater number of votes “for” their election than votes “withheld” from such election. Our By-Laws provide that directors in contested elections are elected under a plurality vote standard in which nominees receiving the most votes are elected, regardless of how many shares are voted against the nominee. A contested election is one in which there are more nominees than directors to be elected. The election of directors pursuant to this Proposal 1 is an uncontested election.
With respect to the election of directors, you may vote for all of the nominees or withhold authority to vote for any or all of the nominees. The New York Stock Exchange (“NYSE”) prohibits brokers from voting uninstructed shares in a proposal relating to, among other corporate governance items, the election of directors. As a result, if you hold your shares in “street name” with your broker and you do not specifically instruct your broker how to vote on the election of the directors, your broker will not vote for you on Proposal 1 (Election of Directors), Proposal 2 (Approval of the ProAssurance Corporation 2024 Equity Incentive Plan), or Proposal 4 (Advisory Vote on Executive Compensation). The vote required for Proposal 1 (election of directors) is a majority of the votes present in person or by proxy at the meeting and entitled to vote on the proposal, with “majority” meaning that the number of shares voted “for” a director’s election exceeds the number of shares voted “against” such director’s election. The vote required for Proposal 2 (Approval on the 2024 Equity Incentive Plan) is a majority of the votes present in person or by proxy at the meeting and entitled to vote on the proposal, with "majority" meaning that the number of shares voted "for" approval of the 2024 Equity Incentive Plan exceeds the number of shares voted "against" approval of the 2024 Equity Incentive Plan. The vote required for Proposal 4 (Advisory Vote on Executive Compensation) is a majority of the votes present in person or by proxy at the meeting and entitled to vote on the proposal, with “majority” meaning that the number of shares voted “for” approval of the proposed executive compensation exceeds the number of shares voted “against” such executive compensation. The Board of Directors will consider the stockholders' vote on an advisory basis.
Abstentions and broker non-votes will have no effect on the outcome of the voting on these proposals. If you fail to provide your specific voting instructions, your broker may only vote your shares on the ratification of the appointment of the Corporation’s independent registered public accounting firm.
Under the laws of Delaware, ProAssurance’s state of incorporation, if an incumbent director is not elected, that director continues to serve as a “holdover director” until the director’s successor is duly elected and qualified, even if there are more votes “withheld” than cast “for” the director. As a result, the Board of Directors has adopted a policy that requires each nominee for election as a director to tender, as a condition to the Board of Directors’ nomination of that director, a written irrevocable resignation as a director to be effective after the annual meeting at which such person is nominated for election to the Board of Directors if the following conditions are satisfied: (1) such person is nominated as a director in an uncontested election; (2) such person receives a greater number of “withheld” votes from his or her election than votes “for” such election; and (3) such resignation is accepted by the Board of Directors. If any nominee in an uncontested election does not receive the required vote for election, the Board of Directors will decide whether to accept or reject the resignation previously tendered by such nominee. The Board of Directors may consider all factors it deems relevant in deciding whether to reject a tendered resignation, including, but not limited to, the following: (i) any stated reasons why stockholders withheld votes from such nominee, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) if the nominee is a current director, the director’s tenure, (iv) the nominee’s qualifications, (v) the nominee’s past and expected future contributions to ProAssurance, and (vi) the overall composition of the Board of Directors, including whether accepting the resignation would cause ProAssurance to fail to meet any applicable SEC or NYSE requirements. The Board of Directors is required to act on the resignation within ten days following certification of the stockholder vote indicating that such person received a greater number of “withheld” votes in the uncontested election. A director who is elected in an uncontested election but who received a greater number of “withheld” votes will serve as a director until the Board accepts such director’s resignation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.
Board of Directors
Our Certificate of Incorporation provides that our Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Certificate of Incorporation requires that our directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. The remaining directors may fill any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors. A director elected by the directors to fill a vacancy on the Board of Directors holds office until the next election of the class of directors for which such director has been chosen. The Board of Directors is currently comprised of twelve directors.
The Board of Directors has nominated Bruce D. Angiolillo, J.D., Richard J. Bielen, C.P.A., Samuel A. DiPiazza, Jr., C.P.A., and Staci M. Pierce, J.D. for election to the Board of Directors at the 2024 annual meeting as Class II directors as set forth above under the caption “Proposal 1 — Election of Directors.” Information regarding the nominees is set forth above and information regarding the directors continuing in office is set forth below, all of which was confirmed by them for inclusion in this proxy statement. Information regarding stock ownership by the nominees and continuing directors is set forth in the table under the caption “Beneficial Ownership of Our Common Stock” included elsewhere in this proxy statement.

Class III Directors Continuing in Office — Term Expiring in 2025

Kedrick D. Adkins Jr., C.P.A. (Age 71) was elected to the Board of Directors in May 2018. Mr. Adkins served as the Chief Financial Officer for the Mayo Clinic from 2014 through his retirement at the end of 2017. He also served as the President of Integrated Services of Trinity Health Care from 2007 to 2014. Prior to his service at Trinity Health Care, Mr. Adkins had a 30-year tenure at Accenture, a global management consulting firm. Mr. Adkins holds a B.S. in Industrial and Operations Engineering and an M.B.A. in Finance and Accounting from the University of Michigan. In addition, Mr. Adkins is a certified public accountant. In the past five years, Mr. Adkins has served on the Advisory Board of Welsh, Carson, Anderson & Stowe, an investment firm specializing in healthcare and technology, and the board of directors for Christus Health, the University of Michigan Hospital System, and Medical Memory, a medical technology startup.

Maye Head Frei (Age 53) was first elected to the Board of Directors in 2019. She is the former Chairman of Ram Tool Construction Supply Company, which until its sale in December 2021 was one of the largest women-owned and privately-owned businesses in Alabama. Serving in various roles from 1997–2021, she guided the company from less than $30 million to nearly $1 billion in annual sales. She continues to oversee real estate assets and develop commercial property throughout the Southeast and Texas. Ms. Frei holds a B.A. in History from Yale University and also attended the Sorbonne in Paris, France. She serves as Chairman Emeritus for the Birmingham Museum of Art, President of the Board of Trustees for the Highlands School, and Treasurer for the Women’s Foundation of Alabama. She is a board member of the Hugh Kaul Foundation, a philanthropic institution that has invested nearly $80 million in the Greater Birmingham region, and of the Alabama Trails Foundation.

Scott C. Syphax (Age 60) was elected to the Board of Directors in May 2021 and previously served as a member of NORCAL’s board, Chair of the Transactions Committee, and as a member of the Executive and Investment Committees. Mr. Syphax holds a Bachelor of Science degree from California State University, Sacramento. Mr. Syphax previously served as the Chairman and CEO of The Nehemiah Companies, a Sacramento-based social enterprise and real estate development firm where he managed the Nehemiah Community Reinvestment Fund, which facilitated development in underserved communities across the United States and provided down payment assistance funding for families seeking to acquire homes. He is the President and Chief Executive Officer of Syphax Strategic Solutions, a Sacramento-based management consulting company focusing on the healthcare, real estate, and financial services industries. Mr. Syphax also serves as Chairman of the Nehemiah Community Foundation, sponsor of the Nehemiah Emerging Leaders Program which Mr. Syphax founded in 2009, and as a Director for the respective Boards of the Federal Home Loan Bank of San Francisco and the Sacramento Regional Community Foundation.

Class I Directors Continuing in Office — Term Expiring in 2026

Fabiola Cobarrubias, M.D. (Age 57) was elected to the Board of Directors in May 2021 and previously served as Vice Chair of NORCAL’s Board, Chair of the Governance Committee, and a member of the Audit and Investment Committees. Dr. Cobarrubias also served on the Board of Preferred Physicians Medical RRG, a NORCAL affiliate that provides specialty medical professional liability insurance for Anesthesia. Dr. Cobarrubias holds an M.B.A. from Haas School of Business at the University of California, Berkeley, an M.D. from the University of California, San Francisco, and a Bachelor of Science degree from Brown University. Dr. Cobarrubias has served as a hospitalist at the California Pacific Medical Center for over 25 years, where she held the position of Medical Director – Hospitals Service from 2004 to 2011. She is also a founder, CEO, and current board Member of Pacific Inpatient Medical Group, where she is responsible for high-level management and administration of all aspects of the physician-owned hospitalist medical group consisting of more than 75 physicians across five different acute care hospitals throughout the San Francisco Bay Area.

Edward L. Rand, Jr. (Age 57) is the President and Chief Executive Officer of ProAssurance Corporation and was first elected to the Board of Directors in 2019. He formerly served as Chief Operating Officer, Chief Financial Officer, Executive Vice President, and Senior Vice President of Finance since joining ProAssurance in November of 2004. Prior to joining ProAssurance, Mr. Rand was Chief Accounting Officer and Head of Corporate Finance for PartnerRe Ltd. from 2000 to 2004. He also served as the Chief Financial Officer of Atlantic American Corporation from 1996 to 2000 and Controller of United Capitol Insurance Company from 1992 to 1996. Prior to that time, Mr. Rand was employed by Coopers & Lybrand (now PriceWaterhouseCoopers) for four years. Mr. Rand is a graduate of Davidson College, where he received a B.A. in Economics.

Katisha T. Vance, M.D. (Age 49) has served as a director of ProAssurance since May 2017. Dr. Vance is a board-certified oncologist / hematologist practicing at Birmingham Hematology and Oncology (d/b/a Alabama Oncology) in Birmingham, Alabama. She has previously served as the President of the Jefferson County Medical Society. Dr. Vance received her M.D. degree from the University of Alabama School of Medicine in Birmingham, Alabama, trained in internal medicine at Baptist Health System in Birmingham, Alabama, and completed a fellowship in medical oncology and hematology at the University of Alabama at Birmingham.

Independent Directors
As required by the New York Stock Exchange Corporate Governance Listing Standards (“NYSE Rules”), a majority of the directors on our Board of Directors are required to be “independent” directors. Our Board of Directors has determined that the following directors are “independent” directors:

Kedrick D. Adkins Jr., C.P.A.	Ziad R. Haydar, M.D.
Bruce D. Angiolillo, J.D.	Frank A. Spinosa, D.P.M.
Fabiola Cobarrubias, M.D.	Scott C. Syphax
Samuel A. Di Piazza, Jr., C.P.A.	Katisha T. Vance, M.D.
Maye Head Frei	Thomas A. S. Wilson, Jr., M.D.
M. James Gorrie
The Nominating/Corporate Governance Committee has determined that Staci M. Pierce and Richard J. Bielen, if elected at the annual meeting, will each be an independent director.
Our Board evaluates the independence of our directors by reviewing each related party relationship or transaction involving a director or nominee for a director using a subjective and principles-based approach. To find that a director or nominee is independent, the Board must affirmatively determine that he or she has no material relationship with the Company that will preclude his or her independence after using a three step approach that: (1) identifies all relationships and transactions between the director or nominee and the Company; (2) analyzes those relationships under certain criteria, including the NYSE Rules, the recommendations for corporate governance (“Governance Guidelines”) published by Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC, and specific committee independence requirements under Internal Revenue Code Section 162(m) and SEC Rule 16b-3; and (3) analyzes any remaining relationship to determine whether such relationship precludes a finding of independence in the Board’s business judgment. The Board considered the following relationships in its evaluation of the independence of our non-management directors.
The NYSE Rules provide that a director cannot be independent if he or she is a current employee, or a member of his or her immediate family is a current executive officer of another company that has made payments to, or received payments from, ProAssurance during the past three (3) years in an amount that exceeds the greater of $1 million or two percent (2%) of the other company’s consolidated gross revenues during each fiscal year ended in such period.
Three of our directors have purchased medical professional liability insurance from the Company either directly or indirectly through their respective practice entities during the last three years (Drs. Spinosa, Vance, and Cobarrubias). Dr. Spinosa purchased individual policies of medical professional liability insurance from an insurance subsidiary of ProAssurance during the last three years as follows: 2021/22 — $2,341; 2022/23 — $1,612; and 2023/24 — none. Dr. Vance purchased personal medical professional liability insurance from an insurance subsidiary of ProAssurance in each of the last three years as follows: 2021 — $9,407; 2022 — $9,757; and 2023 — $18,584. Dr. Vance is also a partner of Alabama Oncology, which is insured by one of ProAssurance’s insurance subsidiaries for the following amounts: 2021-2022 — $333,374 ; 2022-2023 — $345,574; and 2023-2024 — $368,860. Dr. Cobarrubias purchased personal medical professional liability insurance from an insurance subsidiary of ProAssurance in 2021 in the amount of $537. Additionally, Dr. Cobarrubias is the Chief Executive Officer of Patient Inpatient Medical Group, which purchased medical professional liability insurance from an insurance subsidiary of ProAssurance for the following amounts: 2021-2022 — $182,579; 2022-2023 — $225,784; and 2023-2024 — $285,601. All insurance policies were obtained in the ordinary course of business at rates that are consistent with our filed rates and customary underwriting practices. The premiums paid with respect to the individual physicians or the practice entities do not exceed the applicable $1,000,000 standard of materiality set forth in the NYSE Rules and Governance Guidelines.
Our Board has consistently found that it is customary and appropriate for our physician directors to obtain their professional liability insurance from our insurance subsidiaries, and that the purchase of insurance from our subsidiaries will not impair the independence of a director so long as the premiums paid are less than the $1,000,000 limitation in the NYSE Rules. In addition, the Board determined that the purchase of insurance did not create any material interest in the transaction such that it would have an effect on the independence of a director. For this reason, the Board also determined that the purchase of insurance should not be considered a “material relationship” based on our understanding of the Governance Guidelines since it does not influence these directors’ objectivity in a manner that would impair their ability to satisfy fiduciary standards.
Mr. Gorrie is the Chief Executive Officer of Brasfield & Gorrie, L.L.C. (“B&G”). B&G is a 60% member of Hangar 24, LLC, which has leased a hangar from the Birmingham Airport Authority to house the aircraft of its members. ProAssurance is a 20% member of Hangar 24, LLC and an unrelated third party is a 20% member. ProAssurance reimburses Hangar 24, LLC directly for fuel used by its aircraft and for its percentage share of the rental payments on the lease of the hangar. ProAssurance paid Hangar 24, LLC $97,915 for fuel reimbursement and rent in 2021, $125,528 for fuel reimbursement and rent in 2022, and $131,013 for fuel reimbursement and rent in 2023. The Board of Directors determined that this relationship did not preclude Mr. Gorrie’s independence because the amounts paid for rent and fuel reimbursement do not exceed the greater of $1,000,000 or 2% of the recipient’s gross revenues and do not meet the materiality threshold for “material transactions” under the Governance Guidelines.
The Board of Directors determined that the purchase of medical professional liability insurance by our directors and their respective practices did not impair the independence of Drs. Spinosa, Vance, and Cobarrubias; and the relationship between ProAssurance and B&G did not impair the independence of Mr. Gorrie.
Relationships Considered for Independence of Committee Members.
The Board of Directors evaluated the independence of the members on both the Audit Committee and Compensation Committee. Mr. Adkins, Mr. Di Piazza, and Dr. Cobarrubias serve on the Audit Committee. Mr. Adkins’ and Mr. Di Piazza’s only relationship with the Company is their service on the Board and the Audit Committee. In reviewing Dr. Cobarrubias’ qualifications to serve on the Audit Committee, the Board evaluated the above-described relationship as required by the NYSE and SEC Rules. The Board determined that the existence of this relationship did not preclude Dr. Cobarrubias from service on the Audit Committee under the NYSE and SEC requirements for audit committee members. As a result, the Board determined that each of these directors was permitted to serve on the Audit Committee under the requirements of the SEC and NYSE rules, as well as under the Governance Guidelines.
Ms. Frei, Dr. Haydar, and Mr. Syphax serve on the Compensation Committee. The only relationship each of them has with the Company is their service on the Board and as members of the Compensation Committee. As a result, the Board determined that Dr. Haydar, Mr. Syphax, and Ms. Frei were eligible to serve on the Compensation Committee under the requirements of the SEC rules.
Qualification of Directors
The Nominating/Corporate Governance Committee and Board of Directors are responsible for determining the appropriate composition of our Board and for the selection of individual candidates. Our Corporate Governance Principles do not establish any specific minimum qualifications or skills that an individual candidate must possess. Rather, the Corporate Governance Principles direct our Nominating/Corporate Governance Committee to take into account all factors it considers appropriate, including a candidate’s reputation for ethical business dealings, knowledge, skill, experience, expertise and the extent to which the candidate would fill a present need and diversity the viewpoints, background, experience, and other demographics of the Board.
We have recruited directors whom we believe bring to our Board of Directors a diverse set of qualifications related to our business and the products and services we offer. More specifically:
•Our primary product has historically been professional liability insurance for healthcare providers. We believe that it is important to have on our Board healthcare professionals who are, or have been, consumers of our insurance products and who understand the business and professional needs of our customers.
•We believe that it is important to have on our Board persons with business experience, including experience in the governance of publicly traded companies.
•We believe that it is important that our Board reflect the core values that guide us in fulfilling our mission, We Protect Others, informed by our Guiding Principle of “Treated Fairly®.” Those values are integrity, leadership, relationships, and enthusiasm.
The following discussion addresses the experience, qualifications, attributes and skills that have led us to conclude that our director nominees and our current directors should serve on our Board.
Healthcare Providers/Healthcare Experience: Presently, five physicians are independent directors on our Board: Fabiola Cobarrubias, M.D., Ziad Haydar, M.D., Frank Spinosa, D.P.M., Katisha T. Vance, M.D., and Thomas A.S. Wilson, Jr., M.D. Dr. Cobarrubias serves as a hospitalist for California Pacific Medical Center and is the Chief Executive Officer of Pacific Inpatient Medical Group. Dr. Haydar served as the Chief Clinical Officer of Ascension Health until June 2019 and is currently the Chief Medical Officer of Alpine Physician Partners. Dr. Spinosa is currently a board-certified podiatrist affiliated with First Nations Community Healthsource clinic in Albuquerque, New Mexico. Dr. Spinosa served as a Board member of New Mexico Podiatric Medical Association and formerly served as a board member and is a past president of the American Podiatric Medical Association. Dr. Spinosa is also a past President of the New York State Podiatric Medical Association, and taught at the New York College of Podiatric Medicine along with serving as a Faculty Fellow in podiatric medicine at the Royal College of Physicians and Surgeons, Glasgow. Dr. Vance is a board-certified oncologist and hematologist practicing at Birmingham Hematology and Oncology (d/b/a Alabama Oncology) in Birmingham, Alabama. She has served as the President of the Jefferson County Medical Society. Dr. Wilson was a board-certified neurosurgeon and practiced for over 20 years prior to his retirement in 2019 and has authored numerous publications and presentations.
The independent physician-directors reflect our commitment to local market presence and to our physician heritage.
Samuel A. Di Piazza, Jr., C.P.A., served on the Board of Trustees of Mayo Clinic from 2010 to 2022 and was its Chairman from February 2014 to February 2021. Mayo Clinic is a nonprofit worldwide leader in medical care, research and education. The Board of Trustees is the governing body of Mayo Clinic and has overall responsibility for the charitable, clinical practice, scientific and educational mission and purposes of Mayo Clinic.
Kedrick D. Adkins Jr., C.P.A., served as the Chief Financial Officer of the Mayo Clinic from 2014 to 2017, and currently serves on the boards of two hospital systems, an investment firm specializing in healthcare technology, and a medical technology startup. He also served as the President of Integrated Services at Trinity Health Corporation for seven years. Mr. Adkins brings to the Board of Directors a wealth of knowledge related to the financial side of medicine and medical technology.
Business and Leadership Experience: Mr. Rand served as Chief Financial Officer of ProAssurance from 2004 to 2018, and President and Chief Operating Officer from 2018 until his appointment as Chief Executive Officer in July 2019. He was elected to the Board after his appointment as President. Mr. Rand also brings his considerable financial and business knowledge to the Board of Directors.
Mr. Adkins, in addition to serving in executive and financial roles in the healthcare community, had a 30-year tenure at Accenture, a global management consulting and professional services firm. He brings his knowledge and expertise to the financial and investment aspects of ProAssurance.
Ms. Frei brings to the Board of Directors a wealth of business knowledge that benefits ProAssurance. Until its sale in December 2021, Ms. Frei served as the Chairman of Ram Tool & Supply Company, a multi-state construction supply distributor.
Mr. Di Piazza served in numerous leadership positions during his career with PricewaterhouseCoopers, LLP including serving as the firm’s Global Chief Executive Officer and a member of its Global Leadership Team, serving as Chairman and Senior Partner at PricewaterhouseCoopers, and serving as the leader of local offices in Chicago, New York City and Birmingham. Following his tenure at PricewaterhouseCoopers, Mr. Di Piazza served as a leader of the Citi International Client Group at Citigroup, where he was Vice Chairman at the time of his retirement in February 2014. The Citi International Client Group provides corporate, institutional, public sector and high net worth international clients with a full range of wholesale banking products and services.
Mr. Syphax currently serves as the President of Syphax Strategies Solutions, a management consulting company focusing on healthcare, real estate, and financial services industries. Prior to that, he served as the Chairman and Chief Executive Officer of The Nehemiah Companies, a real estate development firm. Moreover, Mr. Syphax serves as a Director of the Federal Home Loan Bank of San Francisco.

Mr. Bielen, if elected to the Board, will bring more than 35 years of experience in various executive roles in the financial services industry. Ms. Pierce, if elected to the Board, will bring more than eight years of experience in executive and leadership roles in the transportation and environmental services industries, in addition to five years of experience as a practicing attorney.
Additional Qualifications: In selecting individual candidates, ProAssurance also has considered other relevant experience including:
Public Company Experience: Apart from ProAssurance and its predecessor companies, Messrs. Di Piazza, Gorrie, and Adkins have all served, or currently serve, as members of the Board of Directors of one or more publicly traded companies, and each has gained valuable experience through leadership of, and service on, various standing committees of each Board on which they have served.
Practice of Law: A background in law is of significant value in understanding the legal issues impacting ProAssurance as a publicly traded company and as a holding company for regulated insurance companies. Mr. Angiolillo has experience in the private practice of law prior to entering his business career. Mr. Angiolillo was a partner at Simpson, Thacher & Bartlett LLP in New York for approximately 30 years until his retirement in 2014, where his practice involved securities and other complex commercial litigation. Further, if elected to the Board, Ms. Pierce will bring five years of legal experience in the practice of law in a private law firm setting.
Qualification to Serve on the Audit Committee: Members of the audit committee of a publicly traded company are required to be independent and to possess specific financial qualifications. SEC and NYSE rules require that members of an audit committee be “financially literate,” and that one member be an “audit committee financial expert.” In selecting directors, we consider the candidate’s ability to serve on the Audit Committee. All members of our Audit Committee have been found to be independent by our Board of Directors under the NYSE Rules and SEC requirements.
Mr. Adkins, Mr. Di Piazza, and Dr. Cobarrubias meet the financial literacy requirements because of their training, employment, and general financial expertise. Mr. Adkins has been designated as our audit committee financial expert based upon his expertise and his experience in accounting and experience from his leadership positions at the Mayo Clinic and elsewhere.
Diversity and Board Refreshment
Our Board of Directors is committed to diversity on the Board and within the Company. We believe our directors provide diversity in business experience, geographic representation, age, race, and gender. As vacancies arise on our Board, we consider diversity as a factor in the selection of new director nominees. The composition of our Board demonstrates our commitment to diversity, as three of our eleven independent directors are women, three are African-American, one is Latina, and one is Lebanese born. Further, we are mindful of the need for periodic refreshment of the Board to assure the proper balance between the beneficial knowledge and specific business insights of tenured directors and the new ideas and fresh skills of new nominees. Following the 2024 annual meeting, none of our independent directors will have served on our Board more than eleven years.

Independent Board Members
Tenure*	Gender*	Race/Ethnicity	Age*
12	Male	White	69
12	Male	White	62
12	Male	White	63
10	Male	White	73
9	Male	White	63
8	Male	White	71
7	Female	African American	49
6	Male	African American	71
5	Female	White	53
3	Male	African American	60
3	Female	Latina	57
*As of April 12, 2024
Median Tenure = 8 years
Gender Ratio = 8 Male, 3 Female
Racial Diversity = 7 White, 3 African American, 1 Latina
Average Age = 62.8 / Median Age = 63

Board Leadership
On May 24, 2022, our Board of Directors elected Mr. Angiolillo to serve as Chairman of the Board. Our Corporate Governance Principles require our non-management directors to hold executive sessions at which neither management nor the Chief Executive Officer is present. The Corporate Governance Principles further provide that the executive sessions of non-management directors are to be held on a regularly scheduled basis, not less frequently than two times each year, and that at least one of the executive sessions will be attended by independent directors only. As independent Chairman, Mr. Angiolillo presides at executive sessions, and the Board has not selected a Lead Independent Director since May 2022. During 2023, our independent directors held an executive session after each quarterly Board meeting.
Our Board does not believe there is inherent superiority in separating the roles of CEO and Chairman or in combining them. There are merits and advantages to either approach, and our Board has operated effectively with a single individual serving in both roles from 2008 to 2019 (and prior to July 2007) as well as when the roles have been separated, as they were from 2007 to 2008 and from 2019 to the present. The Board elected Mr. Angiolillo to the

Chairman position in 2022 because the Board believes that his skills and experience are well suited for him to serve the Company in that role, and that his service as Chairman best serves the Company’s interests at this time.
Our By-Laws provide that that Board “shall elect a Chairman of the Board at the first meeting of the Board of Directors after the annual meeting of the stockholders. The Chairman of the Board must be a director but need not be an independent director.” Thus, to the extent that the CEO is also a director, the Board may elect the CEO to serve as Chairman if the Board in the exercise of its judgment and discretion concludes such an arrangement best serves the Company’s interests. Our By-Laws do not provide for prior notice to or solicitation of input from stockholders when electing a Chairman.
Our By-Laws do not address the authority of any individual director to represent the board in communications with shareholders and stakeholders. Our Board may from time to time specifically designate one of more directors to communicate on its behalf when such communications are necessary, appropriate, or desirable.
Risk Oversight
As an insurance holding company, we conduct our business principally through insurance subsidiaries that are subject to insurance laws and regulations in their respective domiciliary states and in the states in which they do business. State insurance regulatory regimes protect policyholders by vesting in the insurance regulator administrative and supervisory authority to address risks relating to the solvency of insurers and their ability to pay claims as well as to the marketing of insurance products and rates charged for such products. The insurance regulations identify key business risks associated with the insurance business and provide guidance as to the management of these risks. In addition, many states have adopted laws recommended by the NAIC that require the assessment and reporting of risks associated with current and future business plans for insurers and their holding companies.
We continuously work to identify and evaluate these and additional risks through our ongoing enterprise risk management (“ERM”) processes. Our Chief Executive Officer is responsible for risk oversight at the enterprise level. Our ERM process broadly addresses the risks inherent in our operating segments as well as the risks associated with the operations of our holding company, including short-, intermediate-, and long-term risks. The risk management process is managed by corporate executives in each line of business who are responsible for our key risk areas, including but not limited to adequacy of reserves; defense of claims and the litigation process; quality of investments supporting our reserves and capital; compliance with regulatory and financial reporting requirements; concentration in our insurance lines of business; and information privacy and data security. Our Chief Executive Officer and members of executive management are responsible for identifying material risks associated with these and other risk areas and for establishing and monitoring risk management solutions that address levels of risk appetite and risk tolerance that are recommended by management as necessary and reviewed by the Board no less often than annually. Our internal audit department is responsible for reviewing and testing these risk management solutions. All employees are required to undergo training on data security, cyber risk, fraud prevention, and/or privacy-related risks and procedures at least yearly.
The Board of Directors is responsible for ensuring that our ERM process is in place and functioning, and the Audit Committee has the primary oversight responsibility for risks relating to financial reporting and compliance. From time to time the Board receives input from external advisors or experts regarding emerging or increasing risk trends that are relevant to the Company and its business.
Environment and Social Responsibility
ProAssurance’s mission states that “We Protect Others.” We strive to accomplish that mission by adhering to a set of core values: unbending Integrity, Leadership that works, superior Relationships and infectious Enthusiasm. As we apply these values to achieve our mission in business, we also apply them to our stewardship of the greater society and the environment. We are committed to policies and practices that demonstrate our concern for the impact our operations will have today and into the future on society and the environment. We are attentive to the environmental and societal effects of the materials we use in our daily operations, the systems we use to efficiently serve our customers, and our facilities management. Our Board engages in active oversight of such effects and impacts and has implemented, and continues to implement, policies and procedures to address the societal and environmental effects of our operations and business activities.
In connection with our ERM procedures, executive management has considered the materiality of environmental and climate change risks on our operations, and the effect of our operations on the environment. Through this process, we have concluded that climate change and other potential environmental risks do not pose any material risk to our operations or financial results. Moreover, we have concluded that our business operations do not materially contribute to climate change or present any other material risk to the environment. The factors we considered in reaching these conclusions include but are not limited to:
•We do not insure property that could be impacted by storms, fires, or rising sea levels.
•Climate change does not directly impact the professional liability of the medical professionals that we insure.
•Climate change does not directly impact the products liability risk of life sciences manufacturers that we insure.
•Climate change does not directly impact the likelihood of workplace injuries for employers that we insure.
•We do not own or operate any plant or facility with significant or unusual carbon emissions.
•We do not own or operate a fleet of motor vehicles.
As of December 31, 2023, the majority of our team members are either fully-remote or working in a flexible work arrangement that supports healthy work-life balance and reduces carbon emissions associated with commuting to work while capitalizing on opportunities to bring team members together to foster relationships, fuel innovation and facilitate engagement.
The Board of Directors regularly engage with senior management, including human resources, on a broad range of human capital management matters. The Company seeks to build an environment where all our employees can succeed while continuing to uphold our ethical standards. We aim to support the communities in which we do business, as well as educational and charitable organizations within the industry. For instance, all of our team members receive two paid days off that may be used for charitable or volunteer work. In 2023, our team members contributed 3,411 hours (455 work days) in support of charitable organizations in the communities where we operate. Moreover, we pride ourselves on offering a competitive compensation package to all our employees.

For more information regarding our corporate social responsibility activities, including our focus on diversity, equity, and inclusion, human rights, and health and safety, please go to the Corporate Responsibility section of our website, https://investor.proassurance.com/corporate-responsibility/default.aspx.
Meetings and Committees of the Board of Directors
Our Board of Directors held four meetings during 2023. Our By-Laws establish four standing committees of the Board of Directors: the Nominating/Corporate Governance Committee; the Compensation Committee; the Audit Committee; and the Executive Committee, each of which is described below. Each of our incumbent directors attended all of the meetings of the Board of Directors and at least 75% of all of the meetings of the committees of the board on which he or she served during 2023 (in each case, which were held during the period for which he or she was a director).
Neither our Board of Directors nor our Nominating/Corporate Governance Committee has implemented a formal policy regarding director attendance at annual meetings of our stockholders. However, our Board of Directors typically holds its annual meeting directly following the annual stockholders’ meeting, and it is customary for our directors to attend the annual stockholders’ meeting. All of our directors attended the annual meeting of our stockholders held on May 24, 2023.
Nominating/Corporate Governance Committee
Our Nominating/Corporate Governance Committee currently consists of four independent directors and operates pursuant to a written charter, which is available in the Corporate Governance section of our website, http://investor.ProAssurance.com/govdocs. The primary purposes of the Nominating/Corporate Governance Committee are to:
•identify individuals qualified to become directors and recommend to the Board of Directors for its consideration the candidates for all directorships to be filled by the Board of Directors or to be elected by the stockholders;
•advise the Board of Directors with respect to the board composition, procedures and committees;
•develop and recommend to the Board of Directors a set of corporate governance principles applicable to ProAssurance;
•oversee the evaluation of the Board of Directors and the evaluation of ProAssurance’s management;
•oversee ProAssurance’s efforts to address environmental, social, and governance issues of importance to stakeholders and the business of the Company; and
•otherwise take a leadership role in shaping the corporate governance of ProAssurance.
In addition, the Nominating/Corporate Governance Committee is responsible for reviewing related party transactions in accordance with our Procedures for Evaluation of Reportable Related Party Transactions described under the caption “Transactions with Related Persons” on page 45 in this proxy statement.
The Nominating/Corporate Governance Committee is empowered to engage a third party search firm to assist in identifying and evaluating director candidates. The committee did not hire any search firm during 2023, and, therefore, paid no fees to any such company.
Under our Corporate Governance Principles, the Nominating/Corporate Governance Committee will consider a nominee proposed by a stockholder for a vacancy on our board when such nomination has been submitted in accordance with the provisions contained in our By-Laws, which are described under the caption “Proposals of Stockholders” in this proxy statement. A vacancy does not exist where:
•the Board of Directors desires to re-nominate an incumbent director for an additional term and the director consents to stand for re-election and to serve on our Board of Directors if elected; or
•the Nominating/Corporate Governance Committee has recommended to our Board of Directors a candidate to fill a vacancy and, prior to the receipt of a properly submitted stockholder nomination, such nominee has agreed to stand for election and serve on our Board if elected.
Our Board of Directors may elect not to fill a vacancy arising on the Board. The Board of Directors may elect not to recommend a director candidate nominated by a stockholder even if such director candidate is the only candidate submitted to the Nominating/Corporate Governance Committee to fill a vacancy.
The Nominating/Corporate Governance Committee is responsible for determining the appropriate composition of our Board and for the selection of individual candidates consistent with such determination. Our Corporate Governance Principles do not establish any specific requirements of minimum qualifications or skills that an individual candidate must possess other than the maximum age requirements described in the Corporate Governance Principles. Rather, the Corporate Governance Principles direct our Nominating/Corporate Governance Committee to take into account all factors it considers appropriate, including a candidate’s reputation for ethical business dealings, knowledge, skill, experience, expertise and the extent to which the candidate would fill a present need and diversify the viewpoints, background, experience, and other demographics of the Board.
Subject to the qualifications described above, our Nominating/Corporate Governance Committee will consider a director candidate nominated by a stockholder to fill a vacancy in the same manner as candidates brought before the Nominating/Corporate Governance Committee from other sources. Generally, the Nominating/Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her résumé and other background information that has been made available to the Nominating/Corporate Governance Committee. A member of the Nominating/Corporate Governance Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who the committee believes would otherwise best make a contribution to the Board. If, after further discussions with the candidate and other further review and consideration as necessary, the Nominating/Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.
The charter of the Nominating/Corporate Governance Committee provides for at least three members, each of whom must be an independent director. The current members of our Nominating/Corporate Governance Committee are Katisha T. Vance, M.D. (Chair), M. James Gorrie, Frank A.

Spinosa, D.P.M., and Thomas A. S. Wilson, Jr., M.D. Our Board of Directors has found that each member of our Nominating/Corporate Governance Committee is “independent” within the meaning of the NYSE Rules.
During 2023, our Nominating/Corporate Governance Committee met three times.
Compensation Committee
Our Compensation Committee currently consists of three independent directors and operates pursuant to a written charter, which is available in the Corporate Governance section of our website, http://investor.ProAssurance.com/govdocs. The primary purposes of the Compensation Committee are to:
•represent and assist the Board of Directors in discharging its oversight responsibility relating to human capital management, with particular emphasis on efforts related to diversity, equity, and inclusion as well as compensation matters, including determining the compensation arrangements for the Chief Executive Officer and reporting its determination to the Board of Directors for ratification by a majority of independent directors; and
•review and discuss with management the disclosure under the caption “Compensation Discussion and Analysis” and prepare the report of the Compensation Committee with respect to such disclosure, each of which is to be included in our annual proxy statement.
The Compensation Discussion and Analysis and the Report of the Compensation Committee begin on page 22 of this proxy statement.
The charter of the Compensation Committee charges the committee with the responsibility to determine and approve, subject to ratification by a majority of independent directors, the Chief Executive Officer’s compensation level based on the committee’s evaluation of the Chief Executive Officer’s performance in light of the relevant corporate goals and objectives as approved by the committee. The charter also charges the Compensation Committee with the responsibility to review the competitiveness of the executive compensation programs of ProAssurance; approve change of control agreements or severance plans for executive officers of ProAssurance; administer the policy for the recoupment of unearned incentive compensation based on financial statements required to be restated; and make recommendations for director compensation to our Board of Directors. The charter further provides that the Compensation Committee has the exclusive authority to retain outside compensation consultants and advisors as it deems appropriate to fulfill its responsibilities in accordance with the NYSE Rules and SEC Rule 10C-1. In selecting a compensation consultant, the Compensation Committee must consider the six independence factors set forth by the NYSE, as further discussed in “Executive Compensation — Compensation Discussion and Analysis” beginning on page 22 of this proxy statement.
Under current practice, the Compensation Committee retains an outside consultant from time to time to gather data from peer companies and uses that data as a point of reference when reviewing ProAssurance’s compensation practices. The Compensation Committee, with the assistance of ProAssurance’s management and the independent consultant, identifies the peer companies to be used in the compensation analysis. The peer companies historically have been publicly held property and casualty specialty insurance organizations that are comparable to ProAssurance in total assets, market capitalization, revenues and operating margin.
After reviewing peer companies’ data, the compensation consultant provides a report to the committee that describes market practices with regard to executive compensation and identifies any gaps between the market and ProAssurance’s executive compensation practices. In addition, from time to time the Compensation Committee retains a compensation consultant to provide a review and analysis of particular aspects of ProAssurance’s compensation program, and the committee in making its recommendations also considers reports of these studies. The Compensation Committee customarily makes its compensation recommendations to our Board of Directors at its regularly scheduled meeting in the first quarter of each year.
ProAssurance’s senior management makes no recommendations with respect to compensation of the Chief Executive Officer. The Compensation Committee is exclusively responsible for making compensation recommendations for adoption by the Board of Directors as to changes in base salary for the Chief Executive Officer and the number and type of long-term incentive compensation awards to be granted to the Chief Executive Officer. The Compensation Committee also approves the annual incentive award guidelines for non-equity incentive compensation to be paid to the Chief Executive Officer. The committee’s charter requires that all decisions of the Compensation Committee with respect to the Chief Executive Officer’s compensation are subject to ratification by a majority of the independent directors.
In accordance with its charter, the Compensation Committee makes recommendations as to compensation of our directors. It has been the practice of the Compensation Committee to engage a compensation consultant to perform a review of the compensation of our Board of Directors bi-annually and to compare with peer companies the compensation of directors for their service on the Board of Directors and for their service on the various committees. The Compensation Committee considers the consultant’s report in making recommendations to the Board of Directors for changes in director compensation.
The Compensation Committee also administers equity and non-equity incentive plans with respect to awards granted under these plans, which plans currently include the 2014 Annual Incentive Compensation Plan and the 2014 Equity Incentive Plan.
During 2023, our Compensation Committee met four times. The charter of the Compensation Committee provides for at least three members, each of whom must be (1) an independent director within the meaning of NYSE Rules, including, but not limited to the independence factors mandated by SEC Rule 10C-1(b), (2) a “non-employee director” within the meaning of SEC Rule 16b-3, and (3) an “outside director” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code. The current members of the Compensation Committee are Maye Head Frei (Chair), Ziad R. Haydar, M.D., and Scott C. Syphax. Our Board of Directors has determined that each member of the Compensation Committee is “independent” and meets the requirements of the Compensation Committee charter. No member of the Compensation Committee has any interlocking relationships required to be disclosed under federal securities laws.
This year’s report of the Compensation Committee is on page 31 of this proxy statement.

Audit Committee
Our Audit Committee currently consists of three independent directors, and operates pursuant to a written charter that is available in the Corporate Governance section of our website, http://investor.ProAssurance.com/govdocs. The primary purposes of our Audit Committee are to represent and assist the Board of Directors in discharging its oversight responsibility relating to:
•the accounting, reporting and financial practices of ProAssurance and its subsidiaries, including the integrity of our financial statements;
•the surveillance of our administration and financial controls and compliance with legal and regulatory requirements;
•the outside auditor’s qualifications and independence;
•ProAssurance’s policies on risk assessment and risk management with respect to financial reporting issues;
•cybersecurity systems, policies, and procedures; and
•the performance of our internal auditors.
The Audit Committee also prepares the Report of the Audit Committee, which begins on page 21 of this proxy statement as required by the SEC.
Our Audit Committee is responsible for carrying out all of the duties and responsibilities required for audit committees under the Exchange Act and the NYSE Rules. A description of the specific duties and responsibilities of our Audit Committee can be found in its charter. Our Audit Committee and Board of Directors have established a procedure which establishes a confidential means for communications of complaints or concerns with respect to accounting, internal controls and auditing matters to be submitted to the committee, which is described under the caption titled “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and Communicating with Directors” in this proxy statement.
The charter of the Audit Committee provides for at least three members, each of whom must be an independent director. The current members of the Audit Committee are Kedrick D. Akins Jr., C.P.A. (Chair), Samuel A. Di Piazza, Jr., C.P.A., and Fabiola Cobarrubias, M.D. Our Nominating/Corporate Governance Committee and our Board of Directors have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the SEC and NYSE; that each member of the Audit Committee is financially literate as such qualification is defined under the rules of the NYSE; and that Mr. Adkins is an “audit committee financial expert” within the meaning of the rules of the SEC. Dr. Cobarrubias does not presently serve on the audit committee of another company. Mr. Adkins is currently on the audit committee of Bright Health Group, Inc. and Mr. Di Piazza is currently on the audit committee of Warner Bros. Discovery.
During 2023, the Audit Committee met eight times.
Executive Committee
Our Executive Committee has the authority during intervals between the meetings of the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs, except that the Executive Committee may not:
•alter or repeal any resolution adopted by the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee;
•act with respect to matters required to be passed upon by the full Board of Directors, the independent directors, or by a committee comprised of independent directors; or
•act on any matter that has been delegated to the Audit Committee, the Nominating/Corporate Governance Committee or the Compensation Committee in their respective charters.
Our By-Laws provide that the Executive Committee has at least three members, including the Chairman of the Board. The members of the Executive Committee are Bruce D. Angiolillo (Chairman), Samuel A. Di Piazza, Jr., C.P.A. (Vice Chairman), and Edward L. Rand, Jr. The Executive Committee did not meet in 2023.
PROPOSAL 2 – APPROVAL OF THE PROASSURANCE CORPORATION 2024 EQUITY INCENTIVE PLAN
Introduction
Our equity based incentive compensation has been provided under the 2014 Equity Incentive Plan (the “2014 Equity Plan”) since 2014. The 2014 Equity Plan was designed to further our long-term growth profitability by offering proprietary interests in the Company to those key officers, employees, consultants and directors who will be largely responsible for such growth, and to enhance our ability to retain such persons through long-term incentive compensation in the form of proprietary interests in ProAssurance.
Since 2014, the 2014 Equity Plan has been the sole source for shares of Common Stock issued as equity-based annual incentive compensation in the form of stock awards and as equity-based long-term incentive compensation in the form of restricted stock units (RSUs) and performance shares.
The 2014 Equity Plan has expired. Our Board desires to continue to encourage stock ownership by our key employees through equity-based incentive compensation and, on March 6, 2024, adopted a new equity-based incentive compensation plan subject to approval of the stockholders at the 2024 annual meeting. The new equity incentive plan will be known as the ProAssurance Corporation 2024 Equity Incentive Plan (the "2024 Equity Plan”) and, if approved by our stockholders at the 2024 annual meeting, will replace the 2014 Equity Plan effective May 22, 2024. The 2024 Equity Plan will have substantially the same terms as the 2014 Equity Plan except that the new plan provides for the below terms.
•The maximum number of Shares that may be distributed as Awards under the 2024 Equity Plan shall be a total of 2,400,000 shares of Common Stock and the maximum number of Shares which may be subject to Awards granted to a participant in any calendar year shall be 250,000 shares of Common Stock.
•The 2024 Equity Plan provides that all Awards under the Plan shall be subject to a minimum vesting period of 12 months from the grant date of such Award.

•The 2024 Equity Plan provides examples of material changes to the Plan that may not be made without stockholder approval. These material changes include, but are not limited to, repricing of Awards, reducing the exercise price of Options or Stock Appreciation Rights, canceling an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the original exercise price, canceling an outstanding Option or Stock Appreciation Right with an exercise price that is greater than the market price of the Company's shares in exchange for another Award, canceling an outstanding Option or Stock Appreciation Right with an exercise price that is greater than the market price of the Company's shares in exchange for cash, and buying out Awards with an exercise price that is greater than the market price of the Company's shares.
Our Board of Directors, on the recommendation of the Compensation Committee, has recommended that the 2024 Equity Plan be submitted to the stockholders for approval at the 2024 annual meeting. The terms of the 2024 Equity Plan have been structured to qualify performance shares, stock options and stock appreciation rights as performance based compensation and to allow the Compensation Committee to continue the practice of providing equity-based incentive compensation to our key employees consistent with past practice. The 2024 Equity Plan must be approved by our stockholders under the NYSE Rules for equity compensation plans.
Description of the 2024 Equity Plan
The terms and conditions of the 2024 Equity Plan are similar to those of the 2014 Plan. The following constitutes a brief discussion of the material features of the 2024 Equity Plan. The description is subject to, and qualified by reference to, the definitive terms of the 2024 Equity Plan, which is set forth in its entirety as Exhibit A to this Proxy Statement.
Purpose. The purpose of the 2024 Equity Plan is to further our corporate profitability and growth in our share value by offering proprietary interests in ProAssurance to those key officers, employees, consultants and directors who will be largely responsible for such growth. A further purpose of the 2024 Equity Plan is to enhance our ability to recruit and retain qualified executives and key employees through long-term incentive compensation in the form of proprietary interests in ProAssurance.
Effective Date. If approved by our stockholders at the 2024 annual meeting, the 2024 Equity Plan will be the source for incentive awards in annual periods beginning on May 25, 2024. The 2014 Equity Plan will continue to govern awards made prior to its expiration in May 2023.
Administration. The Compensation Committee will be responsible for the administration of the 2024 Equity Plan. The charter of the Compensation Committee requires that each member be an “independent director” under the NYSE Rules; a “non-employee director” as defined in SEC Rule 16b-3, and an “outside director” as defined in Code Section 162(m). The Compensation Committee will select from eligible participants those persons who in its judgment have the opportunity to influence our long-term profitability. The Committee will determine the awards to be made to participants under the 2024 Equity Plan and the conditions upon which awards will become payable under the plan.
Eligibility. The Compensation Committee may designate any of our employees or directors as participants in the 2024 Equity Plan and may also select as participants persons engaged by ProAssurance to provide services as a consultant or advisor, except that performance shares may be granted only to our employees. An employee is any person (including an officer) who is employed by ProAssurance or a subsidiary in a continuous and regular salaried relationship.
Awards. The Compensation Committee has the authority to make the following type of equity-based awards to participants under the 2024 Equity Plan: (1) performance shares; (2) stock options; (3) stock appreciation rights; (4) restricted stock; (5) restricted units; and (6) other stock based awards. No participant may receive more than a total of 250,000 shares of Common Stock subject to awards granted to such participant under the 2024 Equity Plan in any calendar year.
The 2024 Equity Plan includes the policy adopted by our Board on December 1, 2010, regarding the one-year holding period for shares of Common Stock paid to executive officers as equity incentive compensation or delivered to executives upon the exercise of options or stock appreciation rights and the additional policy adopted on September 6, 2023, regarding recoupment of incentive compensation paid to executive officers based on financial results in financial statements that are required to be restated after payment of the compensation. An executive officer is defined as the Chief Executive Officer, the Chief Financial Officer and all other senior executives whose compensation is individually reviewed by the Compensation Committee.
Available Shares. Our Board of Directors has authorized the issuance of up to 2,400,000 shares of Common Stock under the 2024 Equity Plan. The shares may be made available from our authorized and unissued shares of Common Stock or from treasury shares. Awards payable solely in cash are not deducted from the number of shares available for issuance under the 2024 Equity Plan unless paid upon the exercise of a stock appreciation right. Shares subject to awards that are forfeited or cancelled will again be available for issuance under new awards under the 2024 Equity Plan.
The Compensation Committee is required to adjust the shares authorized under the 2014 Equity Plan and outstanding awards as necessary to preserve, but not to enlarge, the benefits under the 2024 Equity Plan as a result of a stock split, stock dividend, recapitalization, warrant or rights offering, large special cash dividend, or other similar event. In such event, the Compensation Committee may, in such manner as the committee deems equitable, adjust the number and kind of shares which may be awarded under the 2024 Equity Plan, the number and kinds of shares subject to outstanding awards under the 2024 Equity Plan, the grant, base or exercise price of any outstanding awards, and the performance goals for outstanding awards of performance shares, in each case, subject to the limitation that the adjustments must be made to prevent dilution or enlargement of rights and no such adjustment to performance shares may increase the amount of compensation that would otherwise be payable upon achievement of the performance criteria. In addition, the Compensation Committee may, in its discretion, modify the terms of outstanding awards in anticipation of any of the previously described corporate events or transactions as well as any merger, consolidation or exchange of shares involving ProAssurance in order to settle the awards in cash, accelerate vesting or exercisability of awards, provide for the assumption or conversion of such awards, modify the performance targets and performance periods for performance shares, or effect any combination of the foregoing. The Compensation Committee has no authority to make adjustments solely as a result of the decline in the market value of our Common Stock.
Performance Shares. A performance share is the equivalent of one share of Common Stock which becomes vested upon the attainment of performance objectives established by the Compensation Committee. The Compensation Committee establishes the performance objectives and the length of the performance period to attain such objectives at the time a performance share is awarded. The Committee may prescribe different conditions for different participants. If the Committee intends for performance shares awarded to an executive to qualify as performance based compensation, the performance objectives must relate to at least one of the criteria listed below:
•Combined ratio, operating ratio or any component thereof such as loss ratio, underwriting expense ratio, investment income ratio or a combination thereof;
•Retention rate measured by premium or unit count for all insureds or any subset of insureds;
•Total return (stock price appreciation divided by beginning share price, plus dividends paid during the year);
•Growth in book value;
•Premium revenue, whether new or renewal, for all or a subset of the Company's book of business;
•Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);
•Earnings (earnings per share or other corporate earnings measures);
•Net income (before or after taxes, operating income or other income measures);
•Cash (cash flow, cash generation or other cash measures);
•Economic value added;
•Return measures (including, but not limited to, return on assets, capital, equity, investments or sales);
•Market share;
•Improvements in capital structure;
•Business expansion (acquisitions);
•Total Revenue;
•Investment Income;
•Cost reduction measures; or
•Strategic plan development and implementation.
The performance objectives for performance shares may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the participant or a subsidiary, division, region or function within the Company, or in terms of relative performance as compared to an outside reference or peer group.
The Compensation Committee will determine whether the performance objectives for the performance shares awarded to a participant have been attained at the end of the performance period, or if one or more interim periods are authorized by the committee, at the end of an interim period within the performance period. In determining whether a performance objective has been satisfied, the Committee is directed to include a credit or allowance for dividends declared during the performance period. In addition, the Committee may provide at the time performance shares are awarded that any evaluation of performance objectives may include or exclude any of the following described events that occur during the performance period: (i) changes in capital structure as described in the plan; (ii) the effect of changes in tax laws, accounting principles or other laws and provisions affecting reported results; or (iii) acquisitions or divestitures.
If a participant is employed at the close of the performance period and the Committee determines that performance objectives have been obtained, the participant will be entitled to receive payment for each performance share in an amount equal to the value of one share of Common Stock except that the performance shares will be forfeited if the participant’s employment is terminated for cause or without good reason after the close of the performance period and prior to payment. Unless otherwise directed by the Compensation Committee, payment is to be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the withholding required for taxes.
Stock Options and Stock Appreciation Rights . The Compensation Committee may grant participants incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options that fail to meet one or more requirements of an incentive stock option. The exercise price for each option must not be less than 100% of the market value of a share of Common Stock on the date specified by the Committee at the time the option is granted. Under the terms of the 2024 Equity Plan, the options become exercisable in five equal annual installments or at such other time(s) as may be specified by the Compensation Committee at the time of grant. Options may be exercised upon payment of the exercise price to ProAssurance. The exercise price is payable in cash or by delivery of shares of Common Stock having a market value equal to the option price on date of exercise. A participant may effect a “cashless exercise” by directing ProAssurance to withhold shares otherwise issuable upon the exercise of the option with a market value equal to the option price.
A Stock Appreciation Right, or SAR, is a contractual right to receive the appreciation in the value of a share of Common Stock from date of grant to the date of exercise payable in cash, Common Stock or a combination. The Compensation Committee may grant SARs in tandem with options granted under the 2024 Equity Plan or independent of any option. The base price for SARs must not be less than 100% of the market value of a share of Common Stock on a date specified by the Committee at the time the SAR is granted in the case of SARs granted independent of options or the option price of related options in the case of SARs granted in tandem with options. SARs granted in tandem with options may be exercised only at such times as the related options are exercisable and the exercise of a SAR (or option) will result in the cancellation of any option (or SAR) issued in tandem to the extent of the number of shares in respect of which such option or SAR has been exercised. Under the 2024 Equity Plan, SARs that are independent of options may be exercised at such time as may be determined by the Compensation Committee, or if no determination is made, they will become exercisable in five equal annual installments.

Restricted Stock Grants and Restricted Units. The Compensation Committee may award shares of Common Stock under a restricted stock grant. The grant will set forth a restriction period (without limitation, a specified period of time or a period related to the attainment of performance goals) during which the shares of restricted stock granted will remain subject to forfeiture. The grantee cannot dispose of the shares prior to the expiration of the restriction period. During this period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends. During the restriction period, each certificate will be held in the custody of ProAssurance and bear a legend giving notice of the restrictions in the grant.
The Compensation Committee may grant awards of restricted units, which grant will set forth the terms of a restriction period in the same manner as those applicable to the grant of restricted stock. No shares of Common Stock will actually be issued to a participant at the time a restricted unit award is made. Instead, ProAssurance will establish a separate account for the participant and will record in such account the number of restricted units awarded to the participant. The Compensation Committee will determine whether outstanding restricted units will be credited with amounts equal to any dividends paid by ProAssurance with respect to the corresponding number of shares of Common Stock.
If a participant is employed at the close of the restricted period and the Committee determines that any other conditions to vesting have been satisfied, the participant will be entitled to receive payment of the restricted stock or restricted units subject to the award, except that the restricted stock and restricted units will be forfeited if the participant’s employment is terminated for cause or without good reason after the close of the restricted period and prior to payment. Awards of Restricted Stock are payable by delivery of the shares of Common Stock subject to the award. Awards for restricted units are payable in an amount equal to the value of one share of Common Stock, and unless otherwise directed by the Compensation Committee, payment is to be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the withholding required for taxes.
Other Stock-Based Awards. The Compensation Committee is authorized to grant other awards under the 2024 Equity Plan that are denominated or payable in shares of Common Stock. The Committee may determine the terms of such awards so long as they are consistent with the purposes and are subject to the terms of the 2024 Equity Plan.
Dividends on Awards. Dividends paid on restricted stock will be held for the account of the recipient of the award during the restricted period subject to the restrictions and risk of forfeiture on the restricted stock. The Compensation Committee may determine at the time it grants awards for performance shares or restricted units whether and to what extent to credit to the account of the recipient receiving the award, an amount equal to the dividend equivalent on the number of shares of Common Stock subject to the Award. A dividend equivalent is defined as an amount equal to any dividends paid by ProAssurance with respect to a share of Common Stock during the performance period in the case of performance shares or during the restricted period in the case of restricted units. Dividends on restricted stock that are not forfeited are payable in cash at the time of payment of the restricted stock. Dividend equivalents on unvested performance shares and restricted units will neither accrue nor be paid.
Termination of Employment by Reason of Death or Disability . If a participant’s employment is terminated by reason of death or disability and the termination occurs prior to the close of any performance period for outstanding awards of performance shares held by the participant, the performance shares will be deemed to have been earned at the target level and the participant will be paid for the performance shares deemed to have been earned. Each restricted share or restricted unit held by a participant at the time of employment termination for death or disability will vest become free of all restrictions and conditions. Each outstanding option and SAR held by a participant at the time of employment termination for death or disability will be fully exercisable for a period of 180 days after termination.
Termination of Employment by a Participant upon Retirement or for Good Reason . If a participant terminates employment by reason of normal retirement or for Good Reason and such termination occurs prior to the close of any performance period for outstanding awards of performance shares held by the participant, the Compensation Committee will determine the number of performance shares that would have been earned if the performance periods had ended at the end of the last complete year prior to the participant’s termination, except that any performance shares awarded in the year of termination will be automatically cancelled. The participant will be entitled to payment of a pro rata portion of the performance shares deemed to be earned based on the ratio that the number of months that the participant was actually employed in the performance period bears to the total number of months in the performance period.
Unless the Compensation Committee otherwise determines, each stock option and SAR held by a participant at the time of termination upon normal retirement or for good reason will be fully exercisable for 180 days after termination.
If a participant terminates employment by reason of resignation for Good Reason and such termination occurs prior to the close of any restricted period for outstanding awards of restricted stock or restricted units held by the participant, the participant will be entitled to payment of a pro rata portion of the restricted stock or restricted units based on the ratio that the number of months that the participant was actually employed in the restricted period bears to the total number of months in the restricted period, except that any restricted stock or restricted units awarded in the year of termination will be automatically cancelled.
A participant will be deemed to have terminated for “Good Reason” if the terms of the participant's employment or severance agreement or the award notice provides for constructive termination under certain circumstances; conversely, if Good Reason or constructive termination is not defined in such an agreement or award notice, then a participant has no ability to terminate for good reason under the 2024 Equity Plan. “Normal retirement” is defined as retirement after the participant reaches sixty years of age or if later, the earliest age at which the participant may retire under any qualified retirement plan maintained by the Companies. The Compensation Committee may consent to an earlier retirement in which event the participant will be treated under the 2024 Equity Plan as if the participant terminated upon normal retirement.
Change of Control . Upon a change of control of ProAssurance (as defined in the 2024 Equity Plan), outstanding performance shares will be deemed to be earned at the target level and paid to participants; all options and SARs will become fully exercisable, and all time based vesting restrictions on restricted stock and restricted units will lapse. In addition, the Compensation Committee may, in its discretion, provide that upon acceleration of vesting upon the change of control, any of the following may occur:
•outstanding stock options and SARs will expire if not exercised within a period fixed by the committee;
•outstanding awards will be settled in cash rather than shares of Common Stock;

•outstanding awards (other than performance shares) will be assumed by the surviving entity or otherwise equitably converted or substituted;
•stock options may be settled by payment in cash of the difference between the exercise price and fair market value of a share of the Common Stock; or
•any combination of the foregoing.
If the Compensation Committee elects to have outstanding awards assumed or equitably converted or substituted after a change of control, all of the stock options and SARs will become fully exercisable, and all time based vesting restrictions on the awards will lapse, after giving effect to the assumption, conversion or substitution.
Amendment and Termination. Our Board of Directors may terminate or suspend the 2024 Equity Plan at any time, but such termination or suspension will not affect any awards then outstanding under the 2024 Equity Plan. Unless terminated earlier by action of the Board, the 2024 Equity Plan will continue in effect until May 25, 2034, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the 2024 Equity Plan as it deems advisable. Our stockholders must approve any amendment that would result in a material change, as described above in the introduction, to the terms of the 2024 Equity Plan that requires stockholder approval under the corporate governance listing standards of the New York Stock Exchange, or under Code Section 162(m), or under SEC Rule 16b-3. The Compensation Committee may amend the terms of any outstanding award, retroactively or prospectively, but no such amendment will adversely affect any such award without the participant’s consent, and no amendment may increase compensation payable with respect to a performance share or reduce the exercise price of an outstanding option or the base price of an outstanding SAR (except as permitted for stock splits, stock dividends and other relevant changes affecting the Common Stock).
Clawback of Awards. Our Board of Directors has established a recoupment requirement (a “clawback”) for incentive compensation as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The clawback has been in effect for incentive compensation paid for years beginning after 2010, and we incorporated the clawback in the 2014 Annual Incentive Plan and the 2014 Amended and Restated Equity Incentive Plan and in all performance share agreements going forward. The clawback has also been incorporated in the 2024 Equity Plan whereby the 2024 Equity Plan provides that, in the event any Award is made to an Executive Officer that is based on financial results that subsequently require a restatement to our financial statements, the payment of any erroneously-awarded Award and any profit resulting from the sale of such Award shall be recouped by us pursuant to the Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments.
Federal Tax Income Tax Consequences
The following is a brief summary of the significant aspects of federal income tax treatment of awards that may be granted under the 2024 Equity Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.
Performance Shares. A participant will not realize taxable income upon the grant of a performance share award. When the performance shares are earned and paid, the participant will realize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares). We will be entitled to a tax deduction at the same time and in the same amount.
Incentive Stock Options. A participant will not realize taxable income upon the grant or exercise of an Incentive Stock Option. If a participant does not sell the stock received upon the exercise of an Incentive Stock Option for at least two years from the date of grant and within one year from the date of exercise, any gain (loss) realized from the sale of the shares will be long-term capital gain (loss). In such circumstances, we will not be allowed a deduction for federal income tax purposes.
If shares purchased on exercise of an Incentive Stock Option are disposed of before the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such shares. We will be entitled to a tax deduction at the same time and in the same amount. The shares so disposed of will have a tax basis equal to their fair market value on date of exercise and the participant will have short-term or long-term capital gain or loss to the extent the amount realized on the disposition exceeds the basis in the shares. Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant’s employment, the option will generally be taxed as a nonqualified stock option.
Nonqualified Stock Options. A participant will not realize taxable income upon the grant of a nonqualified stock option under the 2024 Equity Plan because the plan requires that the option price must be at least 100% of the fair market value of a share on date of grant. When a nonqualified stock option is exercised, the participant generally will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the price paid for the shares. We will be entitled to a tax deduction at the same time and in the same amount. Any further gain or loss realized by the participant after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.
Stock Appreciation Rights. A participant will not realize taxable income upon the grant of a SAR under the 2024 Equity Plan because the plan requires that the base price must be at least 100% of the fair market value of a share on date of grant. When a SAR is exercised, the participant will generally realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. We will be entitled to a tax deduction at the same time and in the same amount. If the participant receives Common Stock upon exercise of a SAR, the post-exercise gain or loss will be treated as discussed above under Nonqualified Stock Options.
Restricted Stock. A participant who receives restricted stock generally will realize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. We will be entitled to a tax deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

However, a participant may elect, under Section 83(b) of the Code, within 30 days of the grant of the stock, to realize ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant’s holding period will commence on the date of grant and the participant’s tax basis will equal the fair market value of the shares on that date (determined without regard to restrictions). Likewise, we will be entitled to a tax deduction at the date of grant in an amount equal to the ordinary income realized by the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares.
Restricted Units. A participant will not realize taxable income when restricted units or dividend equivalents are credited to the participant’s account. The participant will realize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the Plan. We will be entitled to a tax deduction at the same time and in the same amount.
Code Section 162(m) Limitation . Code Section 162(m) generally places a $1 million annual limit on a public company's federal income tax deduction for compensation paid to certain senior executives. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to us.
Code Section 409A . Generally the payment of awards of equity based compensation under the 2024 Equity Plan will not constitute nonqualified deferred compensation subject to Code Section 409A. However, performance shares granted to retirement eligible employees are subject to Code Section 409A, and we have structured payment of the awards of performance shares so that it will comply with Code Section 409A.
Securities Authorized under Equity Compensation Plans
The following table sets forth information as of December 31, 2023, with respect to equity securities authorized for issuance pursuant to equity compensation plans previously approved by stockholders of ProAssurance and equity compensation plans not previously approved by ProAssurance’s stockholders.

Plan Category	Number of Securities to be issued upon exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,212,545	$—	—
Equity compensation plans not approved by security holders	—	—	—
The Compensation Committee cannot determine the amount and nature of awards that will be granted under the 2024 Equity Plan. The disclosure under “Executive Compensation – Grants of Plan Based Awards” on page 32 reflects certain information respecting certain stock awards, performance shares, and restricted units that were granted to our individual executive officers under the 2014 Equity Plan for the year ended December 31, 2023. In addition, the table under “Director Compensation” on page 38 reflects equity compensation granted to our directors under the 2014 Equity Plan for the year ended December 31, 2023.
Recommendation of the Board; Vote Required
The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2024 annual meeting is required to approve the 2024 Equity Incentive Plan. In accordance with the requirements of the NYSE, brokers may not vote on the 2024 Equity Incentive Plan without specific instructions from the beneficial owners of shares. If you hold your shares in “street name” with your broker and you do not specifically instruct your broker how to vote on the ProAssurance Corporation 2024 Equity Incentive Plan, your broker will not vote for you on Proposal 2 (Approval of the ProAssurance Corporation 2024 Equity Incentive Plan).
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROASSURANCE CORPORATION 2024 EQUITY INCENTIVE PLAN.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The Audit Committee has appointed Ernst & Young LLP as our auditors for the current fiscal year ending December 31, 2024. Although ratification of the stockholders is not required for appointment of independent auditors under Delaware law or our By-Laws, the Board of Directors believes it is appropriate to seek stockholder ratification of the appointment of Ernst & Young LLP as independent auditor.
Ernst & Young LLP served as the independent auditor of ProAssurance for the year ended December 31, 2023. In connection with the current appointment of the independent auditor, the Audit Committee reviewed with representatives of Ernst & Young LLP the most recent report of the PCAOB on the overall quality of the firm’s audit work.
Representatives of Ernst & Young LLP will be present at the 2024 annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Fees for 2023 and 2022
The table below sets forth the aggregate fees incurred by ProAssurance for audit, tax and other services provided by Ernst & Young LLP to ProAssurance during each of the last two years.

	2023	2022
Audit fees	$4,520,596	$4,326,225
Tax fees	574,950	493,921
All other fees	—	—
Total	$5,095,546	$4,820,146
All fees paid to Ernst & Young LLP for 2023 that required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.
Pre-Approval Policies and Procedures
The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. The SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor. Our Audit Committee has adopted an Audit and Non-audit Service Pre-approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent auditor may be pre-approved.
For pre-approval of non-audit services, our Audit Committee will consider whether services are consistent with the SEC’s rules on auditor independence. Our Audit Committee will also consider whether the independent auditor is able to provide effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the services will enhance our ability to manage or control risk or improve audit quality. Our Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. All such factors will be considered as a whole, and no one factor is necessarily determinative.
Our Audit Committee determines from time to time the eligible services that may be provided to ProAssurance by our independent auditors in accordance with the requirements and guidance of the SEC and the NYSE, or other exchanges or market systems on which our stock is traded. The Audit Committee also determines whether such services fit in the categories of Audit Services, Audit-related Services, Tax Services and other Permitted Non-audit Services as described below and as the description of such services may be modified under subsequent guidance and interpretation of the regulatory and self-regulatory organizations applicable to ProAssurance, including without limitation, the SEC and the NYSE. The independent auditor may not provide any non-audit services that are prohibited under the provisions of Section 10A of the Exchange Act and the rules and regulations promulgated thereunder.
Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review and an actuarial analysis of the estimate for losses in our financial statements. Audit services also include the engagement for the independent auditor’s report on the effectiveness of internal controls for financial reporting. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates, services associated with inclusion of acquired companies in our financial statements, and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.
Audit-related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Because our Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence, the Audit Committee may grant pre-approval to audit-related services. Audit-related services include, among others: due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services;” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services. Our Audit Committee believes that the independent auditor can provide tax services to ProAssurance such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, our Audit Committee believes it may grant pre-approval to those tax services that:
•the Audit Committee believes would not impair the independence of the auditor; and
•are consistent with SEC rules on auditor independence.
The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee will consult with the Chief Financial Officer or outside counsel to determine that tax planning and reporting advice is consistent with this policy.
Other Non-audit Services. Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of the SEC’s prohibited non-audit services.
Annual Audit Engagement. Our Audit Committee appoints the independent auditor of ProAssurance and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The engagement letter provides that the independent auditor reports directly to the Audit Committee. Any audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.
Pre-approval of Other Audit and Non-audit Services. Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee in accordance with the following procedure either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our Audit Committee may delegate to one or more designated members of the Audit Committee, who are independent directors of the Board of Directors, the authority to grant pre-approval of these services to be performed by the independent auditors. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee or to the member or members of the committee to whom pre-approval authority has been delegated. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well-reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Requests for pre-approval of services by the independent auditor must include a joint statement of the independent auditor and our Chief Financial Officer as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
Our Audit Committee will be informed not less frequently than quarterly of the services rendered by the independent auditor. Our Chief Financial Officer is responsible for tracking all independent auditors’ fees against the budget for such services and report at least quarterly to the Audit Committee.
The Audit Committee Charter designates our internal auditor to monitor the performance of all services provided by ProAssurance’s independent auditor and to determine whether such services are in compliance with policy. Our internal auditor reports to the Audit Committee on a periodic basis on the results of its monitoring. Both our internal auditor and management will immediately report to the Chair of the Audit Committee any breach of this policy that comes to the attention of the internal auditor or any member of management. The Audit Committee will also review our internal auditor’s annual internal audit plan to determine that the plan provides for monitoring of the independent auditor’s services.
Vote Required
The ratification of Ernst & Young LLP as ProAssurance’s independent auditor for 2024 will require the affirmative vote of a majority of the shares voting on the matter at the 2024 annual meeting. If you vote your shares without instructions to your proxy on this proposal, your shares will be voted FOR the ratification of the appointment of Ernst & Young LLP. In the event that the appointment of Ernst & Young LLP as independent auditor for 2024 is not approved by the affirmative vote of a majority of the shares voting on the matter, the Board of Directors will request that the Audit Committee reconsider its appointment of independent auditors for the year ending December 31, 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF PROASSURANCE FOR 2024.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is currently comprised of three independent directors and operates pursuant to a written charter. The charter is available in the Corporate Governance section of our website at http://investor.ProAssurance.com/govdocs. During 2023, the Audit Committee met eight times. In conjunction with some of these meetings, the Audit Committee met in executive sessions and met in separate sessions with our independent auditor, our internal auditors, our Chief Executive Officer and Chief Financial Officer.
Our management is responsible for the preparation, presentation and integrity of ProAssurance’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of ProAssurance’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditor is also required to review the adequacy and effectiveness of ProAssurance’s internal controls on financial reporting. The Audit Committee is directly responsible in its capacity as a committee of the Board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.
In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Ernst & Young LLP, our independent auditor. The Audit Committee also has discussed with the independent auditor the matters required to be discussed by auditing standards and guidelines established by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The independent auditor has communicated to the Audit Committee the communications required by Auditing Standard No. 1301. In addition, the auditor is required to inquire as to whether the Audit Committee is aware of matters relevant to the audit such as fraud or possible violation of laws and is further required to communicate to the Audit Committee any other matters arising from the audit that are significant and relevant to the Audit Committee regarding its oversight of the financial reporting process.
The Audit Committee has received from Ernst & Young LLP a letter providing the disclosures required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, with respect to any relationships between Ernst & Young LLP and ProAssurance that in its professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of federal securities laws and in compliance with PCAOB Rule 3520.
All audit and non-audit services performed by the independent auditor must be pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the audit services rendered by our independent auditor during ProAssurance’s most recent fiscal year. Ernst & Young LLP performed limited non-audit services in 2023 related to federal and state tax compliance and premium tax filings.
Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of ProAssurance for 2023 be included in its Annual Report on Form 10-K for the year ended December 31, 2023, prior to the filing of such report with the SEC.
Audit Committee:
Kedrick D. Adkins, Jr., C.P.A., Chair
Samuel A. Di Piazza, Jr., C.P.A.
Fabiola Cobarrubias, M.D.
March 14, 2024

PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted in July 2010 as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the 2023 annual meeting our stockholders voted for ProAssurance to continue providing the stockholders this opportunity to vote on executive compensation on an annual basis and we will do so until the advisory vote frequency is required to be reauthorized in 2029.
As described in detail in this proxy statement under the heading “Compensation Discussion and Analysis,” we seek to align closely the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Compensation Committee and the Board of Directors believe the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation philosophy and in achieving its goals, and that the compensation of our executive officers in 2023 reflects and supports these compensation policies and procedures.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on us, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
The approval of this Proposal 4 requires the affirmative vote of a majority of the shares voting on the matter at the 2024 annual meeting without regard to broker non-votes or abstentions. Accordingly, we will ask our stockholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the stockholders of ProAssurance Corporation approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in ProAssurance Corporation’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure requirements set forth in Item 402 of Regulation S-K of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and narrative discussion.”
Recommendation by the Board; Vote Required
In accordance with the requirements of the NYSE, brokers may not vote on the advisory vote on executive compensation without specific instructions from the beneficial owners of shares. If you hold your shares in “street name” with your broker and you do not specifically instruct your broker how to vote on the advisory vote on executive compensation, your broker will not vote for you on Proposal 4 (Advisory Vote on Executive Compensation).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Message From Our Compensation Committee Chair
Fellow Stockholders of ProAssurance,
As I wrote to you last year, our compensation program is designed to pay for performance and to align fully with stockholders' interests while recognizing the external dynamics of the markets in which we operate. Financial results for ProAssurance in 2023 were disappointing, as the consolidated combined ratio increased to 112.7% and drove an operating loss of $7.3 million. However, net investment income increased 33.8% to over $128 million, and book value per share rose 6.6% to $21.82. Management has worked very hard in exceptionally difficult market conditions to implement changes to the business that your Board of Directors expects will lead to improved operating results in time. Numerous initiatives undertaken during 2023, including consolidation of and upgrades to information systems, investments in technology and data science, and streamlining our operating entities and structure will improve efficiency and reduce costs across the organization, bolstering management’s focused effort to return ProAssurance to acceptable levels of profitability.
Again this year, the Compensation Committee applied the Company's annual and long-term incentive compensation metrics as designed and without adjustments. Annual incentives paid to our Named Executive Officers ranged from 35.0% to 58.5% of the target level. Performance-based equity awards that matured in 2023 resulted in no payouts. As reflected in the disclosures of compensation actually paid to our executives, our compensation program aligns with annual and long-term performance. We continue to believe our compensation decisions appropriately balance our need to retain and attract executive talent while simultaneously aligning with the interest of our shareholders. After considering the contents of our Compensation Discussion and Analysis, I hope that you will agree and will indicate your support of our efforts when casting your say-on-pay vote.
My best regards,
Maye Head Frei
Chair

Executive Summary
The following discussion describes our compensation practices with respect to our Chief Executive Officer (“CEO”) and the other executive officers named in the Summary Compensation Table on page 31 of this proxy statement, whom we refer to as our “executives” in the discussion. Our Named Executive Officers (“NEOs”) for 2023 were:

Name	Title
Edward L. Rand, Jr.	President and Chief Executive Officer
Dana S. Hendricks	Executive Vice President and Chief Financial Officer
Jeffrey P. Lisenby	Executive Vice President, General Counsel & Secretary
Kevin M. Shook	President, Workers’ Compensation Segment
Robert D. Francis	President, Healthcare Professional Liability

Pay for Performance
We seek to offer competitive compensation to attract and retain qualified and engaged executives and reward them based on performance. Our executive compensation program aligns pay for performance as demonstrated through a compensation framework in which 77% of our Chief Executive Officer’s 2024 annual target total direct compensation is “at-risk.” Total compensation consists of base salary, annual incentive compensation, and long- term incentive compensation. Annual incentive compensation is intended to maximize the efficiency and effectiveness of our operations by providing compensation based on achievement of pre-defined performance metrics by our executives. Long-term incentive compensation is intended to reward executives for driving results that achieve long-term growth in stockholder value.

Components of Total Annual Direct Compensation
Operational highlights in 2023 are detailed immediately below under the heading “Key 2023 Performance Measures and Strategic Actions.” In light of these accomplishments and pursuant to our written compensation plans, our 2023 compensation program resulted in:
•Annual incentive payments ranged from 35.0% to 58.5% of target level for all NEOs; and
•No payment realized under 2021-23 performance shares that matured at year-end 2023 (representing a loss of $475,000 in target granted pay for the CEO and a loss between $175,000 and $200,000 in target granted pay for each of the other NEOs).
Key 2023 Performance Measures and Strategic Actions
For 2023, we reported a Non-GAAP operating loss of $7 million, or $0.14 per diluted share, compared to a Non-GAAP operating income of approximately $23 million in 2022, or $0.42 per diluted share. Our consolidated combined ratio for the year ended December 31, 2023, was 112.7%, a deterioration of 7.4 points from 105.3% in 2022. For purposes of our 2023 incentive compensation plans the consolidated combined ratio was 113.0%, which excludes the effects of certain non-operational items.
In our Specialty Property Casualty segment, the combined ratio for 2023 was 113.7%, an increase of 9.6 points from 104.1% in 2022. In our Worker’s Compensation Insurance segment, the combined ratio was 121.5% in 2023 versus 101.5% the prior year, and our Segregated Portfolio Cell Reinsurance segment recorded a combined ratio of 92.3% for 2023 versus 85.1% in 2022.
Return-on-equity calculated in accordance with GAAP in 2023 was (3.5%). Non-GAAP operating return-on-equity, which excludes the effects of investment gains and losses and which is the metric incorporated into our incentive compensation plans, was (0.7%). Total stockholder return for the year was approximately (20.8%). See further discussion on the calculation of total stockholder return in "Pay Versus Performance" beginning on page 40 of this proxy statement.
In addition, our management team executed several significant strategic achievements in 2023 that position the Company for long-term success, including consolidation and upgrades to information systems, investments in technology and data science, and streamlining our operating entities and structure improve efficiency and reduce costs across the organization, bolstering management’s focused effort to return ProAssurance to acceptable levels of profitability.
2023 Compensation Outcomes
Our 2023 compensation results reflect our pay for performance philosophy of aligning executive compensation with operational and financial performance.
•2023 Annual Incentive Program — Chief Executive Officer: For the CEO, 2023 performance was below the threshold level for the Non-GAAP Operating ROE element (weighted 35% of bonus potential) and was below the threshold level for the Consolidated Combined Ratio (40% weight). The Compensation Committee determined that the CEO earned 140% of target level credit for the Individual Performance component (25% weight) of the annual incentive program, in light of strategic accomplishments described above and strong leadership under challenging competitive conditions and a very difficult environment for defense of medical professional liability claims.

Total Annual Incentive Achievement for Chief Executive Officer	35.0% of target
•2023 Annual Incentive Program — Corporate Executives: For Corporate executives, 2023 performance was below the threshold level for the Non-GAAP Operating ROE element (weighted 35% of bonus potential) and was below the threshold level for the Consolidated Combined Ratio (40% weight). The Compensation Committee determined that the Corporate Executives earned 140% of target level credit for the Individual Performance component (25% weight) of the annual incentive program, for many of the reasons described in the CEO section immediately above.

Total Annual Incentive Achievement for Corporate Executives	35.0% of target
•2023 Annual Incentive Program — Specialty P&C: For the President of HCPL, achievement was below threshold for HCPL combined ratio (40% weight); 51% of target level for consolidated Specialty P&C metrics (20% weight); 95% of target for HCPL premium retention (8% weight); 140% of target for HCPL new business (8% weight); and 91% of target for HCPL price change (8% weight). The Compensation Committee determined that the HCPL President earned 140% of target level credit for the Individual Performance component (16% weight) for many of the reasons described in the CEO section above.

Total Annual Incentive Achievement for HCPL President	58.5% of target
•2023 Annual Incentive — Workers’ Compensation: For the President of the Workers’ Compensation segment, 2023 performance was below the threshold level for the Segment Combined Ratio (30% weight) and 131% of target level for the Segregated Portfolio Cell Income (10% weight) metrics, resulting in overall achievement of 30.8%. Performance was below the threshold level for the Non-GAAP Operating ROE element (35% weight), and the Compensation Committee determined that the Workers' Compensation President earned 130% of target level credit for the Individual Performance component (25% weight) for many of the reasons described in the CEO section above.

Total Annual Incentive Achievement for Workers' Compensation President	44.8% of target
•2021-23 Long-Term Equity Incentive Grants: For executives who received Long-Term Incentive Equity Grants in 2021, performance was below the threshold performance requirement for both Relative Total Shareholder Return and Compound Annual Growth Rate in Book Value over the three- year performance period. Those grants, therefore, had no value at maturity, resulting in loss of target level pay in the amount of $475,000 for the CEO and an amount ranging from $175,000 to $200,000 for the other Named Executive Officers.

Total Achievement for 2021-23 LT Equity Incentive Grants	0% of target
Stockholder Engagement
The Compensation Committee strives to ensure that our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy. When setting compensation for our executives, the Compensation Committee considers the results of the annual Say-on-Pay vote, the long-term vision and strategic goals of the Company, input from management, input from its independent compensation consultant, and investor engagement feedback. Our executive compensation program historically has received very strong stockholder support.

Proxy Year	2019	2020	2021	2022	2023
Favorable Vote	98%	87%	96%	97%	94%

Compensation Governance Practices
The Compensation Committee observes best practices in its oversight of the executive compensation program.

What we do:	What we don’t do:
√ Annual say-on-pay vote
√ Majority of pay at-risk or variable
√ Balance metrics and measurement periods
√ Annual engagement with stockholders
√ Share ownership requirements
√ Double-trigger cash severance agreements
√ Clawback policy covering both cash and equity
√ Minimum holding period for stock awards
√ Risk assessment of pay
√ Engage an independent compensation consultant
x Tax gross-ups in new executive agreements x Permit hedging by employees or directors x Excessive perquisites x Overlapping performance metrics x Stock option repricing x Pay dividends on unearned shares
2023 Compensation Review Process
As the Compensation Committee, we recommend compensation for our Chief Executive Officer, review and approve compensation recommended by our Chief Executive Officer for other executive officers, and administer our incentive compensation plans. All of the members of the Compensation Committee are directors of ProAssurance, and our Board has determined that each member is independent under the independence requirements for compensation committee members under our charter and the applicable SEC and NYSE rules. Our recommendation for the compensation of our CEO is subject to ratification by a majority of the independent directors on our Board.
To aid in our evaluation of the reasonableness of our executive compensation and the competitiveness of such compensation with market practices, we use compensation data from a group of peer companies as a primary point of reference. As a secondary point of reference, we analyze relevant data from credible published salary surveys of executive compensation. The peer group compensation data includes base salaries, annual incentive compensation and long-term incentive compensation payable to senior-level executives in the peer group.
Independent Compensation Consultant
The Compensation Committee retained F.W. Cook (“FWC”) to assist the Committee in the evaluation of our executive compensation for 2023, 2022 and 2021. The Compensation Committee has been directly responsible for the appointment and oversight of independent compensation consultants in the years covered in the Summary Compensation Table on page 31 of this proxy statement. The compensation payable to FWC in 2023, 2022 and 2021 has been fixed by the Committee and funded by ProAssurance. FWC provided its disclosure of independence factors enumerated in SEC Rule 10C-1(b)(4). The Committee determined that FWC was an independent consultant to the Committee in 2023, 2022 and 2021.
Peer Group for 2023
The Compensation Committee selected the following 17 companies as the peer group for reviewing 2023 compensation:

ProAssurance Peer Group for 2023 Compensation Decisions
Amerisafe	Global Indemnity Group	SiriusPoint
Argo Group International Holdings	Horace Mann Educators	Stewart Information Services+
Assured Guaranty	James River Group Holdings	United Fire Group
Donegal Group	RLI	Universal Insurance Holdings
Employers Holdings	Safety Insurance Group	White Mtns Insurance Group
Erie Indemnity	Selective Insurance Group
+ Indicates new company added to the Peer Group for 2023.
In selecting the 2023 peer group, the Committee considered a number of factors with the most relevant being total assets, market capitalization, and total revenue, as follows (all figures as of year-end 2023):

Factor	Total Assets	Market Cap	Revenue
Peer 75th Percentile	$9.2 billion	$3.9 billion	$2.2 billion
Peer Median	$3.3 billion	$1.2 billion	$1.2 billion
Peer 25th Percentile	$2.3 billion	$0.5 billion	$0.9 billion
ProAssurance	$5.6 billion	$0.7 billion	$1.1 billion

Responsibilities of the Committee and the CEO
Our charter provides the Compensation Committee with the exclusive responsibility for making recommendations on compensation of the Chief Executive Officer for approval by the independent members of our Board. Our recommendation includes the CEO’s base salary and opportunity for annual incentive compensation and long-term incentive compensation. The independent Board members unanimously approved all of our recommendations with respect to the Chief Executive Officer’s compensation for 2023.
The Chief Executive Officer recommends to the Compensation Committee the appropriate compensation for executive officers other than himself within the compensation framework established by the Committee. When making these recommendations, the Chief Executive Officer has access to the compensation consultant’s reports. In a series of meetings conducted in January and February 2024, after financial results of the prior year were reasonably certain, the Committee reviewed the recommendations of the CEO together with supporting material and the report of the compensation consultant. After analyzing the information, we accepted the recommendations of the CEO for the current year and all years covered in the Summary Compensation Table. The independent directors ratified our approval of the CEO’s recommendations.
Base Salary
Base salary for our executives is established and adjusted according to the following criteria: areas of responsibility; experience; Company expense objectives; annual rate of inflation; and individual performance. The annualized base salaries of the Chief Executive Officer and all other Named Executive Officers as of April 1, 2023 was as follows:

2023 Base Salary
Officer	Annualized Base Salary
Chief Executive Officer	$1,000,000
Chief Financial Officer	$489,250
Executive VP, General Counsel	$515,100
President, Workers’ Comp	$469,650
President, HCPL	$550,000
Annual Incentive Compensation
Our annual incentive compensation program provides significant “at risk” compensation opportunities for our executives and other selected key employees. The “at risk” compensation is paid only if the Company achieves certain predetermined performance targets that are developed as described herein and designed to produce operating results that enhance the value of the organization. We establish annual incentive award targets, expressed as a percentage of base salary, during the first quarter for the current year. Thus, the annual incentive compensation program assumes a base salary that is competitive in the market. The Committee established target level annual incentive for each of our Named Executive Officers in 2023 as follows:

2023 Annual Incentive Target
Officer	Target (% of Base Salary)
Chief Executive Officer	120%
Chief Financial Officer	90%
Executive VP, General Counsel	90%
President, Workers’ Comp	90%
President, HCPL	90%
The following table shows the potential payout range for the Chief Executive Officer and all other Named Executive Officers under our 2023 Annual Incentive Guidelines at threshold achievement for all measures and at maximum achievement for all measures. Actual payments earned may be below the threshold level shown in the table if achieved results for one or more elements in the plan are below threshold level and receive no credit. For 2023, actual incentive payments earned by our Chief Executive Officer and other Named Executive Officers ranged from 31.5% of salary to 52.7% of salary.

2023 Annual Incentive Payout Range
Officer	Threshold (% of Base Salary)	Maximum (% of Base Salary)
Chief Executive Officer	60%	180%
Chief Financial Officer	45%	135%
Executive VP, General Counsel	45%	135%
President, Workers’ Comp	45%	135%
President, HCPL	45%	135%
We establish performance goals for annual incentive compensation for executives and other key employees. The Committee, with the assistance of its compensation consultant, considers whether our performance goals contain reasonable stretch achievements without incenting executives to assume undue risks in order to achieve their performance goals. The Committee assigns a weighted percentage for each of the performance goals, and annual incentive awards are subject to an increase or decrease to the extent actual performance is greater or less than each target performance goal within a defined range of the performance. The Committee uses these weighted performance goals to determine the annual incentive award for the Chief Executive Officer, and the CEO in turn recommends annual incentive awards for the other executives pursuant to the weighted performance goals approved by the Committee. The CEO’s recommendations for executives other than himself are subject to review and modification by the Committee. The Committee confirms that the goals and incentives are set at levels that are reasonable and consistent with past practice, relate to the sound financial management of ProAssurance, and do not involve unnecessary or excessive risk that would threaten the value of ProAssurance.

Annual incentive metrics for 2023 for our Corporate executives (CEO, CFO and EVP/General Counsel) included the following:
•Consolidated Combined Ratio (weighted 40%) — This performance goal is a standard measure of insurance operations and focuses on profitability. The Consolidated Combined Ratio is based on the consolidated results of ProAssurance and its subsidiaries, calculated by adding the loss ratio and the expense ratio, each determined in accordance with GAAP.
•Non-GAAP Operating Return on Equity (weighted 35%) — Operating ROE is determined using the calculation set forth in the Company’s Annual Report on Form 10K for the year ending December 31, 2023, excluding the effect of net investment gains and losses.
•Individual Performance (weighted 25%) — Under this performance goal, executives are evaluated on their overall performance, including an assessment of the overall quality of efforts, leadership effectiveness, execution on strategic plans, and contribution to the success of the Company. This element allows the Committee to perform a holistic assessment of the individual contributions of each executive.
Annual incentive metrics for the President of the Workers’ Compensation Insurance and Segregated Portfolio Cell Reinsurance segments in 2023 included Non-GAAP Operating Return on Equity (weighted 35%), Individual Performance (weighted 25%), and segment-specific metrics (total weight 40%). For the Workers’ Compensation business (including the Workers’ Compensation Insurance and Segregated Portfolio Cell Reinsurance segments), the metrics were Combined Ratio for Workers’ Compensation Insurance (30% weight) and Segregated Portfolio Cell Income (10% weight).
Annual incentive metrics for the President of HCPL in 2023 included HCPL line-of-business specific metrics (total weight 64%), individual performance (weighted 16%) and Specialty P&C segment-specific metrics (total weight 20%). Metrics for the HCPL line-of-business included Combined Ratio for the line-of business (40% weight); HCPL Price Change (8% weight); HCPL Retention (8% weight); and HCPL New Business (8% weight).

For each performance measure, we establish achievement levels that include a target amount; a threshold amount; and a maximum amount.
Achievement of target level performance on each metric would result in payment of the target level annual incentive as a percentage of salary for each Named Executive Officer, as previously discussed. Achievement of the threshold level on each measure would result in payment of the threshold annual incentive (50% of target), and maximum achievement on each metric would result in payment of the maximum annual incentive (150% of target). We interpolate the percentage assigned to a performance measure if the performance is between the threshold and the target, or between the target and the maximum. Performance below the threshold level for any performance measure results in no credit earned for that performance measure, and performance above the maximum level for any performance measure is capped at 150% of the weight assigned to that measure. The achieved results under the 2023 Annual Incentive Program for the CEO were as follows:

2023 Annual Incentive Program – CEO
Metric	Weighting	Threshold	Target(2)	Maximum	Actual Result	Weighted Achievement
Consolidated Combined Ratio	40%	111%	107%	99%	113.0%	—%
Non-GAAP Operating ROE	35%	2%	4%	10%	(0.7%)	—%
Individual Performance	25%	(1)	(1)	(1)	140.0%	35.0%
				Total Achievement		35.0%
(1) The Compensation Committee determined that the Individual Performance element was satisfied and earned at 140% of the Target level (out of maximum possible 150%) for the CEO and between 130% and 140% of the Target Level for other Named Executive Officers, as highlighted below.
(2) Target performance levels align with the Company's 2023 operating and financial plans in highly challenging market conditions for medical professional liability and workers' compensation insurance.

2023 Strategic and Operational Achievements Supporting Individual Performance Awards
Successful completion of NORCAL operational and systems integration
Consolidation and upgrade of Information Technology systems in both HCPL and Workers’ Compensation lines
Continued investments in technology and data science and deployment of automated and semi-automated underwriting tools including rating structures incorporating predictive analytics
Restructure of $250 million senior debt with no material increase in annual interest expense
Continued streamlining of organizational structure and reduced expenses through consolidation of certain statutory subsidiaries, contributing to a 5% decline in operating expense
Achieved renewal rate increase of 7% in addition to prior year increase of 8% in the highly competitive HCPL market
Market leader in recognizing and responding to increasing medical cost trends in the Worker’s Compensation line
Named a Best Place to Work in Alabama, Pennsylvania, and Tennessee, reflecting the positive impact of human capital management and engagement strategies, including remote work options, employee benefits, and initiatives related to diversity, equity, and inclusion

Achieved 34% increase in net investment income as management has positioned the investment portfolio to take advantage of market changes
The annual incentive award for our Chief Executive Officer for 2023 was $420,000. This amount was 42% of his annualized salary as of year-end 2023, versus target award of 120% of salary. The award was paid in cash.
Within the operating segments, Specialty Property & Casualty achieved 51% of the target level on its segment-specific metrics and HCPL achieved 24% of the target level on its line-of-business specific metrics, which constitute a combined 84% of the annual incentive payment for the HCPL President, and the Workers’ Compensation line achieved 30.8% of the target level for its segment-specific metrics, which constitute 40% of the annual incentive award for the President of that line.
The final 2023 annual incentive awards for our Named Executive Officers are summarized below, and the dollar value of those awards appears in the Summary Compensation Table on page 31 of this proxy statement:

Executive	Achieved (% of Target)	Target (% of Salary)	Earned Award (% of Salary)
Chief Executive Officer	35.0%	120%	42.0%
Chief Financial Officer	35.0%	90%	31.5%
EVP / General Counsel	35.0%	90%	31.5%
President, Workers’ Comp	44.8%	90%	40.3%
President, HCPL	58.5%	90%	52.7%
Looking ahead to the 2024 Annual Incentive Compensation plan, the Compensation Committee established guidelines that includes 2024 Operating Income Improvement (weighted 70% for all Corporate Executives and 40% for the Presidents of the operating segments), 2024 Segment Operating Income (weighted 30% for the Presidents of the operating segments), and Individual Performance (weighted 30% for all NEOs).
Long-term Incentive Compensation
Our long-term incentive compensation program presently includes grants of performance shares and restricted stock units or RSUs. We believe that the performance shares and RSUs align the interests of our executives with those of the stockholders by providing equity compensation based on our long-term objective of growth in stockholder value. The Compensation Committee has established award agreements for performance shares and RSUs in accordance with our 2014 Equity Incentive Plan that requires a three-year vesting period. Performance shares are earned if corporate value is enhanced through achievement of performance measures over the three-year vesting period. RSUs promote retention and ownership of executive talent and strengthen alignment between executives and stockholders as the value realized by executives is directly tied to stock price performance.
We believe an effective long-term incentive compensation program is necessary to attract and retain well-qualified and experienced executives and other key employees and is a foundational element of our pay for performance philosophy. In establishing the amount of our annual grants of long- term incentive compensation, we consider past practice, recommendations of the compensation consultant, and the value of the award (including the value attributable to the award for financial reporting purposes). We monitor the level of awards based on the findings of our compensation consultant, and we believe that our long-term incentive opportunities are appropriate when compared to awards made available to executives at our peer companies.

Our practice has been to make long-term incentive grants to our current executives and other key employees in February after the financial results of the prior year are released. Where a market price is required, long-term grants are priced on a date after our financial results for the prior year have been released. We believe that pricing the grants at this time is most appropriate because the market is then in possession of our earnings and any other material information. We occasionally make long-term grants at other times, such as when we retain new senior-level executives.
Each RSU is equal to one share of Common Stock and is subject to a restricted period of typically three years from the date of grant. RSUs vest after the restricted period if the grantee remains continuously employed with ProAssurance or a subsidiary during the restricted period. Beginning in 2023, each RSU grant vests ratably during the three-year grant period (one-third of the total award vests during each year). Performance shares are based on pre-established performance criteria that must be achieved over a period of three years. Each grant includes a target level award along with a threshold award and maximum award expressed as a number of shares of our Common Stock.
Equity Grants Made in 2023. The Committee made grants of long-term equity in 2023 with maturity date of December 31, 2025. The aggregate target grant-date value of these awards to each NEO is shown in the Summary Compensation Table on page 31. Performance measures for 2023 grants of performance shares are Relative Stock Performance (Total Return) and Compound Annual Growth Rate (CAGR) in book value per share (excluding adjustments for unrealized gains and losses, and further adjusting for stockholder dividends). Each measure contributes 50% to the final achieved award. A description of the two performance measures follows:
•Relative Stock Performance (Total Return) — Relative stock performance is measured by relative total return in comparison to the S&P Composite 1500 Property & Casualty Insurance Index. If performance is equal to at least 80% of the index, the threshold credit is achieved; if our stock performance is equal to the index, the target credit is achieved; and, if our stock performance is 20% greater than the index, the maximum credit is achieved.
•Compound Annual Growth Rate (In Book Value) — This metric is measured as the CAGR in book value per common share (excluding adjustments for unrealized gains and losses and further adjusting for stockholder dividends) for the performance period. If the CAGR is at least equal to 4%, the threshold credit is achieved; if the CAGR is equal to 8.5%, the target credit is achieved; and if the CAGR is equal to 13%, the maximum credit is achieved.
Performance shares are paid to executives if the performance measures were satisfied in the measurement period and certified by the Compensation Committee. For all years included in the Summary Compensation Table, the award to be paid for threshold performance was 50% of the target award, and the award to be paid for maximum performance was 200% of the target award. Results falling between the stated measures are interpolated. If an executive terminates employment prior to the expiration of the performance period by reason of retirement or resignation for “good reason” as defined in the award documents, a portion of the performance shares and RSUs granted in the calendar years ending before the termination of employment may be paid based on service during the performance period if the Committee finds that the performance criteria had been satisfied at the end of the year preceding termination of employment. Upon a change of control of ProAssurance or termination by reason of death or disability, performance shares are payable to executives at the target level and RSUs are deemed fully earned. For all years shown in the Summary Compensation Table, the value of equity awards is allocated approximately one-half to performance shares and one-half to RSUs.
Action Taken on Grants Made in 2021. The grants of performance shares and RSUs made to executives in 2021 matured on December 31, 2023. With respect to performance shares, the Compensation Committee determined that performance over the three-year measuring period failed to achieve the threshold level for either of the two metrics applicable to the 2021 awards, Total Shareholder Return for 2021-23 and Compound annual Growth Rate in Book Value for 2021-23. Accordingly, the 2021 performance shares were certified to have no value, resulting in loss of $475,000 in target compensation to the CEO and an amount ranging from $175,000 to $200,000 for each other Named Executive Officer.
Stock Ownership Guidelines
Our Board has adopted stock ownership targets for our directors and executive officers to further align their interests with those of our stockholders. The level of stock ownership for our executives varies by position and their stock ownership targets are as follows: five times base salary for our Chief Executive Officer and three times base salary for the Chief Financial Officer, the General Counsel, and Presidents of our operating Segments. Executives are encouraged to achieve compliance with the guidelines within five (5) years of service in a position covered by the guidelines. Unvested equity awards or stock options are not counted as owned shares for purposes of the guidelines. In addition, for awards granted after 2010, our executives must agree in writing to hold shares of our stock issued pursuant to stock-based awards for a minimum of one year from the date of issue.
Anti-Hedging Policy
We adopted an anti-hedging policy in 2011 for our executives and other employees with respect to their ownership of our common stock to comply with the Dodd-Frank Act. Our anti-hedging policy is contained in our Code of Ethics and Conduct available on our website, and is as follows: “[n]o employee or member of the Board of Directors is permitted to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s common stock that (1) have been granted to the employee or member of the board of directors as part of his or her compensation; or (2) are otherwise held, directly or indirectly, by the employee or member of the Board of Directors.”
Recoupment of Incentive Compensation
In 2010, our Board of Directors established a recoupment requirement (a “clawback”) for incentive compensation as required by the Dodd-Frank Act. This clawback requires current and former executive officers to repay erroneously awarded incentive compensation to the extent the award is based on financial statements that are required to be restated due to material non-compliance with any financial reporting requirement. This clawback is to be applied whether or not there is misconduct and requires a three-year “look back” period. The clawback has been in effect for incentive compensation paid for years beginning after 2010, and we have incorporated the clawback in the 2014 Annual Incentive Plan and the 2014 Amended and Restated Equity Incentive Plan and in all award agreements thereafter.

On October 26, 2022, the SEC adopted Rule 10D-1 in accordance with the Dodd-Frank Act, directing the national securities exchanges to establish listing standards that require issuers to adopt and comply with written clawback policies meeting strict conditions. On February 22, 2023, the NYSE published its initial rules in compliance with SEC Rule 10D-1. The NYSE later adopted the final clawback rules.
In order to ensure compliance with SEC Rule 10D-1 and to address certain comments from the Compensation Committee, our Board of Directors made certain changes to the clawback policy, which became effective as of September 6, 2023. Currently, in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the clawback generally requires recoupment of incentive-based compensation (defined consistently with SEC Rule 10D-1) received by current and former executive officers and other SEC Section 16 officers of the Company based on the Company's attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, regardless of fault or misconduct, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. Furthermore, under the clawback policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously received incentive-based compensation. The current clawback policy has been incorporated in the 2024 Equity Plan and applies to all awards that will be granted under such plan.
Other Compensation
Executive perquisites are not intended to be a material element of compensation for executives. Our executives participate in our qualified retirement plan on terms generally available to our employees. In addition, we have adopted a non-qualified deferred compensation plan for executives and other highly compensated employees that provides for a matching contribution with respect to deferrals by employees whose base compensation exceeds the compensation limit established by the Internal Revenue Code for qualified retirement plans. The matching contributions are comparable to the employer contributions to our qualified retirement plan within the compensation limits under the Internal Revenue Code.
Post-termination and Change of Control Compensation
We offer executives severance compensation in the event we terminate the executive’s employment without cause or the executive terminates his or her employment for good reason. The severance agreements are intended to aid in recruitment and retention of qualified executives. We believe our severance benefits for executives are appropriate and do not present a risk to our Company.
We believe that severance protection, particularly in the context of a change of control transaction, plays a valuable role in attracting and retaining key executives. Although we occasionally elect to engage our senior executives under employment agreements, our general approach has been to avoid employment agreements and to rely on severance agreements to define the terms of severance when an executive is involuntarily terminated without cause or elects to terminate for good reason. In change of control situations, severance agreements provide key executives with a level of security that allows them to devote their energies to the completion of the transaction for the benefit of the stockholders. In other situations, severance agreements facilitate changes in management by providing for a clean departure of terminated executives with a pre-negotiated set of benefits that are acceptable to all parties.
We have provided for severance benefits in Mr. Rand's employment agreement and in severance agreements with other key executives, including our other Named Executive Officers, in the amounts reflected in the table which begins on page 37 of this proxy statement. Each arrangement is described briefly below and in detail in “Payments on Termination and Change of Control” on page 36 of this proxy statement.
The severance agreements with our key executives generally provide for severance compensation in an amount equal to the executive’s base salary and average annual incentive compensation from the prior three years if we terminate the executive's employment without cause or the executive resigns for good reason. However, an executive will be entitled to twice that amount if the executive's employment is terminated without cause or the executive resigns for good reason within two years after the occurrence of a change of control event. All severance agreements include a “double trigger” for the payment of the increased benefits, such that (1) a change of control must occur, and (2) the executive must be terminated without cause or must terminate for good reason after the change of control. The employment agreement with Mr. Rand and provides for different severance compensation payments, a description of which is included under the caption “Employment and Severance Agreements” beginning on page 36. All executives are required to sign a general release of claims as a condition for receipt of severance benefits, and all the agreements include a covenant not to compete with our insurance subsidiaries for a period of not less than one year. Severance compensation is paid in monthly installments during the life of the covenant and is subject to forfeiture upon a breach of the covenant.
Our Board adopted resolutions in December 2010 under which we will not execute a new executive agreement that includes a gross-up for the excise tax imposed by Internal Revenue Code Sections 280G and 4999 or that includes an obligation to reimburse executive officers for such excise tax. The Board’s action does not change, alter, or amend any severance agreement with an executive officer that was in effect prior to December 1, 2010. One of our Named Executive Officers, who is not the CEO, has a severance agreement dated January 1, 2008 that includes a tax gross-up.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:
Maye Head Frei, Chair
Ziad R. Haydar, M.D.
Scott C. Syphax
March 31, 2024
Compensation of Executive Officers
The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during the last fiscal year with respect to ProAssurance’s principal executive officer, principal financial officer and the three other most highly compensated persons considered to be executive officers or their equivalent. The individuals required to be included in the table are referred to as the “Named Executive Officers.”
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(6) ($)	Total ($)
Edward L. Rand, Jr.	2023	1,000,000	—	2,200,000	—	420,000	—	105,832	3,725,832
Chief Executive Officer and President(1)	2022	987,499	—	2,000,000	—	1,278,000	—	101,633	4,367,132
	2021	937,696	—	949,998	—	1,182,718	—	79,163	3,149,575
Dana S. Hendricks	2023	485,414	—	475,000	—	154,114	—	52,954	1,167,482
Chief Financial Officer, Treasurer and Executive Vice President	2022	471,385	—	450,000	—	433,913	—	45,185	1,400,483
	2021	421,539	50,000	349,977	—	363,051	—	40,840	1,225,407
Jeffrey P. Lisenby	2023	513,727	—	475,000	—	162,257	—	44,531	1,195,515
Executive Vice President, Corporate Secretary and General Counsel	2022	508,063	—	450,000	—	465,885	—	39,311	1,463,259
	2021	456,549	50,000	399,981	—	389,888	—	35,519	1,331,937
Kevin M. Shook	2023	468,398	—	475,000	—	189,548	—	52,103	1,185,049
President, Workers’ Compensation Insurance	2022	463,609	—	450,000	—	439,634	—	45,616	1,398,859
	2021	427,375	—	399,981	—	400,427	—	41,132	1,268,915
Robert D. Francis, President, Healthcare Professional Liability	2023	543,269	—	275,000	—	289,753	—	48,854	1,156,876
(1)Management directors of ProAssurance do not receive any additional compensation, whether cash, stock or otherwise, in their capacity as directors.
(2)Ms. Hendricks and Mr. Lisenby each received a discretionary bonus of $50,000 in 2021 for their outstanding efforts and leadership related to the NORCAL transaction.
(3)The performance shares are treated as stock awards in the Summary Compensation Table. The performance shares are earned if defined metrics are achieved during the period ending three years after the award is granted, except that performance shares are payable at the target level upon the participant’s death or disability and are payable upon the participant’s retirement or termination for good reason after the year of grant if the performance level has been achieved for the last year prior to the participant’s termination with such award to be prorated based on the time the participant is employed during the performance period. The value of performance shares represents the value of the target which is intended to reflect shares expected to be earned based on their closing market price on the date of the award ($19.89 on February 23, 2023; $24.77 on February 22, 2022; and $24.61 on February 22, 2021) as follows: Mr. Rand — $1,100,000 in 2023; $1,000,000 in 2022; and $475,000 in 2021; Ms. Hendricks — $237,500 in 2023; $225,000 in 2022; and $175,000 in 2021; Mr. Lisenby — $237,500 in 2023; $225,000 in 2022; and $200,000 in 2021; Mr. Shook — $237,500 in 2023; $225,000 in 2022; and $200,000 in 2021; and Mr. Francis— $82,500 in 2023. The amounts do not correspond to actual value that will be realized by the Named Executive Officers, which depends on the achievement of the specified performance criteria over the performance period and the market value of a share of ProAssurance Common Stock at the end of the performance period. The performance criteria are discussed beginning on page 26 in the Compensation Discussion and Analysis.
(4)RSUs granted as long-term incentive compensation are also included as stock awards in the Summary Compensation Table. Each RSU is equal in value to one share of Common Stock and will vest upon the sooner of three years of continuous employment or termination of employment by reason of death or disability or for good reason. The value of the RSUs granted as long term incentive compensation are based on the value of a share of our Common Stock on the date of the award ($19.89 on February 23, 2023; $24.77 on February 22, 2022; and $24.61 on February 23, 2021) as follows for Mr. Rand — $1,100,000 in 2023; $1,000,000 in 2022; and $474,998 in 2021; Ms. Hendricks — $237,500 in 2023; $225,000 in 2022; and $174,977 in 2021; Mr. Lisenby — $237,500 in 2023; $225,000 in 2022; and $199,981 in 2021; Mr. Shook — $237,500 in 2023; $225,000 in 2022; and $199,981 in 2021; and Mr. Francis — $192,500 in 2023. The amounts do not correspond to actual value that will be recognized by the Named Executive Officers which depends on the market price of a share of Common Stock at the end of the vesting period.

(5)The Non-Equity Incentive Plan Compensation reflects the amount paid under the ProAssurance Corporation Annual Incentive Award Guidelines for 2023, 2022, and 2021. The non-equity incentive plan compensation payable to Named Executive Officers is denominated in dollars and may be payable in cash and Common Stock. Awards of annual incentive compensation for a year are made in the first quarter of the following year after the financial information for the preceding year is available. The shares of Common Stock awarded for 2023, 2022, and 2021 were issued as stock awards under the ProAssurance Corporation 2014 Amended and Restated Equity Incentive Plan and are valued at the closing price of a share on the NYSE — $19.89 on February 23, 2023; $24.77 on February 22, 2022; and $24.61 on February 23, 2021. Ms. Hendricks received 4,273 shares in 2021 and 7,541 shares in 2022.
(6)Other compensation in 2023 includes the amounts set forth in the following table:

	Qualified Retirement Plan	Nonqualified Deferred Compensation Plan	Bonus and Service Awards	Perquisites
	($)	($)	($)	($)
Edward L. Rand, Jr.	$19,800	$33,500	—	$52,532
Dana S. Hendricks	$19,800	$7,771	—	$25,383
Jeffrey P. Lisenby	$19,800	$9,186	—	$15,544
Kevin M. Shook	$19,800	$6,920	—	$25,383
Robert D. Francis	$19,800	$10,663	—	$18,390
The perquisites for Mr. Rand and Mr. Francis include $27,149 and $5,152, respectively, for personal use of the corporate aircraft as the aggregate incremental cost for personal use. The compensation attributable to personal use was computed by multiplying the number of hours the airplane was used for each executive’s personal benefit by the amount of the variable expenses incurred in the use of the airplane per flight hour.
The variable expenses per flight hour were calculated by dividing the total flight hours during each year into the sum of the variable expenses incurred (e.g., fuel, airport charges, travel and lodging expense for the crew during such year).
GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payments Under Equity Incentive Plan Awards(3)			All Other Stock Awards; Number of Shares of Stock or Units(4) (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward L. Rand, Jr.	2/23/2023	600,000	1,200,000	1,800,000	—	—	—	—	—	—	—
	2/23/2023	—	—	—	27,652	55,304	110,608	—	—	—	1,100,000
	2/23/2023	—	—	—	—	—	—	55,304	—	—	1,100,000
Dana S. Hendricks	2/23/2023	220,163	440,325	660,488	—	—	—	—	—	—	—
	2/23/2023	—	—	—	5,970	11,941	23,881	—	—	—	237,500
	2/23/2023	—	—	—	—	—	—	11,941	—	—	237,500
Jeffrey P. Lisenby	2/23/2023	231,795	463,590	695,385	—	—	—	—	—	—	—
	2/23/2023	—	—	—	5,970	11,941	23,881	—	—	—	237,500
	2/23/2023	—	—	—	—	—	—	11,941	—	—	237,500
Kevin M. Shook	2/23/2023	211,343	422,685	634,028	—	—	—	—	—	—	—
	2/23/2023	—	—	—	5,970	11,941	23,881	—	—	—	237,500
	2/23/2023	—	—	—	—	—	—	11,941	—	—	237,500
Robert D. Francis	2/23/2023	247,500	495,000	742,500	—	—	—	—	—	—	—
	2/23/2023	—	—	—	2,074	4,148	8,296	—	—	—	82,500
	2/23/2023	—	—	—	—	—	—	9,678	—	—	192,500
(1)All awards were recommended by the Compensation Committee at its meeting on February 23, 2023, with a specified valuation date of February 28, 2023 (the date on which the window for the trading in ProAssurance common stock opened after the prior year-end earnings were released). As required by the Compensation Committee Charter, the independent directors approved the recommendation for the awards granted to the Chief Executive Officer at the meeting of the Board of Directors on March 8, 2023, and the Board of Directors also approved the recommendations for the awards granted to the other Named Executive Officers.
(2)The amount reported represents the possible amounts paid to the Named Executive Officers for annual incentive compensation for 2023. The amount reported in the "Target" column represents the annual target incentive bonus opportunity for each executive. The "Threshold" amount does not reflect a minimum guaranteed payment amount, as the actual incentive payment would be below Threshold, and potentially zero, if the Company fails to achieve Threshold level performance for one or more metrics. The amounts reported in the "Threshold" and "Maximum" columns in the table represent the amounts determined pursuant to the annual incentive compensation plan. The Compensation Committee uses certain performance criteria as a guideline in making its recommendations for annual incentive compensation. Each element of the performance criteria has a minimum achievement level. No incentive compensation is payable with respect to an individual performance criteria if a minimum is not achieved. Actual payments under these awards were determined in February 2024, were paid in March 2024, and are included in the "2023 Summary Compensation Table" on page 31 of this proxy statement. The non-equity incentive plan awards are discussed in more detail in the following discussion.

(3)The awards of performance shares are subject to the satisfaction of performance criteria and the grant date fair value of performance shares reflects the value of the shares expected to be earned if the performance criteria for the target level is met. The performance share awards are discussed in more detail in the following discussion.
(4)The stock awards include RSUs granted as long term incentive compensation, and are discussed in more detail in the following discussion. Mr. Rand received stock awards pursuant to his employment agreement when he became our CEO, which awards were approved by the independent directors.
On May 22, 2013, our stockholders approved the 2014 Amended and Restated Equity Incentive Plan (the “2014 Equity Incentive Plan”). The 2014 Equity Incentive Plan was designed to further our long-term growth profitability by offering proprietary interests in the Company to those key officers, employees, consultants and directors who will be largely responsible for such growth, and to enhance our ability to retain such persons through long-term incentive compensation in the form of proprietary interests in ProAssurance. The 2014 Equity Incentive Plan reserved 3,000,000 shares of Common Stock for equity based awards granted under the plan. No participant may receive awards for more than 200,000 shares of our Common Stock (or their equivalent) in any year under the 2014 Equity Incentive Plan. The performance shares and RSUs that vested in 2021, 2022 and 2023 were granted under the 2014 Equity Incentive Plan, which expired in May of 2023.
Non-equity Incentive Plan Awards. The Non-equity Incentive Plan Awards reflect the right to receive incentive compensation for 2023 under the guidelines recommended by the Compensation Committee under the ProAssurance Corporation 2014 Annual Incentive Compensation Plan and ratified by the Board of Directors at its meeting in March 2023. The target for annual incentive awards is expressed as a percentage of base salary and is earned if performance measures established by the Compensation Committee are achieved. The Compensation Committee assigns a target amount for each performance measure as well as a threshold amount and a maximum amount. Each performance measure is assigned a percentage share of the annual incentive compensation. If the target is satisfied, 100% of the weighted percentage attributable to the performance measure is assigned to that measure. Performance below the threshold for any performance measure results in no percentage being attributed to that performance measure; and performance above the maximum for any performance measure is subject to a cap in the percentage assigned to that measure. We interpolate the percentage assigned to a performance measure if the performance is between the threshold and the target, or between the target and the maximum. The performance measures for Mr. Rand, Ms. Hendricks, and Mr. Lisenby are based exclusively on corporate-wide performance. For Mr. Shook, 60% of his performance measures are based on corporate wide performance with the remaining 40% is based on performance measures relating to the Workers’ Compensation segment. For Mr. Francis, 80% of his performance measures are based on the HCPL operating division (including 16% for individual performance) and the remaining 20% is based on performance measures relating to the Specialty P&C segment results. The targets for annual incentive compensation for each of the Named Executive Officers for 2023 and the performance measures and their assigned percentages are described under “Executive Compensation —Annual Incentive Compensation” beginning on page 26 of this proxy statement. The threshold, target and maximum goals for each of the performance criteria in 2023 and the credit given for each of the corporate performance criteria are set forth below.

($ in millions)			Performance			Credit
Performance Criteria	2023 Threshold	2023 Target	2023 Maximum	2023 Actual		2023 Target Percentage(1)	2023 Achieved Percentage(2)
Non-GAAP Operating Return on Equity	2.0%	4.0%	10.0%	(0.7%)		35%	—%
Consolidated Combined Ratio	111%	107%	99%	113.0%		40%	—%
Individual Performance (CEO, CFO and EVP/GC)(3)	—%	—%	—%	140%		25%	35.0%
Individual Performance (WC)	—%	—%	—%	130%		25%	32.5%
Individual Performance (HCPL)	—%	—%	—%	140%		16%	22.2%
Specialty P&C
Combined Ratio	110.0%	105.9%	99.0%	110.4%	(4)	12%	—%(5)
Gross Written Premium	$733.0	$772.0	$810.0	$815.9		2%	2.8%
Price Change	5.0%	7.1%	9.0%	6.3%		2%	1.8%
Strategic Initiatives	15.0%	20.0%	25.0%	25.0%		4%	5.6%
HCPL
Combined Ratio	112.0%	108.4%	100.0%	112.3%	(4)	40%	—%
Price Change	5.0%	7.6%	10.0%	7.0%		8%	7.4%
Retention	82.0%	85.0%	88.0%	84.6%		8%	7.6%
New Business	$28.0	$34.7	$40.0	$53.8		8%	11.2%
Workers’ Compensation
Combined Ratio	103%	98%	88%	118.0%	(6)	30%	—%(7)
SPC Income	$1.1	$2.0	$2.8	$2.4		10%	13.1%
(1) The target percentage for Non-GAAP Operating Return on Equity is applicable to all NEOs, except for Mr. Francis, and 25% of the annual incentive award for all NEOs was determined based on an Individual Performance metric. The Specialty P&C and HCPL metrics and targets apply only to Mr. Francis, and the Workers’ Compensation metrics and targets apply only to Mr. Shook.
(2)The total weighted percentages of the performance measures for each of the Named Executive Officers was as follows: Mr. Rand — 35.0%; Ms. Hendricks — 35.0%; Mr. Lisenby — 35.0%; Mr. Shook — 44.8%; and Mr. Francis — 58.5%.

(3)For this criteria, the Named Executive Officers are evaluated by the Compensation Committee based on several factors as discussed in the Compensation Discussion and Analysis beginning on page 26 of this proxy statement.
(4)The Specialty P&C segment and HCPL Line-of-Business Metrics exclude the effects of certain non-operational items.
(5)The total weighted percentage for Specialty P&C segment and HCPL Line-of-Business Metrics was 10.2% and 26.1%, respectively, resulting in final achieved percentage of 58.5%.
(6)The combined ratio for the Workers' Comp Line-of-Business Metric excludes intangible asset amortization and the corporate management fee.
(7)The total weighted percentage for Workers Comp Line-of-Business Metrics was 30.75%. This was 40% of the annual incentive for the Workers’ Compensation President, resulting in final achieved percentage of 44.8%.
The annual incentive compensation paid to the Named Executive Officers in 2024 for 2023 is reflected in the Summary Compensation Table. The annual incentive compensation comprised the following percentages of base salary as of the end of 2023 of the Named Executive Officers: Mr. Rand — 42.0%; Mr. Lisenby — 31.50%; Ms. Hendricks — 31.50%; Mr. Shook — 40.3%; and Mr. Francis 43.6%. The Annual Incentives Awards were paid in cash.
Equity Incentive Plan Awards. The Compensation Committee has granted performance shares to the Named Executive Officers and our senior executives. The performance shares are included in the Grants of Plan-Based Awards table as Estimated Future Payments under “Equity Incentive Plan Awards.”
In 2023, the Board of Directors, on the recommendation of the Compensation Committee, granted performance shares to the Named Executive Officers. The performance criteria are described in the discussion under “Executive Compensation — Long-term Incentive Compensation” on page 28 of this proxy statement. The performance shares are payable if any of the performance criteria are met during the three year period ending December 31, 2025, except that performance shares are payable at the target level upon the participant’s death or disability and are payable upon the participant’s retirement or termination for good reason after the year of grant if the performance level has been achieved for the last year prior to the participant’s termination with such award to be prorated based on the time the participant is employed during the performance period.
All Other Stock Awards. The shares reflected in the table under All Other Stock Awards include RSUs that are granted as matching grants under the 2011 Stock Ownership Plan and that are granted as a component of long term incentive compensation. As described in the discussion under “Executive Compensation — Long-term Incentive Compensation,” in 2023, the Board of Directors, on the recommendation of the Compensation Committee, certified RSUs for payment.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(1)			Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Inventive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward L. Rand, Jr.	—	—	—	—	—	7/1/2019	-	55,157	760,615	7/1/2019	-	—	—
	—	—	—	—	—	2/23/2021	-	19,301	266,161	2/23/2021	-	19,301	266,162
	—	—	—	—	—	2/22/2022	-	40,371	556,722	2/22/2022	-	40,371	556,722
	—	—	—	—	—	2/23/2023	-	55,304	762,645	2/23/2023	-	55,304	762,645
Dana S. Hendricks	—	—	—	—	—	2/23/2021	-	7,110	98,047	2/23/2021	-	7,111	98,060
	—	—	—	—	—	2/22/2022	-	9,084	125,262	2/22/2022	-	9,084	125,262
	—	—	—	—	—	2/23/2023	-	11,941	164,662	2/23/2023	-	11,941	164,662
Jeffrey P. Lisenby	—	—	—	—	—	2/23/2021	-	8,126	112,058	2/23/2021	-	8,127	112,068
	—	—	—	—	—	2/22/2022	-	9,084	125,262	2/22/2022	-	9,084	125,262
	—	—	—	—	—	2/23/2023	-	11,941	164,662	2/23/2023	-	11,941	164,662
Kevin M. Shook	—	—	—	—	—	2/23/2021	-	8,126	112,058	2/23/2021	-	8,127	112,068
	—	—	—	—	—	2/22/2022	-	9,084	125,262	2/22/2022	-	9,084	125,262
	—	—	—	—	—	2/23/2023	-	11,941	164,662	2/23/2023	-	11,941	164,662
Robert D. Francis	—	—	—	—	—	2/23/2021	-	7,111	98,061	2/23/2021	-	3,047	42,018
	—	—	—	—	—	2/22/2022	-	7,771	107,169	2/22/2022	-	3,331	45,930
	—	—	—	—	—	2/23/2023	-	9,678	133,463	2/23/2023	-	4,148	57,198
(1) The Stock Awards not vested reflect the number of RSUs granted as long term incentive compensation. The RSUs are denominated in shares of Common Stock but no shares are issued on the date of grant. Each RSU is payable in cash and shares of Common Stock in an amount equal to the market value of a share of Common Stock on the date of vesting. RSUs vest three years after the date of grant if the grantee is continuously employed by ProAssurance or a subsidiary unless vesting is accelerated upon a change of control of ProAssurance or upon termination of employment by reason of death, disability or good reason.
(2) The Equity Incentive Plan Awards reflect the performance shares granted under the 2014 Equity Incentive Plan. The performance shares vest if ProAssurance achieves performance criteria discussed under “Executive Compensation — Long-term Incentive Compensation” on page 28 of this proxy statement during the three year period commencing on the date of grant, except that performance shares are payable at the target level upon the participant’

s death or disability and are payable upon the participant’s retirement or termination for good reason after the year of grant if any of the performance criteria has been achieved for the last year prior to the participant’s termination with such award to be prorated based on the time the participant is employed during the performance period. The number of unearned performance shares assumes the Named Executive Officer will earn the target number of performance shares.

OPTION EXERCISES AND STOCK VESTED(1)
(During Last Completed Fiscal Year)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Edward L. Rand, Jr.	—	—	—	(1)	—
			14,526	(2)	288,922
Dana S. Hendricks	—	—	—	(1)	—
			3,823	(2)	76,039
Jeffrey P. Lisenby	—	—	—	(1)	—
			6,116	(2)	121,647
Kevin M. Shook	—	—	—	(1)	—
			6,116	(2)	121,647
Robert D. Francis	—	—	—	(1)	—
			6,116	(2)	121,647
(1) Performance shares were granted to executive officers in 2021. As discussed previously on page 28, operational performance was below the threshold level for payment of performance shares, and those awards were certified to have no value.
(2) These “shares acquired on vesting” consist of RSUs previously granted under the 2014 Equity Incentive Plan that vested in 2023 upon satisfaction of the restricted period. The value realized reflects the market price of the vested shares on the date of vesting. RSUs were paid in shares of Common Stock net of the cash required for withholding.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Edward L. Rand, Jr.	61,490	33,500	362,732	—	2,377,483
Dana S. Hendricks	15,000	7,771	8,853	—	70,471
Jeffrey P. Lisenby	10,275	9,186	84,988	—	563,211
Kevin M. Shook	8,060	6,920	24,993	—	193,334
Robert D. Francis	54,327	10,663	27,836	—	203,924
(1) Registrant contributions are included in “Other Compensation” to Executives in the Summary Compensation Table.
Effective January 1, 2005, we adopted the Executive Nonqualified Excess Plan of ProAssurance Group (the “Deferred Compensation Plan”), for the benefit of eligible employees and directors. The employees eligible to participate in the plan are Vice Presidents and above of ProAssurance and any other employees whose annual compensation exceeds the dollar limit that applies to the definition of “highly compensated employee” found in the Internal Revenue Code (which was $150,000 in 2023).
Under the Deferred Compensation Plan, an eligible employee may elect to defer up to 75% of base salary. A director may elect to defer up to 100% of director fees or other cash compensation. Effective January 1, 2006, we amended our Deferred Compensation Plan to provide for additional matching employer contributions on behalf of employees whose base compensation exceeds our qualified plan’s compensation limit. For these employees, we match salary reductions in an amount up to 5% of the amount by which their base compensation exceeds the compensation limit. Deferred amounts are contributed to the Deferred Compensation Plan and contributions are credited with deemed investment earnings as if they were invested in one or more designated mutual funds pursuant to an investment election made by the participants as of the date of deferral. Distributions under the plan are made upon termination of employment or service, death, disability, or upon a change of control. Distributions are made in a lump sum or annual installments over a period not exceeding 10 years as elected by the participant. A separate distribution election can be made with respect to each year’s deferrals and matching contributions.

Employment and Severance Agreements
We entered into a new employment agreement with Edward L. Rand, Jr., when he became our Chief Executive Officer on July 1, 2019. Mr. Rand has the following rights and benefits under that agreement:
•a term expiring July 1, 2024, with one year renewal periods if the agreement is not terminated;
•a minimum base salary of $900,000 subject to annual increases at the discretion of the Board of Directors;
•annual incentive compensation with a target level not less than 120% of base salary, to be based on performance criteria established by the Board of Directors consistent with the criteria for other senior executive officers;
•one-time award of restricted stock units with a grant date value of not less than $2 million to vest over five years;
•annual long-term equity award with grant date value not less than $750,000;
•perquisites consistent with those provided to the prior Chief Executive Officer, including without limitation, up to 50 hours of personal use on the corporate airplane; and
•severance payments upon a termination of employment and payments upon a change of control as discussed in more detail under the caption “Payments on Termination and Change of Control.”
We entered into a Release and Severance Compensation Agreement with Dana S. Hendricks, our Chief Financial Officer, effective September 1, 2018, with Jeffrey P. Lisenby, our General Counsel, effective January 1, 2008, with Kevin M. Shook, President of Workers’ Compensation, effective May 13, 2019, and with Robert D. Francis, President of Healthcare Professional Liability, effective June 28, 2021, each of which provide for severance payments upon a termination of employment and payments upon a change of control, as discussed in more detail under the caption “Payments on Termination and Change of Control.”
Payments on Termination and Change of Control
We have agreements with Mr. Rand and our other Named Executive Officers that provide severance benefits if we terminate their employment for cause or if they voluntarily terminate their employment for “good reason.” They may assert good reason for, among other reasons, a material reduction in compensation or position or change in location of employment.
Mr. Rand is entitled to severance benefits under his employment agreement if we terminate his employment without cause or he terminates his employment for good reason. In such event, Mr. Rand will be entitled to severance compensation in an amount equal to two times his then current base salary, and two times the average annual incentive compensation paid to him for the prior three years (for at least two times the target level bonus).
Mr. Rand is not entitled to be paid severance compensation on a change of control of ProAssurance unless he terminates his employment for good reason or his employment is terminated without cause after the change of control. He may terminate for good reason if there is a material reduction in his position as chief executive officer within two years after the change of control. Mr. Rand is not entitled to be reimbursed for any excise tax imposed on his severance compensation as an excess parachute payment under Internal Revenue Code Sections 280G and 4999.
Each of Ms. Hendricks, Mr. Lisenby, Mr. Shook, and Mr. Francis is entitled to severance compensation in an amount equal to each executive’s current base salary and an amount equal to the average annual incentive compensation paid to such executive for the prior three years if we terminate the executive’s employment without cause or the executive terminates her or his employment for good reason. For Ms. Hendricks, Mr. Lisenby, and Mr. Shook, the severance compensation is doubled for termination of employment by ProAssurance without cause or by the Executive for good reason following change in control.
Each of the agreements with Messrs. Rand, Lisenby, Shook, and Francis, and with Ms. Hendricks, requires the terminated executive to release us from all claims relating to his or her employment as a condition to the provision of severance benefits. These agreements also include a covenant not to compete that extends for a period one to three years depending upon the multiple used for determining the amount of severance compensation, e.g. if severance compensation is two times the sum of salary and average incentive compensation, the restricted period is two years. The severance compensation is payable in equal monthly installments over the duration of the restricted period. If an executive violates the covenant not to compete, we may terminate future installment payments of severance compensation.
On December 1, 2010, our Board of Directors adopted resolutions directing ProAssurance and its subsidiaries not to execute any new agreements with executive officers that require a “single trigger” for the payment of severance benefits upon a change of control and that provide for a “gross up” for the excise tax imposed on excess parachute payments under Internal Revenue Code Sections 280G and 4999. The Board’s action does not change, alter or amend any employment agreements in effect at the time of the adoption of the resolutions. The Severance Agreement with Mr. Lisenby continues to include the “gross up” provision because it was in effect at the time the Board adopted these policies.

The following table sets forth the amounts payable to the Named Executive Officers upon termination of their employment by reason of retirement or voluntary termination, death or disability, involuntary termination (termination by ProAssurance without cause and by the executive for good reason) and upon a change of control. The table assumes payment as if the termination of employment or change of control occurred on December 31, 2023:

	Retirement or Voluntary Termination	Death or Disability	Involuntary Termination(1)	Involuntary Termination After Change of Control(1)	Change of Control
	$	$	$	$	$
Edward L. Rand, Jr.
Cash Severance-Annual Salary	—	—	2,000,000	2,000,000	—
Cash Severance-Average Annual Incentive	—	—	2,400,000	2,400,000	—
Equity Compensation Vesting(2)	1,711,190	3,931,671	1,711,190	3,931,671	3,931,671
Deferred Compensation(3)	1,749,919	1,749,919	1,749,919	1,749,919	1,749,919
Medical Benefits	—	—	54,979	54,979	—
Outplacement Services	—	—	—	—	—
TOTAL	3,461,109	5,681,590	7,916,088	10,136,569	5,681,590
Dana S. Hendricks
Cash Severance-Annual Salary	—	—	489,250	978,500	—
Cash Severance-Average Annual Incentive	—	—	317,026	634,052	—
Equity Compensation Vesting(2)	249,158	775,955	249,158	775,955	775,955
Non-Compete	—	—	—	—	—
Deferred Compensation(3)	25,631	25,631	25,631	25,631	25,631
Medical Benefits	—	—	27,713	41,569	—
Outplacement Services	—	—	10,000	10,000	—
TOTAL	274,789	801,586	1,118,778	2,465,707	801,586
Jeffrey P. Lisenby
Cash Severance-Annual Salary	—	—	515,100	1,030,200	—
Cash Severance-Average Annual Incentive	—	—	339,343	678,687	—
Equity Compensation Vesting(2)	263,169	803,974	263,169	803,974	803,974
Deferred Compensation(3)	354,759	354,759	354,759	354,759	354,759
Medical Benefits	—	—	15,648	23,472	—
Outplacement Services	—	—	10,000	10,000	—
280G Gross Up	—	—	—	—	—
TOTAL	617,928	1,158,733	1,498,019	2,901,092	1,158,733
Kevin M. Shook
Cash Severance-Annual Salary	—	—	469,650	939,300	—
Cash Severance-Average Annual Incentive	—	—	343,203	686,406	—
Equity Compensation Vesting(2)	263,169	803,974	263,169	803,974	803,974
Non-Compete	—	—	—	—	—
Deferred Compensation(3)	139,055	139,055	139,055	139,055	139,055
Medical Benefits	—	—	27,890	41,835	—
Outplacement Services	—	—	10,000	10,000	—
TOTAL	402,224	943,029	1,252,967	2,620,570	943,029
Robert D. Francis
Cash Severance-Annual Salary	—	—	—	550,000	—
Cash Severance-Average Annual Incentive	—	—	—	276,519	—
Equity Compensation Vesting(2)	217,733	483,838	217,733	483,838	217,733
Deferred Compensation(3)	59,275	59,275	59,275	59,275	59,275
Medical Benefits	—	—	20,008	30,012	—
Outplacement Services	—	—	10,000	10,000	—
TOTAL	277,008	543,113	307,016	1,409,644	277,008

(1) Reflects the maximum amount that can be paid upon involuntary termination of employment. If the executive terminates for good reason, the executive is entitled to cash severance, the executive’s account in the Deferred Compensation Plan, pro rata vesting of unpaid RSUs based on months of service during the restricted period, and pro rata vesting of performance shares based on months of services during the performance period and to the extent earned based on performance criteria as of the prior December 31. If we terminate the executive without cause, the executive is only entitled to cash severance and the executive’s account in the Deferred Compensation Plan. If we terminate the executive for cause, the executive is only entitled to the executive’s account in the Deferred Compensation Plan.

(2) The value of the acceleration of equity compensation benefits is calculated to reflect our accounting expense for the unvested performance shares and stock awards that have not been earned for financial reporting purposes. The value of the unvested awards is based on the market value of a share of Common Stock of $13.79 based on the closing price on the NYSE on December 29, 2023 (the last trading day of 2023). We calculated the number of shares based on the target achievement levels since the unvested performance shares and stock awards have not been earned yet; therefore, it is possible that the actual amounts could be higher or lower, or that the performance criteria is not achieved so that no amount is payable. We disclose the threshold, target and maximum achievement levels in the table under the caption “Grants of Plan-Based Awards” on page 32 of this proxy statement.
(3) Reflects the employer contributions that we contributed, or are earned as of December 31, 2023 and due to be contributed, for the account of the executive under the Deferred Compensation Plan and all earnings (losses) that have accrued on the executive’s account. The executives will be entitled to return of the contributions contributed to the plan as a deferral of executive’s then current compensation. The amount in the table excludes benefits that are payable upon retirement under our qualified retirement plan.

DIRECTOR COMPENSATION
(During Last Completed Fiscal Year)

Name	Fees Earned or Paid in Cash	Stock Awards ($)	NonEquity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Kedrick D. Adkins Jr	108,333	95,000	—	—	—	203,333
Bruce D. Angiolillo	180,000	95,000	—	—	—	275,000
Fabiola Cobarrubias	100,208	95,000	—	—	—	195,208
Samuel A. Di Piazza	92,500	95,000	—	—	—	187,500
Maye Head Frei	92,250	95,000	—	—	—	187,250
M. James Gorrie	86,667	95,000	—	—	—	181,667
Ziad R. Haydar	80,000	95,000	—	—	—	175,000
Frank A. Spinosa	86,667	95,000	—	—	—	181,667
Scott C. Syphax	86,667	95,000	—	—	—	181,667
Katisha T. Vance	90,000	95,000	—	—	—	185,000
Thomas A. S. Wilson, Jr.	86,667	95,000	—	—	—	181,667

Non-management directors received an annual retainer of $80,000 in 2023. In addition to this annual retainer, the Independent Chairman received an additional annual retainer of $100,000 in 2023. The Chair of the Audit Committee received an additional annual retainer of $20,000 in 2023; the other members of the Audit Committee received an additional annual retainer of $12,500 in 2023. The Chair of the Compensation Committee received an additional annual retainer of $12,250 in 2023. The Chair of the Nominating/ Corporate Governance Committee received an additional retainer of $10,000 in 2023.
Our Board of Directors has adopted the ProAssurance Corporation Director Deferred Stock Compensation Plan to facilitate director stock compensation approved by the Compensation Committee. If granted by the Compensation Committee, the stock compensation is payable in whole shares of our Common Stock with a total value not to exceed the amount fixed by the Compensation Committee. The award is calculated using the NYSE closing price of a share of our Common Stock on the date of our annual meeting. In 2023, the amount fixed by the Compensation Committee for the stock award for each director was $95,000. Shares are payable from the shares reserved for issuance under the 2014 Equity Incentive Plan.
Under the terms of the Director Deferred Stock Compensation Plan, our directors may elect either to receive the shares of Common Stock currently or to defer the receipt of the shares until their service as a director has ended. Cash dividends accumulate on the shares of Common Stock credited to the accounts of the directors and are applied toward the acquisition of additional shares of Common Stock for the account of the director. The accumulated dividends are used to acquire whole shares of Common Stock at the price of a share on the date of the payment of the dividend. Any amount not applied to the acquisition of the shares is retained in each director’s account and accumulated with future dividends on the shares credited to the director’s account. The amount so accumulated is to be applied to the acquisition of shares of Common Stock on date of the next dividend payment until the shares are distributed. Subject to approval by the Board of Directors, a director may request that the Company purchase the shares granted and accumulated under the plan at the time the director terminates service on the Board.
Risk Management in Relation to Compensation Policies and Practices
Short term incentive compensation as well as long-term incentive compensation for the executive officers and key employees of ProAssurance is provided under guidelines established under incentive plans approved by our stockholders and reviewed annually by the Compensation Committee.
The performance objectives used to measure achievement under these incentive compensation plans involve a mix of performance measures that are commonly used by public companies in the insurance industry, which include the following: non-GAAP operating return on equity; weighted combined ratio; written premiums; CAGR/growth in book value; and stock performance against a nationally recognized index. These performance measures are weighted with the intent that a balance among the various measures is required to achieve maximum incentive compensation, thereby avoiding undue focus on any one of the objective criteria. A description of the performance measures used in our incentive plans is included in this proxy statement under the caption “Executive Compensation — Compensation Discussion and Analysis” beginning on page 31.
Our Compensation Committee analyzes the risks inherent in our incentive compensation plans in connection with its evaluation of the incentive compensation to be awarded to our key employees. As part of its duties as the Compensation Committee’s independent compensation consultant, F.W. Cook, assists the Compensation Committee in its evaluation of the risks associated with our incentive compensation plans. Based on information provided by F.W. Cook and its own analysis, the Compensation Committee has determined that the goals and incentives used in our incentive compensation plans are reasonable; are related to the sound financial management of ProAssurance and its subsidiaries; are generally consistent with past practice and industry practices; and do not present unnecessary or excessive risk that could threaten the value of ProAssurance in any material respect.
While all of our executive officers are compensated through the mixture of base salary, short-term incentive compensation and long-term incentive compensation as described under the caption “Executive Compensation — Compensation Discussion and Analysis” beginning on page 31 of this proxy statement, we have a limited number of employees who are directly engaged in sales activity and receive a significant portion of their compensation in the form of commission payments for new and renewal business. The payment of commissions based solely on the production of business presents a risk of writing unprofitable business in order to obtain a commission. This risk is mitigated by the fact that the decision as to whether business will be written is made by our underwriting staff whose compensation is not commission based and whose incentive compensation, if any, is based on multiple performance measures under one or more of our previously described incentive plans.
We recognize that the performance measures under our incentive compensation plans are predominantly based on the financial information included in our financial statements and reports. There is a risk that incentive compensation could be paid based on erroneous financial information if our financial statements should be found to be inaccurate in any material respect. In December 2010 our Board of Directors adopted a recoupment (“clawback”) policy pursuant to which our executives must agree to pay back incentive compensation to the extent that such compensation is based on incorrect financial information derived from financial statements that are subsequently required to be restated.
Pay Ratio Disclosure
As required by the Dodd-Frank Act and SEC Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our CEO, Mr. Rand, and the median of the annual total compensation of our employees for 2023 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
The ratio of the annual total compensation of Mr. Rand to the median of the annual total compensation of our employees for 2023 was 32.9 to 1.
This ratio was based on the following:
•the annual total compensation of Mr. Rand for 2023, as set forth in the Summary Compensation Table, was $3,725,832; and
•the median of the annual total compensation of all of our employees (other than Mr. Rand), determined in accordance with Item 402(u) of Regulation S-K, was $113,234.
For purposes of the above CEO pay ratio disclosure, we were required to identify a “median employee” based on our entire workforce, without regard to their location, compensation arrangements or employment status (full-time versus part-time). The “median employee” was determined by identifying the employee whose compensation was at the median of the compensation of our employee population (other than our CEO). The methodology and the material assumptions and estimates that we used to identify the median of the compensation of our employee population were as follows:
Employee Population: We determined that, as of December 31, 2023, the date we selected to identify the “median employee,” our employee population consisted of 1,063 individuals (other than the CEO) working for ProAssurance Corporation and our consolidated subsidiaries, with all of these individuals located in the United States.
Compensation Measures Used to Identify the Median Employee: For purposes of measuring the compensation of our employees to identify the “median employee,” we utilized base salary / wages and overtime pay, plus cash incentive compensation (annual bonus), commissions, or other cash compensation earned for individual and corporate performance in 2023. We annualized the compensation of employees to cover the full calendar year and treated new hires as if they were hired at the beginning of the year, as permitted by applicable SEC rules and regulations. We did not make any cost-of-living adjustments. We then added the grant-date value of any long-term equity awards made in 2023, plus employer contributions to our qualified retirement plan in 2023, plus the actual value of Company-paid benefits (including Company-paid premiums for health, dental, life, and disability insurance and any Company contribution to health savings accounts). Using this methodology, in accordance with Item 402(c)(2)(x) of Regulation S-K, we determined that the “median employee” was an employee with total compensation of $113,234 earned for the year ended December 31, 2023.

Pay Versus Performance
Pay Versus Performance Table
As required by the Dodd-Frank Act and Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance metrics of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” on page 22. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Paid to Non-PEO Named Executive Officers(2)	Valuation of Initial Fixed $100 Investment Based On:		Net Income (Loss)	Company- Selected Performance Measure
					Total Shareholder Return ("TSR")(3)	Peer Group Total Shareholder Return(4)		Non-GAAP Operating Income (Loss)	Non-GAAP Operating ROE
2023	$3,725,832	$2,190,338	$1,176,231	$876,493	$40	$146	$(38,604,397)	$(7,331,313)	(0.7%)
2022	$4,367,132	$2,668,350	$1,556,544	$1,114,689	$50	$134	$(401,948)	$22,911,435	1.8%
2021	$3,149,575	$3,851,913	$1,412,587	$1,559,032	$72	$119	$144,123,894	$73,579,805	5.4%
2020	$2,490,725	$466,261	$1,188,025	$573,379	$50	$103	$(175,726,830)	$(26,509,916)	(1.9%)
(1) Represents the amount of “compensation actually paid” to Mr. Rand, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rand during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Rand's total compensation for each year to determine the compensation actually paid:

	PEO
	2023	2022	2021	2020
Total Compensation as reported	$3,725,832	$4,367,132	$3,149,575	$2,490,725
Fair Value of equity awards granted during fiscal year	(2,200,000)	(2,000,000)	(949,998)	(950,000)
Fair value of equity compensation granted in current year—value at end of year-end	1,525,289	1,410,577	976,633	516,835
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	35,153	(3,032)	26,503	(10,320)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(642,167)	(961,611)	718,332	(1,364,139)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(253,769)	(144,716)	(69,132)	(216,840)
Compensation Actually Paid to PEO	$2,190,338	$2,668,350	$3,851,913	$466,261

(2) Represents the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	NEO Averages
	2023	2022	2021	2020
Total Compensation as reported	$1,176,231	$1,556,544	$1,412,587	$1,188,025
Fair Value of equity awards granted during fiscal year	(425,000)	(462,500)	(393,731)	(368,742)
Fair value of equity compensation granted in current year—value at end of year-end	294,658	326,196	404,770	200,609
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	13,413	(5,155)	19,804	(7,632)
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(112,689)	(213,566)	150,168	(330,461)
Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(70,120)	(86,830)	(34,566)	(108,420)
Compensation Actually Paid to NEO	$876,493	$1,114,689	$1,559,032	$573,379
(3) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(4) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 1500 Property & Casualty Insurance Index.
Financial Performance Measures
As described in greater detail in “Annual Incentive Compensation” beginning on page 26, our executive compensation plans are designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:
•Non-GAAP Operating ROE;
•Consolidated Combined Ratio;
•Relative Total Shareholder Return; and
•Compound Annual Growth Rate in Book Value Per Share

Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid vs. Company TSR
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$100.00
$75.00
$50.00
$25.00
$—
$3,851,913
$72.15
$2,668,350
$2,190,338
$50.31
$50.30
$1,559,032
$39.81
$1,114,689
$876,493
$466,261
$573,379
2020
2021
2022
2023
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Company TSR

Compensation Actually Paid vs. Net Income (Loss)
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$—
$(50,000,000)
$(100,000,000)
$(150,000,000)
$(200,000,000)
$3,851,913
$144,123,894
$2,668,350
$2,190,338
$(401,948)
$1,559,032
$(38,604,397)
$1,114,689
$876,493
$466,261
$573,379
$(175,726,830)
2020
2021
2022
2023
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Net Income (Loss) (In Thousands)

Compensation Actually Paid vs. Non-GAAP Operating Income (Loss)
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$—
$(20,000,000)
$(40,000,000)
$466,261
$573,379
$(26,509,916)
$3,851,913
$73,579,805
$1,559,032
$2,668,350
$22,911,435
$1,114,689
$2,190,338
$(7,331,313)
$876,493
2020
2021
2022
2023
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
Operating Income (Loss)

Compensation Actually Paid vs. Non-GAAP Operating ROE
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
—%
(1.0%)
(2.0%)
$466,261
$573,379
(1.9%)
$3,851,913
5.4%
$1,559,032
$2,668,350
1.8%
$1,114,689
$2,190,338
$876,493
(0.7%)
2020
2021
2022
2023
PEO Compensation Actually Paid
NEO Avg Compensation Actually Paid
ROE

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
Owners of More than 5% of Our Common Stock

Stockholders	Amount & Nature of Beneficial Ownership(1)	Percent of Class(1)
BlackRock, Inc.(2)	7,468,439	14.70%
55 East 52nd Street New York, New York 10055
The Vanguard Group, Inc.(3)	5,836,255	11.45%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
T. Rowe Price Investment Management, Inc. (4)	4,156,960	8.20%
101 E. Pratt Street Baltimore, MD 21201
Dimensional Fund Advisors, LP(5)	2,838,938	5.60%
6300 Bee Cave Road, Building One Austin, TX 78746
Wellington Management Group LLP(6)	2,777,882	5.50%
280 Congress Street Boston, MA 02210
(1) Based solely on ownership information reported in the filings on Schedule 13G detailed below.
(2) In a Schedule 13G filed with the SEC, BlackRock, Inc., a parent holding company, disclosed that, as of December 31, 2023, it had sole voting power with respect to 7,374,839 shares of Common Stock and sole dispositive power with respect to 7,468,439 shares of Common Stock.
(3) In a Schedule 13G filed with the SEC, The Vanguard Group, Inc., an investment adviser, disclosed that, as of December 31, 2023, it had sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 34,301 shares of Common Stock, sole dispositive power with respect to 5,744,423 shares of Common Stock and shared dispositive power with respect to 91,832 shares of Common Stock.
(4) In a Schedule 13G filed with the SEC, T. Rowe Price Investment Management, Inc., an investment advisor, disclosed that, as of December 31, 2023, it had sole voting power with respect to 1,560,819 shares of Common Stock and sole dispositive power with respect to 4,156,960 shares of common stock.
(5) In a Schedule 13G filed with the SEC, Dimensional Fund Advisors, LP, an investment advisor, disclosed that, as of December 31, 2023, it had sole voting power with respect to 2,778,709 shares of Common Stock and sole dispositive power with respect to 2,838,938 shares of common stock.
(6) In a Schedule 13G filed with the SEC, Wellington Management Group LLP, a parent holding company, disclosed that, as of December 31, 2023, it had sole voting power with respect to 0 shares of Common Stock, shared voting power with respect to 2,742,428 shares of Common Stock, sole dispositive power with respect to 0 shares of Common Stock and shared dispositive power with respect to 2,777,882 shares of Common Stock.

Ownership by Our Directors and Executive Officers
The following table sets forth, as of March 25, 2024, information regarding the ownership of Common Stock by:
•our executive officers named in the Summary Compensation Table under “Executive Compensation,” which we refer to as the “Named Executive Officers;”
•our directors and director nominees; and
•all of our directors and executive officers as a group.

Stockholders	Amount & Nature of Beneficial Ownership(1)	Percent of Class
Directors
Kedrick D. Adkins Jr.	22,369	*
Bruce D. Angiolillo	25,031	*
Fabiola Cobarrubias	14,563	*
Samuel A. Di Piazza, Jr.	34,360	*
Maye Head Frei	20,677	*
M. James Gorrie	36,477	*
Ziad R. Haydar	29,891	*
Edward L. Rand, Jr.(2)	169,422	*
Frank A. Spinosa	31,700	*
Scott C. Syphax	14,563	*
Katisha T. Vance	23,538	*
Thomas A. S. Wilson, Jr.	34,477	*
Director Nominees
Richard J. Bielen	—	*
Staci M. Pierce	—	*
Other Named Executive Officers
Dana S. Hendricks	23,956	*
Jeffrey P. Lisenby	76,621	*
Kevin M. Shook	31,732	*
Robert D. Francis	9,623	*
All Directors, Director Nominees and Executive Officers as a Group (18 Persons)	599,000	0.97%

* Less than 1%.
(1) Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to the beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. The information excludes restricted stock units and performance shares granted to executive officers that are unvested. No executive officer holds unexercised stock options.
(2) Shares are held in a joint brokerage account for Mr. Rand and his spouse.

TRANSACTIONS WITH RELATED PERSONS
Our Code of Ethics and Conduct addresses conflicts of interest that arise when an employee or member of his or her family receives a personal benefit in a transaction involving ProAssurance or a subsidiary. Generally, employees are required to report any situation involving an actual or potential conflict of interest to ProAssurance for a determination of whether it involves a permissible conflict of interest. The Code of Ethics and Conduct provides specific guidance as to the following situations:
•Employees are prohibited from (i) taking for themselves personally opportunities that are discovered through the use of ProAssurance’s information or position, (ii) using ProAssurance’s property, information or position for personal gain and (iii) competing with ProAssurance.
•If ProAssurance or a subsidiary does business or considers doing business with a company in which an employee or member of his or her family is employed or has a material financial or other interest, the employee must disclose the interest to his or her supervisor if he or she is aware of the proposed business relationship and refrain from participating in the approval process.
•If an employee participates in religious, charitable, educational or civic activities, good judgment must be exercised to abstain from involvement in activities which would present a conflict of interest or interfere with responsibilities to or the reputation of ProAssurance.
The Nominating/Corporate Governance Committee has adopted the Procedures for Evaluation of Reportable Related Party Transactions. The procedures provide a framework for evaluating any transaction that the Company determines would be required to be publicly disclosed by Item 404(a) of Regulation S-K, and apply to directors, nominees for directors, executive officers and certain persons related to any of the foregoing (related parties). The procedures are administered by the Company’s general counsel acting as Corporate Compliance Officer. The general counsel monitors compliance and reviews annually a completed questionnaire from each director, nominee for director and executive officer that sets forth certain business and other affiliations that relate to the business and activities of the Company. The general counsel reports any related party transaction he becomes aware of to the Nominating/Corporate Governance Committee. The committee must evaluate the transaction to determine whether it is fair and reasonable to the Company, and should also evaluate the impact the transaction will have on a director’s independence, if applicable.
ProAssurance adopted written policies and procedures for the review, approval or ratification of personal travel on corporate aircraft effective December 1, 2006. Pursuant to the Policies and Procedures for Personal Use of Aircraft, senior executive officers, directors and such other employees of

ProAssurance or its subsidiaries as may be designated by the Chief Executive Officer may use the corporate aircraft for personal travel if the aircraft is not otherwise required for business-related travel, upon reasonable notice to the Chief Executive Officer. As used in the Policies and Procedures for Personal Use of Aircraft, personal travel includes travel for entertainment, amusement or recreational purposes as described in Internal Revenue Service Notice 2005-45.
The Compensation Committee of the Board of Directors will establish, after reviewing the cost of the personal travel, the number of flight hours for which the Chief Executive Officer may use the corporate aircraft for personal travel in the succeeding twelve month period without further approval of the Committee. The Compensation Committee has established the number of aggregate flight hours for which all other authorized users may use the corporate aircraft for personal travel during the succeeding twelve months with the approval of the Chief Executive Officer as follows: 50 flight hours for personal travel by the Chief Executive Officer and 20 flight hours for personal travel by other authorized users in the aggregate. The Chief Executive Officer must get the prior approval of the Compensation Committee before approving any personal travel which exceeds the aggregate limit. The Compensation Committee may delegate to any of its members the authority to approve requests for personal travel in excess of established limits. Both the Compensation Committee and the Chief Executive Officer are responsible for applying the Policies and Procedures for Personal Use of Aircraft.
ProAssurance and B&G are members of Hangar 24, LLC, which leases the hangar used by ProAssurance and B&G for their respective aircraft. Hangar 24, LLC is a cost sharing arrangement for the use of the hangar and serves as the payment agent for fuel purchased for each individual aircraft. This relationship is described in the Section titled “Independent Directors” in this Proxy Statement.
Birmingham Hematology & Oncology Associates, LLC, where Dr. Katisha T. Vance is a physician, partner, and Vice-President, purchased medical professional liability insurance from an insurance subsidiary of ProAssurance in 2022-2023. Patient Inpatient Medical Group, where Dr. Cobarrubias is the Chief Executive Officer, purchased medical professional liability insurance from an insurance subsidiary of ProAssurance in 2022-2023. These relationships are described in the Section titled “Independent Directors” in this Proxy Statement.
Lastly, as previously disclosed in our SEC filings, the company has entered into severance agreements with various ProAssurance executives.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act requires ProAssurance’s executive officers and directors and persons who beneficially own more than ten percent of ProAssurance’s common shares to file electronically reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish ProAssurance with copies of all Section 16(a) forms they file. Based on ProAssurance’s review of such forms, as well as information provided and representations made by the reporting persons, ProAssurance believes that all of its executive officers, directors and beneficial owners of more than ten percent of its common shares complied with the reporting requirements of Section 16(a) during ProAssurance’s fiscal year ended December 31, 2023.
PROPOSALS OF STOCKHOLDERS
Stockholder Nominations for Directors
Our By-Laws require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give us written notice of his or her intent not later than December 31 in the year preceding the annual meeting, or such other date as may be established by our Board of Directors for a particular annual meeting by prior written notice to the stockholders. The stockholder’s notice must set forth:
•the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
•a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
•a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
•such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the Board of Directors solicited proxies for the election of such nominee at the meeting; and
•the consent of each nominee to serve as a director of ProAssurance if so elected.
Stockholder Proposals for our 2025 Annual Meeting
If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our Secretary on or before December 31, 2024, in order for the proposal to be considered for inclusion in the proxy statement for the 2025 annual meeting of stockholders. Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear. The stockholder’s notice must set forth:
•a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting;
•the name and address of the stockholder who intends to propose such matter or matters;
•a representation that the stockholder has been a holder of record of stock of ProAssurance entitled to vote at such meeting for a period of one year and intends to hold such shares through the date of the meeting and appear in person or by proxy at such meeting to propose such matter or matters;
•any material interest of the stockholder in such matter or matters; and
•a description of all understandings or relationships between the stockholder and any other person(s) (naming such persons) with respect to the capital stock of ProAssurance as to the matter specified in the notice.

The notice and any accompanying statement may not exceed 500 words. Stockholders are not permitted to submit proposals for consideration at special meetings.

OTHER MATTERS
Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors
We have adopted policies for any person, whether or not a stockholder or employee, to report concerns regarding accounting and other matters and to communicate with our Independent Chairman of the Board. Any person who has a concern about the conduct of ProAssurance or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee via the internet or telephone by using the EthicsPoint hotline described in the Corporate Governance section on our website at www.proassurancegroup.com. Any person may communicate with our Independent Chairman, Bruce D. Angiolillo, by submitting a report clearly marked to his attention through the EthicsPoint hotline. Further information on the procedure for these communications is available in the Corporate Governance section of our website at www.proassurancegroup.com.
Important Notice Regarding Delivery of Stockholder Documents
Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, unless their broker, bank, trustee or nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial stockholder(s) sharing a single address wishes to discontinue householding and receive a separate copy of the Notice of Internet Availability or the Proxy Materials, as the case may be, they may contact Broadridge, either by calling (866) 540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
A majority of brokerage firms have instituted householding. If your family has multiple holdings in ProAssurance that are held in street name with a broker, you may have received householding notification directly from your broker. If so, please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and which to receive only a single copy, or if you wish to revoke your decision to household and thereby receive multiple statements and reports.
Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by ProAssurance under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Compensation Committee,” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as any exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

EXHIBIT A

PROASSURANCE CORPORATION
2024 EQUITY INCENTIVE PLAN

1.Purpose. The purpose of the ProAssurance Corporation 2024 Equity Incentive Plan is to further corporate profitability and growth in share value of ProAssurance Corporation (the “Company”) by offering proprietary interests in the Company to those key officers, employees, consultants and directors who will be largely responsible for such growth, and to enhance the Company's ability to recruit and retain qualified executives and key employees through long-term incentive compensation in the form of proprietary interests in the Company.
2.Definitions.
“Award” shall mean any grant or award under the Plan.
“Award Notice” shall mean a document or other record, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of Awards or series of Awards under the Plan. An Award Notice and the acceptance thereof by a Participant shall be in a written document unless the Committee, in its discretion, provides for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
“Award Period” shall mean the period of one or more calendar years fixed by the Committee with respect to Awards of Performance Shares with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired employee may be for such lesser period (but not less than one calendar year) as determined by the Committee.
“Beneficial Ownership” is used as such term is used within the meaning of Rule 13d-3 promulgated under the Exchange Act.
“Board” shall mean the Board of Directors of the Company.
“Business Days” means any day other than Saturday, Sunday or any holiday observed by banks in the United States.
“Cause” shall mean (i) the Participant has been convicted in a federal or state court of a crime classified as a felony; (ii) action or inaction by the Participant (A) that constitutes embezzlement, theft, misappropriation or conversion of assets of the Company or a Subsidiary which, alone or together with related actions or inactions, involve assets of more than a de minimis amount, or that constitutes intentional fraud, gross malfeasance of duty, or grossly inappropriate conduct, and (B) such action or inaction has adversely affected or is likely to adversely affect the business of the Company and its Subsidiaries, taken as a whole, or has resulted or is intended to result in direct or indirect gain or personal enrichment of the Participant to the detriment of the Company and its Subsidiaries; or (iii) the Participant has been grossly inattentive to, or in a grossly negligent manner failed to competently perform, Participant's job duties and the failure was not cured within 45 days after written notice from the Company.
“Change in Control” shall mean the occurrence of any one of the following events during the term of this Agreement: (i) a change in the ownership of the Company as defined in the regulations under Code Section 409A; or (ii) a change in the effective control of the Company as defined in the regulations under Code Section 409A; or (iii) a change in the ownership of a substantial portion of the assets of the Company as defined in the regulations under Code Section 409A.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
“Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom shall be determined by the Board to be independent in accordance with the requirements of the New York Stock Exchange and shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.
“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.
“Company” shall mean ProAssurance Corporation, a Delaware corporation.
“Consultant” shall mean any natural person engaged by the Company to provide services as a consultant or advisor, if such consultant or advisor provides bona fide services to the Company that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.
“Covered Employee” means a Participant designated by the Committee to receive an Award as qualified performance based compensation within the meaning of Code Section 162(m) and the regulations promulgated thereunder. Any Participant who is granted Qualified Performance Shares shall be deemed to be designated as a Covered Employee.
“Date of Grant” shall mean with respect to an Award under the Plan (other than Performance Shares) the date specified by the Board or if no date of grant is specified, the date that the Board or the Committee takes action or is deemed to take action to grant such Award; provided that the date of grant for an Award of Performance Shares made within the first 90 days of a calendar year shall be January 1 of such calendar year unless the Committee specifies another date.
“Director” shall mean a person who is elected and is currently serving as a member of the Board of Directors of the Company or a Subsidiary.
“Disability” means that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under the disability insurance, if any, covering employees of the Companies, or (iii) determined to be totally disabled by the Social Security Administration. Notwithstanding the foregoing, for Awards that are subject to Code Section 409A, “Disability” shall mean that a Participant is disabled under Code Section 409A(a)(2)(C)(i) or (ii).
“Dividend Equivalent” means an amount equal to any dividends paid by the Company with respect to a share of Common Stock during the Award Period or Interim Period in the case of Performance Shares or during the Restricted Period in the case of Restricted Stock and Restricted Units.
“Employee” shall mean any natural person (including any officer) employed by the Company or a Subsidiary in a continuous and regular salaried employment relationship, which shall include (unless the Committee otherwise determines) periods of vacation, approved leaves of absence, and any salary continuation or severance pay period.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Executive Officer” shall mean the Corporation’s chief executive officer, chief financial officer, all Section 16(b) officers, and all other senior officers whose compensation is individually reviewed by the Corporation’s Compensation Committee.
“Fair Market Value” on any date shall mean (i) if the Shares are actively traded on any national securities exchange or reported on NASDAQ/NMS on a basis which reports closing prices, the closing sales price of the Shares on the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding day on which it was open; (ii) if the Shares are not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Shares on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bid on the next preceding day on which there were bids; or (iii) if the Shares also are not traded on the over-the-counter market, the Fair Market Value as determined in good faith by the Committee based on such relevant facts as may be available to the Committee, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Shares, and the Company's current and future earnings.
“Freestanding SAR” means an SAR that is granted independently of any Options as described in Section 8 herein.
“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or a Subsidiary; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Notice. If not defined in any such document, the term “Good Reason” as used herein shall not apply to a particular Award.
“Incentive Stock Option” shall mean an Option which is intended to meet the requirements of Section 422 of the Code.
“Interim Period” shall mean a period of calendar months (which must be for at least one year) fixed by the Committee with respect to Awards of Performance Shares with the same Date of Grant, which period is less than the full Award Period commencing on the Date of Grant.
“Nonqualified Stock Option” shall mean an Option which is not intended to be an Incentive Stock Option.
“Normal Retirement” shall mean retirement at or after the Participant reaches the later of either (i) sixty (60) years of age or (ii) the earliest age at which the Participant may retire and receive a retirement benefit without penalty under any qualified retirement plan maintained by the Company or any of its Subsidiaries in which such Participant participates.
“Option” shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee granted in accordance with Section 7 hereof and subject to any other limitations and restrictions imposed by the Plan or the Committee.
“Other Stock-Based Awards” shall mean an Award granted under Section 10 hereof.
“Participant” shall mean an Employee, Consultant or Director who is selected by the Committee to receive an Award under the Plan as herein provided.
“Performance Share” shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee. References to Performance Shares shall include Qualified Performance Shares where no distinction is required.
“Plan” shall mean the ProAssurance Corporation 2024 Equity Incentive Plan as set forth herein and as may be further amended from time to time.
“Qualified Business Measures” means one or more of the performance criteria listed in Section 6(b) hereof upon which performance goals for Qualified Performance Shares may be established by the Committee.
“Qualified Performance Shares” means an Award of Performance Shares that is intended to qualify under Section 162(m) and is made subject to performance goals based upon Qualified Business Measures.
“Restricted Period” shall mean the period during which the transfer of Restricted Stock or Restricted Units is limited in some way (based upon the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee) and the Restricted Stock or Restricted Units are subject to a substantial risk of forfeiture.
“Restricted Stock” shall mean any Award of Common Stock granted under Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.
“Restricted Unit” shall mean any Award of a contractual right granted under Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of a Share of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

“Section 16 Reporting Person” shall mean any person who is an officer or director of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Section 162(m)” shall mean Code Section 162(m).
“Section 409A” shall mean Code Section 409A.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Shares” shall mean shares of the Common Stock of the Company reserved under Section 4 hereof for Awards under the Plan, or such other securities as may become subject to Awards pursuant to an adjustment pursuant to Section 13 of the Plan.
“Stock Appreciation Right” or “SAR” shall mean any Award of a contractual right granted under Section 8 to receive cash, Common Stock or a combination thereof.
“Subsidiary” shall mean any corporation of which the Company possesses directly or indirectly eighty percent (80%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly eighty percent (80%) or more of the total combined equity interests in such organization.
“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall be similarly cancelled).
“Termination” shall mean the end of a Participant's relationship with the Company or a Subsidiary as an Employee, Consultant or Director if at such time the Participant has no other relationship as an Employee, Consultant or Director of the Company or a Subsidiary.
“2 ½ Month Period” shall mean the period ending on the later of either the 15th day of the third month following the Participant's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company's first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; Performance Shares, if earned, shall be considered no longer subject to a risk of forfeiture on the last day of the Award Period or Interim Period for which they are earned.
1.Administration of the Plan.
The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority
a.to select the Participants in the Plan;
b.to determine the Awards to be made to each Participant selected to participate in the Plan;
c.to determine the conditions subject to which Awards will become payable under the Plan;
d.to determine whether and to what extent and under what circumstances an Award may be settled in, or the exercise price may be paid in cash, Common Stock, other Awards, or other property;
e.to prescribe the form of each Award Notice, which need not be identical for each Participant;
f.to make all decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;
g.to amend the Plan or any Award Notice as provided herein; and
h.generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
The Committee shall have full power to administer and interpret the Plan and to adopt such rules, regulations, guidelines and procedures consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.
The Committee may delegate to one or more of its members or to one or more officers of the Company or a Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) to render advice with respect to any responsibility the Committee or such individuals may have under the Plan, and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.
To the maximum extent permitted by applicable law and the Company’s organizational documents and to the extent not covered by insurance directly insuring such person, each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own willful misconduct, fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the organizational documents of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.
Each Award shall be evidenced by an Award Notice. Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
1.Maximum Amount of Shares Available for Awards; Minimum Vesting.
a.Maximum Number of Shares; Minimum Vesting. The number of Shares that may be distributed as Awards under the Plan shall be a total of 2,400,000 shares of Common Stock subject to adjustment under Section 13 of the Plan. Notwithstanding the foregoing, but subject to the provisions of Section 13, the maximum number of Shares which may be subject to Awards granted to a Participant in any calendar year shall be 250,000 shares of Common Stock. All Awards under the Plan shall be subject to a minimum vesting period of 12 months from the date such Award is granted.
b.Shares Available for Issuance. Shares may be made available from the authorized but unissued shares of Common Stock, from shares of Common Stock held in the Company's treasury and not reserved for another purpose, or from shares of Common Stock purchased on the open market. If any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right. If any Award in respect of Shares is canceled or forfeited for any reason without delivery of the Shares (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of the related Option upon exercise of the corresponding Tandem SAR), the Shares subject to such Award shall thereafter again be available for an Award pursuant to the Plan. Whenever Shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of shares actually issued shall be counted against the limit in Section 4(a) hereof and the Shares not issued shall be treated in the same manner as Shares subject to cancelled or forfeited Awards.
2.Eligibility and Participation.
a.Eligibility. Persons eligible to participate in this Plan include all Employees, Consultants and Directors; provided that Directors and Consultants shall not be eligible to receive Performance Shares under the Plan.
b.Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors, Participants to whom Awards shall be granted and shall determine the nature of such Awards. Selection of Participants may be made individually or by group or class of similarly situated persons who are eligible to participate in the Plan. The Committee shall select Participants, who in the judgment of the Committee have an opportunity to influence the long-term profitability of the Company. No individual shall have any right to participate in the Plan (i) unless selected by the Committee and (ii) until such employee has properly executed such additional documentation and agreements as prescribed by the Committee as a condition of participation. Such designation shall not entitle the Participant to receive payment with respect to any Award unless and until the other conditions specified in the Plan and Award agreement (or similar document) are satisfied.
3.Performance Shares.
a.Performance Share Awards. The Committee shall have the authority to grant Awards of Performance Shares to Employees on such terms and conditions as may be determined by the Committee. Performance Shares shall be deemed to be received by an Employee as of the Date of Grant in the year the related Performance Share Award is granted. At the time of grant of each Performance Share Award, the Committee shall decide the Award Period and whether there will be an Interim Period. Any Employee may be granted more than one Performance Share Award under the Plan.
A Participant shall not be entitled to receive any dividends with respect to Performance Shares and shall not have any voting or other rights of a Company stockholder with respect to Performance Shares; and no Participant shall have any interest in or right to receive Shares prior to the time the Committee determines the form of payment of Performance Shares in accordance with this Section 6. The Committee may determine at the Date of Grant whether and to what extent to credit to the account of a recipient of Performance Shares, an amount equal to the Dividend Equivalent on a number of Shares corresponding to the Performance Shares subject to an Award.
The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, a Subsidiary or a division, region, department or function within the Company or a Subsidiary and may relate to relative performance as compared to an outside reference or peer group.
a.Qualified Performance Shares. The Committee may designate an Award of Performance Shares as Qualified Performance Shares based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify as performance based compensation under Section 162(m). If an Award is so designated, the Committee shall establish performance goals for such Performance Shares within the time period prescribed by Section 162(m), based on one or more of the following Qualified Business Measures, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary:
1.Combined ratio, operating ratio or any component thereof such as loss ratio, underwriting expense ratio, investment income ratio or a combination of any thereof;'
2.Retention rate measured by premium or unit count for all insureds or any subset of insureds;
3.Total return (stock price appreciation divided by beginning share price, plus dividends paid during the year);

4.Growth in book value;
5.Premium revenue, whether new or renewal, for all or a subset of the Company's book of business;
6.Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);
7.Earnings (earnings per share or other corporate earnings measures);
8.Net income (before or after taxes, operating income or other income measures);
9.Cash (cash flow, cash generation or other cash measures);
10.Economic value added;
11.Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
12.Market share;
13.Improvements in capital structure;
14.Business expansion (acquisitions);
15.Total Revenue;
16.Investment Income;
17.Cost reduction measures; or
18.Strategic plan development and implementation.
Performance goals with respect to the foregoing Qualified Business Measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of peer companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).
In determining whether a performance goal has been satisfied, the Committee shall include a credit or allowance for dividends declared during an Award Period. In addition, the Committee may provide in any Award of Performance Shares that any evaluation of performance may include or exclude any of the following described events that occur during an Award Period: (i) changes in capital structure as described in Section 13 hereof; (ii) the effect of changes in tax laws, accounting principles or other laws and provisions affecting reported results; or (iii) acquisitions or divestitures. To the extent such inclusions and exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) for deductibility.
Qualified Performance Shares shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Any payment of Qualified Performance Shares shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. No Qualified Performance Shares held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to Qualified Performance Shares, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance Shares to cease to qualify as performance based compensation under Section 162(m). The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.
Section 4 sets forth the maximum number of Shares that may be granted in any one-year period to a Participant in Qualified Performance Shares.
a.Payment of Performance Share Awards. Each Participant who is granted an Award of Performance Shares shall be entitled to payment of the Award if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied during the Award Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period, such Participant would not have been entitled to payment of some or any of the Award; provided that all Awards to Executives shall be subject to the Executive Officer Recoupment Policy set forth in Section 14(h) hereof. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.
Except for payment of Awards of Performance Shares under subparagraphs (d) or (e) of this Section 6 or in Section 11 hereof, payment of Awards of Performance Shares shall be made to the Participant (or his or her personal representative), as promptly as possible, by the Company after the determination by the Committee that payment has been earned, but in no event later than the end of the 2 ½ Month Period; provided that in the event of either voluntary Termination by a Participant without Good Reason or involuntary Termination of a Participant for Cause after the close of the Award Period, any portion of an Award of Performance Shares that has not been paid on or before the date of Termination shall be forfeited and cancelled automatically and all rights of the Participant with respect to such cancelled Awards of Performance Shares shall terminate. Unless otherwise directed by the Committee, all payments on Awards of Performance Shares to Participants shall be made partly in Shares and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant's employer is required to withhold on account of such payment. To the extent provided by the Committee at the Date of Grant, the Participant may be paid the sum of all Dividend Equivalents on a number of shares of Common Stock equal to the number of Performance Shares to which the Participant is entitled to be paid for an Award Period or Interim Period. The payment for the Dividend Equivalent, if any, shall be added to any cash payment to be made to a Participant with respect to the subject Performance Shares. There shall be deducted from the cash payment for Performance Shares, all taxes to be withheld with respect to the Performance Shares.
For payment of each Performance Share Award, the number of Shares to be distributed to the Participant shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share. Unless otherwise provided in subparagraphs (d) or (e) of this Section 6 or in Section 11 hereof, the Fair Market Value shall be determined on the date specified by the Committee which must be on or after the date of the Committee's determination of the Award and prior to the payment date for the Award.
a.Termination Upon Death or Disability. Upon Termination by reason of death or Disability of a Participant prior to the close of an Award Period, outstanding Awards of Performance Shares shall be deemed to be earned at the target level and payment of such Performance Shares shall be made on the first regularly scheduled payroll payment date following the expiration of a thirty (30) day period commencing on the date of death or the date of the determination of Disability, whichever is applicable. For purposes of this Section 6(d), the Fair Market Value of the Shares shall be determined as of the date of death or the date of the determination of Disability.
b.Termination Upon Retirement or For Good Reason. Upon Termination of a Participant, prior to the close of an Award Period, by reason of his or her (i) Normal Retirement, or (ii) early retirement before the Normal Retirement age with the consent of the Committee, or (iii) resignation for Good Reason, then, payment of such Performance Shares shall be made on the first regularly scheduled payroll payment date following the expiration of the thirty (30) day period commencing on the date of Termination, and the number of Performance Shares for each Award to be paid shall be computed by (x) determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the date of Termination (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period); (y) multiplying the number determined pursuant to clause (x) by a fraction, the numerator of which is the number of whole months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of whole months in the Award Period; provided that in the event such computation results in a fractional share of a Performance Share, such fractional share shall be eliminated and not paid. For purposes of this Section 6(e), the Fair Market Value of the Shares shall be determined as of the date of Termination. The term “whole month” shall refer to a calendar month in which the Participant was an Employee for at least 12 Business Days. Notwithstanding the foregoing, any Performance Shares awarded to a Participant in the same year that the Participant's Termination occurs for the reasons set forth in this Section 6(e) shall be automatically cancelled and all rights of Participant with respect to the cancelled Performance Shares shall forthwith terminate.
c.Other Termination. In the event of Termination of a Participant prior to the close of an Award Period for any reason other than those described in subparagraph (d) or (e) of this Section 6, then, unless the Committee shall otherwise determine at the Date of Grant or pursuant to Section 11 hereof, all outstanding Awards of Performance Shares that have not been paid on or before the date of Termination shall be automatically cancelled and all rights of the Participant with respect to such cancelled Awards of Performance Shares shall forthwith terminate.
d.Interpretation. Any Plan provision to the contrary notwithstanding, if any Award of Performance Shares is intended, at the time of grant, to be Qualified Performance Shares, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code.
19.Stock Options.
a.Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Awards of Options to Participants and to determine (i) the number of Shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options and Nonqualified Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an Employee at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code.
b.Option Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of a Share at the Date of Grant.
c.Exercise. Each Option may be exercised at such times and subject to such terms and conditions as the Committee may specify on Date of Grant; provided, however, that if the Committee does not establish a different exercise schedule at the Date of Grant of an Option, such Option shall become exercisable in five (5) equal installments on each of the first five anniversaries of the Date of Grant of the Option. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws; provided that Options shall not be exercisable after the expiration of ten years from the Date of Grant.
An Option shall be exercised by (i) notice of exercise with respect to a specified number of Shares to be delivered in such form and in such manner as may be directed by the Committee, and (ii) payment to the Company of the exercise price for such number of Shares as herein provided; provided that in the absence of direction by the Committee, the notice of exercise shall be in writing and delivered to the Secretary of the Company at the principal office of the Company. The date of exercise shall be as determined by the Committee; provided that in the absence of a determination by the Committee, the date of exercise shall be the date the notice of exercise is received in the form required herein.
The exercise price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver the Shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the exercise price may be paid by exchanging shares of Common Stock owned by the Participant (which are not the subject of any pledge or security interest), or by authorization to the Company to withhold Shares otherwise issuable upon exercise of the Option, in each case, to be credited against the exercise price at the Fair Market Value of such shares on the date of exercise. No fractional shares may be so transferred in payment of the exercise price, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of Shares transferred over the aggregate exercise price.
In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Participant resulting from such exercise; provided, however, that in the discretion of the Committee, all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Participant as a result of such exercise, may, upon the irrevocable election of the Participant, be paid by exchanging whole shares of Common Stock duly endorsed for transfer and owned by the Participant, or by authorization to the Company to withhold Shares otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid.
a.Termination on Death or Disability. In the event of Termination of a Participant by reason of his or her death or Disability, then, unless the Committee shall otherwise determine at the Date of Grant, all Options held by such Participant at the time of such Termination shall be fully exercisable, and such Participant (or the Participant's beneficiary or legal representative) may exercise any of such Options for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at or after the Date of Grant), but in no event after the date the Option otherwise expires.
b.Termination on Retirement or Good Reason. In the event of Termination of a Participant by reason of his or her (i) Normal Retirement, or (ii) early retirement before the Normal Retirement age with the consent of the Committee, or (iii) resignation for Good Reason, then, unless the Committee shall otherwise determine at the Date of Grant, all Options held by such Participant at the time of such Termination shall be fully exercisable, and such Participant may exercise any of such Options for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at the Date of Grant), but in no event after the date the Option otherwise expires.
c.Other Termination. In the event of Termination of a Participant for any reason other than those described in subparagraphs (d) and (e) of this Section 7, then, unless the Committee shall otherwise determine at the Date of Grant or pursuant to Section 11 hereof, all vested and unvested Options then held by such Participant, whether or not exercisable at the time of such Termination, shall be automatically cancelled and all rights of the Participant with respect to such cancelled Options shall forthwith terminate.
d.Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
20.Stock Appreciation Rights.
a.Grant of Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee may grant Awards of Stock Appreciation Rights to Participants at such times and in such amounts and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. The Committee may grant Awards of Freestanding SARS or Tandem SARS or any combination thereof. Tandem SARS may be granted either at the same time the Option is granted or at a later time. Freestanding SARS shall have a base price that is not less than 100% of the Fair Market Value of a share of Common Stock on Date of Grant. Tandem SARS shall have a base price equal to the option price of the related Option.
b.Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the base price thereof. Each Stock Appreciation Right may be exercised at such times and subject to such terms and conditions as the Committee may prescribe on the Date of Grant; provided, however, that Tandem SARS shall be exercisable only at the same time or times as the related Option is exercisable upon surrender of the right to exercise the equivalent number of Shares subject to the related Option; and provided further that unless the Committee shall establish a different exercise schedule at the Date of Grant, Freestanding SARS shall become exercisable in five (5) equal installments on each of the first five (5) anniversaries of the Date of Grant. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant.
A Stock Appreciation Right shall be exercised by (i) notice of exercise with respect to the specified number of Stock Appreciation Rights to be delivered in such form and in such manner as may be directed by the Committee at the Date of Grant; provided that in the absence of direction by the Committee, the notice of exercise shall be in writing and delivered to the Secretary of the Company at its principal office. The date of exercise shall be at such time as may be determined by the Committee; provided that in the absence of a determination by the Committee, the date of exercise shall be the date the notice is received by the Company in the form required herein. The Committee shall determine at the Date of Grant whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares. At the time of exercise of a Stock Appreciation Right, the Participant shall pay to the Company in cash the full amount of any federal, state and local income, employment or other withholding taxes applicable to the taxable income of the Participant resulting from such exercise; provided that in the discretion of the Committee, the amount of taxes to be paid by the Participant may be withheld from the cash payment due to Participant on exercise or at the irrevocable election of Participant, the taxes to be paid by Participant may be paid by authorization to the Company to withhold Shares otherwise issuable upon the exercise of the Stock Appreciation Right having a Fair Market Value on the date of exercise equal to the amount of the taxes thereby being paid.

a.Termination on Death or Disability. In the event of Termination of a Participant by reason of his or her death or Disability, then, unless the Committee shall otherwise determine at the Date of Grant, all SARs held by such Participant at the time of such Termination shall be fully exercisable, and such Participant (or the Participant's beneficiary or legal representative) may exercise any of such SARs for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at the Date of Grant), but in no event after the date the SAR otherwise expires.
b.Termination on Retirement or Good Reason. In the event of Termination of a Participant by reason of his or her (i) Normal Retirement, or (ii) early retirement before the Normal Retirement age with the consent of the Committee, or (iii) resignation for Good Reason, then, unless the Committee shall otherwise determine at the Date of Grant, all SARs held by such Participant at the time of such Termination shall be fully exercisable, and such Participant may exercise any such SARs for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at the Date of Grant), but in no event after the date the SAR otherwise expires.
c.Other Termination. In the event of Termination of a Participant for any reason other than those described in subparagraphs (c) and (d) of this Section 8, then, unless the Committee shall otherwise determine at the Date of Grant or pursuant to Section 11 hereof, all vested and unvested SARs then held by such Participant, whether or not exercisable at the time of such Termination, shall be automatically cancelled and all rights of the Participant with respect to such cancelled SARs shall forthwith terminate.
d.Nontransferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
21.Restricted Stock and Restricted Units.
a.Grant of Restricted Stock or Restricted Units. Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Notice setting forth the terms, conditions and restrictions applicable to the Award. Unless the Committee provides otherwise at the Date of Grant, any shares of Restricted Stock so granted shall be held in the custody of the Company, as provided in Section 9(f) in certificated or book entry form until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate or stock power, endorsed in blank, relating to the Shares covered by such Award.
b.Termination upon Death or Disability. Upon Termination by reason of death or Disability of a Participant prior to the close of a Restricted Period, any restrictions and conditions on outstanding Awards of Restricted Stock and Restricted Units shall lapse and be deemed to be satisfied and payment of such Restricted Stock and Restricted Units shall be made as promptly as practicable after the date of death or the date of the determination of Disability, whichever is applicable, but in no event shall payment of the Restricted Stock or Restricted Units be later than the end of the 2 ½ Month Period. For purposes of this Section 9(b), the Fair Market Value of Shares shall be determined as of the date of death or date of determination of Disability.
c.Termination for Good Reason. Upon Termination prior to the close of a Restricted Period by reason of resignation for Good Reason, any restrictions and conditions on outstanding Awards of Restricted Stock and Restricted Units shall lapse and be deemed to be satisfied with respect to a portion of the Restricted Stock or Restricted Units included in such Award with such portion to be computed by multiplying the number of shares of Restricted Stock or the number of Restricted Units by a fraction in which the numerator is the number of whole months during the subject Restricted Period that the Participant was an Employee and the denominator is the number of whole months in the subject Restricted Period; provided that in the event such computation results in a fractional share of Restricted Stock or a Restricted Unit, such fractional share shall be eliminated and not paid. Payment of such Restricted Stock or Restricted Units shall be made as promptly as practicable after the date of Termination, but in no event shall payment of the Restricted Stock or Restricted Units be later than the end of the 2 ½ Month Period. For purposes of this Section 9(c), the Fair Market Value of the Shares subject to the Award shall be determined as of the date of Termination and the term “whole month” shall refer to calendar months in which the Participant was an Employee for at least 12 Business Days. Notwithstanding the foregoing, any Restricted Stock or Restricted Unit awarded in the same year as the date of Termination shall be automatically cancelled and all rights of a Participant with respect to such cancelled Restricted Stock or Restricted Units shall forthwith terminate.
d.Other Termination. In the event of Termination of a Participant for any reason other than those described in subparagraphs (b) or (c) of this Section 9, then, unless the Committee otherwise determines at the Date of Grant or pursuant to Section 11 hereof, all of such Participant's Restricted Stock and Restricted Units that are subject to restrictions and/or conditions on date of Termination shall automatically be cancelled and all rights of the Participant with respect to the cancelled Restricted Stock and/or Restricted Units shall forthwith terminate.
e.Payment of Restricted Stock and Restricted Units. Payment of Restricted Stock shall be made by the Company in Shares. Payment of Restricted Units may be made in Shares, cash or in any combination as determined by the Committee.
Unless otherwise provided in subparagraph (b) or (c) of this Section 9 or in Section 11 hereof, payment of Restricted Stock and Restricted Units shall be made to the Participant (or his or her personal representative), as promptly as practicable, after the Committee determines that that any restrictions and conditions on outstanding Awards of Restricted Stock and Restricted Units have lapsed and that payment is due to the Participant, but in no event shall payment of the Restricted Stock or Restricted Units be later than the end of the 2 ½ Month Period; provided that in the event of either voluntary Termination by a Participant without Good Reason or involuntary Termination of a Participant for Cause after the close of the Restricted Period, any portion of an Award of Restricted Stock or Restricted Units that has not been paid on or before the date of Termination shall be forfeited and cancelled automatically and all rights of the Participant with respect to such cancelled Awards of Restricted Stock or restricted Units shall terminate. Unless otherwise provided in subparagraph (b) or (c) of this Section 9 or in Section 11 hereof, the Fair Market Value of Restricted Stock and Restricted Units shall be determined at the on the date specified by the Committee which must be on or after the date of the Committee's determination of the Award and prior to the payment date for the Award. For payment of each Award of Restricted Units, the number of Shares to be distributed to the Participant, if any, shall be determined by dividing (i) the amount by which the Fair Market Value of the total Restricted Units earned by the Participant exceeds the portion of the Award to be paid in cash by (ii) the Fair Market Value of a Restricted Unit.
At the time of payment of an Award of Restricted Stock, the Participant shall either pay to the Company in cash the full amount of any federal, state and local income, employment or other withholding taxes applicable to the payment of the Award of Restricted Stock or authorize the Company to withhold a number of Shares subject to the Award of Restricted Stock having a Fair Market Value on the valuation date that is equal to the amount of taxes to be withheld and paid by the Company with respect to such Award. At the time of payment of Restricted Units, the Company shall deduct from the payment for Restricted Units the amount to be withheld for the payment of federal, state and local income, employment or other withholding taxes applicable to the payment of the Restricted Units.
a.Restricted Period; Restrictions on Transferability during Restricted Period. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued during the Restricted Period in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant with the Company, and Shares issued in book entry form during the Restricted Period in respect to Restricted Stock shall be held for the account of the Participant in an account controlled by the Company. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions established by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse. The Shares issued in respect to Restricted Stock or Restricted Units as to which the restrictions have lapsed shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be, in certificated or book entry form, free of all such restrictions, except any that may be imposed under Section 14(e) hereof or by law.
b.Rights as a Stockholder; Dividend Equivalents. A Participant will be the beneficial owner of Restricted Stock awarded under the Plan. The Participant will have the right to direct the Company as to the voting of Restricted Stock held for the Participant, and the Participant will be entitled to all communications addressed by the Company to its stockholders. Participants will be entitled to receive dividends and other distributions paid with respect to Restricted Stock during the Restricted Period. Dividends paid on Restricted Stock shall be accrued for the account of the Participant subject to forfeiture and restrictions on transferability as apply to the Restricted Stock on which the dividends are paid. Dividends on Restricted Stock that are not forfeited shall be payable in cash at the time of payment of the Restricted Stock pursuant to Section 9(e) hereof, except that dividends paid in Shares or other property (other than cash) shall be paid in kind at the time of payment of the Restricted Stock.
A Participant shall have no voting or other rights of a Company stockholder with respect to Restricted Units, nor shall a Participant be entitled to receive any dividends or other distribution with respect to Restricted Units; and no Participant shall have any interest or right to receive Shares prior to the time the Committee determines the form of payment of Restricted Units in accordance with this Section 9. The Committee may determine at the Date of Grant whether and to what extent to credit to the account of a recipient of Restricted Units, with an amount equal to the Dividend Equivalent on a number of Shares corresponding to the Restricted Units subject to an Award. Dividend Equivalents on Restricted Units shall be subject to forfeiture and restrictions on transferability as apply to the Restricted Units with respect to which Dividend Equivalents are credited. Dividend Equivalents on Restricted Units that are not forfeited shall be payable in cash at the time of delivery of the payment for the Restricted Units in accordance with Section 9(e) hereof.
1.Other Stock-Based Awards. The Committee is authorized to grant to Participants Other Stock-Based Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Other Stock-Based Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property, or any combination of the foregoing, as the Committee shall determine and shall provide in the Award Notice.
2.Change in Control. The provisions of this Section 11 shall apply in the case of a Change in Control, unless otherwise provided in the Award Notice or separate agreement with a Participant governing an Award.
a.Acceleration of Awards. Upon the occurrence of a Change in Control, (i) outstanding Options and Stock Appreciation Rights shall become fully exercisable, and (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) outstanding Performance Shares shall be deemed to be earned at the target level. Subject to Section 14(c) hereof, awards of Performance Shares, Restricted Stock and Restricted Units shall be paid to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code). Any Awards of Options and Stock Appreciation Rights shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. Notwithstanding the foregoing, the Committee, in its discretion, may provide that upon acceleration of an Award under this Section 11: (A) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (B) that the Award will be settled in cash rather than Shares, (C) that the Award will be assumed by the surviving entity or otherwise be equitably converted or substituted in connection with such transaction as provided in Section 11(b) below, (D) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise price of the Award, or (E) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

b.Awards Assumed or Substituted in a Change of Control. Upon the occurrence of a Change in Control, any Awards (other than Performance Shares) may be assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, (i) all of that Participant's outstanding Options and Stock Appreciation Rights shall become fully exercisable, and (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse. Awards so assumed, converted or substituted shall be payable to the Participants in accordance with the provisions of Section 11(a) above. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
3.Term of the Plan.
a.Effective Date. The Plan shall be effective as of May __, 2024 (“Effective Date”).
b.Termination of the Plan. The Plan shall terminate on the tenth anniversary of the Effective Date unless sooner terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on date of termination of the Plan, and any such outstanding Award shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.
4.Changes in Capital Structure.
a.Mandatory Adjustments. In the event of a corporate transaction between the Company and its stockholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large special cash dividend), the authorization limits under Section 4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise of base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding shares of Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares, the authorization limits under Section 4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefore.
b.Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 13(a) above), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Shares, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction in accordance with Section 11(b), (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Shares will be modified, consistent with Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
c.General. Any discretionary adjustments made pursuant to this Section 13 shall be subject to the provisions of Section 14(o) hereof. To the extent that any adjustments made pursuant to this Section 13 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
d.Restrictions on Adjustments. In no event shall the adjustments described above, whether mandatory or discretionary, be made so as to change the time or form of payment under an Award that provides for deferred compensation within the meaning of Section 409A and the regulations promulgated thereunder.
5.General Provisions.
a.Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements shall have been made to satisfy any withholding tax obligations applicable with respect to such Award in accordance with the Plan and otherwise satisfactory to the Committee. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including Shares issuable pursuant to an Award) to satisfy, in whole or in part, the amount required to be withheld.
b.Award Notices. Each Award hereunder shall be evidenced in an Award Notice. The Award Notice shall be delivered to the Participant and specify the terms and conditions thereof and any rules applicable thereto. The terms of the Plan shall be incorporated into each Award Notice and the terms of the Plan shall govern any conflicts between the provisions of the Award Notice and the provisions of the Plan.

c.Compliance with Section 409A. It is intended that this Plan, as written and in operation, will be exempt from Section 409A. For purposes of determining whether Awards may be payable to a Participant in compliance with Code Section 409A, the Participant's Termination will be considered as having occurred for purposes of the Plan if the parties reasonably anticipate either (i) that Participant will no longer perform any services for the Company or a Subsidiary or (ii) that the level of bona fide services performed for the Company or a Subsidiary (whether as an Employee, Consultant or Director ) will permanently decrease to no more than 20% of the average level of bona fide services performed by Participant over the immediately preceding 36-month period (or the full period of services if Participant has been providing services to the Company and its Subsidiaries for less than 36 months). Notwithstanding the foregoing, if payment of any Award is deemed to be “nonqualified deferred compensation” under Section 409A, and if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(b)(i), the payment schedule for Awards shall be modified or adjusted to provide that no payments shall be made until the expiration of six (6) months following the date of Termination or Change in Control. In the event that payments are so delayed, a lump sum payment of the accumulated unpaid amounts attributable to the six (6) month period shall be made to Participant on the first day of the seventh month following the date of Termination or Change in Control. This six month delay shall not apply to any Awards which are not subject to the requirements of Section 409A of the Code by reason of their being separation pay upon an involuntary separation from service and their meeting the requirements and limitations of the regulations under the above referenced Code section. In no event shall the aggregate amount of Awards be reduced as a result of such modification or adjustment.
Notwithstanding the foregoing, the Committee shall not be granted and shall not exercise any discretion otherwise provided under the Plan to change the time of payments to Participants with respect to Awards that provide for deferred compensation within the meaning of Section 409A and the regulations promulgated thereunder. The terms of the Plan and any related Agreements with respect to Awards that provide for deferred compensation within the meaning of Section 409A and the regulations promulgated thereunder shall be interpreted by the Committee as necessary to comply with Section 409A.
a.Investment Representation. All Shares paid pursuant to the Plan are to be taken subject to an investment representation by the Participant or other recipient that any such Shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of legal counsel satisfactory to the Company.
b.Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.
c.Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made or to exercise any Options or Stock Appreciation Rights following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Company. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.
d.Executive Officer Holding Period. All Executive Officers must agree in writing to hold any Shares issued in respect of an Award for a minimum term of one year from the date of payment of the Award or exercise of the Option or Stock Appreciation Right., whichever is applicable.
e.Executive Officer Recoupment Policy. In the event that any Award is made to an Executive Officer that is based on financial results that subsequently require a restatement to the Corporation’s financial statements, the payment of any erroneously-awarded Award and any profit resulting from the sale of such Award shall be recouped by the Corporation pursuant to the Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments.
f.Employment Rights. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of the Participant's employer to terminate his or her employment at any time.
g.Expenses. The expenses of administering the Plan shall be borne by the Company.
h.No Rights to Awards, No Stockholder Rights. No Employee, Consultant or Director shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Employees, Consultants and Directors. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a stockholder with respect to any Shares to be issued under the Plan prior to the issuance thereof. For the avoidance of doubt, no person will have any voting rights or any rights to be paid dividends or other distributions for any unvested Awards.
i.Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.
j.Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:
“The shares of stock represented by this certificate are subject to the terms and conditions contained in the ProAssurance Corporation 2024 Equity Incentive Plan and the Award Agreement, dated as of , between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until .”
Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.
a.Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such amendment would constitute a
(x) material change, including, but not limited to:
(i) repricing of Awards,
(ii) reducing the exercise price of Options or Stock Appreciation Rights,
(iii) canceling an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the original exercise price;
(iv) canceling an outstanding Option or Stock Appreciation Right with an exercise price that is greater than the market price of the Company’s shares in exchange for another Award;
(v) canceling an outstanding Option or Stock Appreciation Right with an exercise price that is greater than the market price of the Company’s shares in exchange for cash;
(vi) buying out Awards with an exercise price that is greater than the market price of the Company’s shares, or
(y) revision that requires stockholder approval to comply with any of the following:
i.the corporate governance rules for listed companies on the New York Stock Exchange, including without limitation, Section 303A.08 of the Listed Company Manual;
ii.the exception for performance based compensation under Section 162(m) and the regulations promulgated thereunder; or
iii.the exemption from Section 16 of Exchange Act provided by SEC Rule 16b-3.
Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.
a.Amendment of Awards. The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that (i) no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant, (ii) no Performance Share shall be altered in a manner to increase the amount of compensation that would otherwise be due upon the attainment of the performance criteria; (iii) no outstanding Option may be altered in a manner that reduces the exercise price (except as provided in Section 13 hereof), and (iv) no outstanding Stock Appreciation Right may be altered in a manner that reduces the base price (except as provided in Section 13 hereof).
b.Application of Proceeds. The proceeds received by the Company from the sale of Shares under the Plan will be used for general corporate purposes.
c.Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing (1) such limitations on the Committee’s discretion under the Plan as the Committee deems necessary or desirable or (2) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All supplements adopted by the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
d.Compliance with Legal and Exchange Requirements. The Plan, the grant and exercise of Awards hereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may (i) postpone the exercise of Awards, the issuance or delivery of Shares under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, (ii) require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations, and (iii) pay the Participant, in lieu of Shares, cash in an amount based upon the Fair Market Value of a Share as of the date Shares would otherwise be issuable with respect to an Award. The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, and regulations. Any postponement of the exercise or settlement of any Award under this Section 14(q) shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) because of any actions taken pursuant to the provisions of this Section 14(q).
e.Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
Adopted by the Board of Directors of the Company on March 6, 2024 and approved by the stockholders of the Company as so adopted on [May 22, 2024].

PROASSURANCE.
Treated Fairly

PROASSURANCE CORPORATION
100 BROOKWOOD PLACE
BIRMINGHAM, AL 35209

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PROASSURANCE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bruce D. Angiolillo, J.D.
02) Richard J. Bielen, C.P.A.
03) Samuel A. Di Piazza, Jr., C.P.A.
04) Staci M. Pierce, J.D.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROASSURANCE
Treated Fairly

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V38564-P06137

PROASSURANCE CORPORATION
Annual Meeting of Stockholders
May 22, 2024 9:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of ProAssurance Corporation, or the "Company," acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated April 12, 2024, and the undersigned revokes all prior proxies and appoints Jeffrey P. Lisenby and Lee M. Pope, and each of them, as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held in the O'Neil Multimedia Room, on the fifth floor of the headquarters of the Company, 100 Brookwood Place, Birmingham, AL 35209, at 9:00 a.m., Central Daylight Time, on Wednesday, May 22, 2024, or at any adjournment, continuation or postponement thereof, and instructs said proxies to vote as indicated on the reverse.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED HEREIN AS DIRECTORS, FOR THE APPROVAL OF THE PROASSURANCE CORPORATION 2024 EQUITY INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR, FOR THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Continued and to be signed on reverse side